EXHIBIT 10.84

                                  $200,000,000



                      AMENDED AND RESTATED CREDIT AGREEMENT


                          Dated as of November 14, 1997



                                     BETWEEN



                               GCI HOLDINGS, INC.


                                       and


                           NATIONSBANK OF TEXAS, N.A.
                             As Administrative Agent


                         CREDIT LYONNAIS NEW YORK BRANCH
                             As Documentation Agent

                            TD SECURITIES(USA), INC.
                              As Syndication Agent







0100.0269\91958

                                TABLE OF CONTENTS

         ARTICLE I.  DEFINITIONS
         1.01.    Definitions...................................................................................  1
         1.02.    Accounting and Other Terms.................................................................... 27

         ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES

         2.01.    The Facility.................................................................................. 28
         2.02.    Making Advances Under the Revolving Loan...................................................... 28
         2.03.    Evidence of Indebtedness...................................................................... 30
         2.04.    Reduction of Commitments...................................................................... 30
         2.05.    Prepayments................................................................................... 34
         2.06.    Mandatory Repayment........................................................................... 37
         2.07.    Interest...................................................................................... 37
         2.08.    Default Interest.............................................................................. 38
         2.09.    Continuation and Conversion Elections......................................................... 38
         2.10.    Fees.......................................................................................... 39
         2.11.    Funding Losses................................................................................ 40
         2.12.    Computations and Manner of Payments........................................................... 40
         2.13.    Yield Protection.............................................................................. 41
         2.14.    Use of Proceeds............................................................................... 44
         2.15.    Collateral and Collateral Call................................................................ 44
         2.16.    Increase of Revolving Commitment.............................................................. 45

         ARTICLE III.  LETTERS OF CREDIT

         3.01.    Issuance of Letters of Credit................................................................. 46
         3.02.    Letters of Credit Fees........................................................................ 47
         3.03.    Reimbursement Obligations..................................................................... 47
         3.04.    Lenders' Obligations.......................................................................... 49
         3.05.    Administrative Agent's Obligations............................................................ 49

         ARTICLE IV.  CONDITIONS PRECEDENT

         4.01.    Conditions Precedent to the Initial Advance................................................... 50
         4.02.    Conditions Precedent to All Advances and Letters of Credit.................................... 52


0100.0269\91958

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         5.01.    Organization and Qualification................................................................ 53
         5.02.    Due Authorization; Validity................................................................... 54
         5.03.    Conflicting Agreements and Other Matters...................................................... 54
         5.04.    Financial Statements.......................................................................... 54
         5.05.    Litigation.................................................................................... 55
         5.06.    Compliance With Laws Regulating the Incurrence of Debt........................................ 55
         5.07.    Licenses, Title to Properties, and Related Matters............................................ 55
         5.08.    Outstanding Debt and Liens.................................................................... 56
         5.09.    Taxes......................................................................................... 56
         5.10.    ERISA......................................................................................... 57
         5.11.    Environmental Laws............................................................................ 57
         5.12.    Disclosure.................................................................................... 58
         5.13.    Investments; Restricted Subsidiaries.......................................................... 58
         5.14.    Certain Fees.................................................................................. 58
         5.15.    Intellectual Property......................................................................... 58
         5.16.    Due Authorization; Validity of the AUSP Financing Agreements and the Project Agreements....... 59
         5.17.    Conflicting  Agreements  and  Other  Matters  with the  AUSP  Financing  Agreements  and
                  Project Agreements............................................................................ 59
         5.18.    Survival of Representations and Warranties, etc............................................... 59

         ARTICLE VI.  AFFIRMATIVE COVENANTS

         6.01.    Compliance with Laws and Payment of Debt...................................................... 60
         6.02.    Insurance..................................................................................... 60
         6.03.    Inspection Rights............................................................................. 61
         6.04.    Records and Books of Account; Changes in GAAP................................................. 61
         6.05.    Reporting Requirements........................................................................ 61
         6.06.    Use of Proceeds............................................................................... 64
         6.07.    Maintenance of Existence and Assets........................................................... 64
         6.08.    Payment of Taxes.............................................................................. 64
         6.09.    Indemnity..................................................................................... 65
         6.10.    Interest Rate Hedging......................................................................... 66
         6.11.    Management Fees Paid and Earned............................................................... 66
         6.12.    Authorizations and Material Agreements........................................................ 66
         6.13.    Further Assurances............................................................................ 66
         6.14.    AUSP Financing................................................................................ 66
         6.15.    Subsidiaries and Other Obligors............................................................... 67
         6.16.    CoBank Participation Certificates............................................................. 67


0100.0269\91958                   ii

         ARTICLE VII.  NEGATIVE COVENANTS

         7.01.    Financial Covenants........................................................................... 67
         7.02.    Debt.......................................................................................... 68
         7.03.    Contingent Liabilities........................................................................ 69
         7.04.    Liens......................................................................................... 69
         7.05.    Dispositions of Assets........................................................................ 69
         7.06.    Distributions and Restricted Payments......................................................... 70
         7.07.    Merger; Consolidation......................................................................... 70
         7.08.    Business...................................................................................... 71
         7.09.    Transactions with Affiliates.................................................................. 71
         7.10.    Loans and Investments......................................................................... 72
         7.11.    Fiscal Year and Accounting Method............................................................. 73
         7.12.    Issuance of Partnership Interest and Capital Stock; Amendment of Articles and By-Laws......... 73
         7.13.    Change of Ownership........................................................................... 73
         7.14.    Sale and Leaseback............................................................................ 73
         7.15.    Compliance with ERISA......................................................................... 73
         7.16.    Rate Swap Exposure............................................................................ 74
         7.17.    Restricted Subsidiaries and Other Obligors.................................................... 74
         7.18.    Amendments to Material Agreements............................................................. 74
         7.19.    Limitation on Restrictive Agreements.......................................................... 74

         ARTICLE VIII.  EVENTS OF DEFAULT

         8.01.    Events of Default............................................................................. 75
         8.02.    Remedies Upon Default......................................................................... 80
         8.03.    Cumulative Rights............................................................................. 81
         8.04.    Waivers....................................................................................... 81
         8.05.    Performance by Administrative Agent or any Lender............................................. 81
         8.06.    Expenditures.................................................................................. 81
         8.07.    Control....................................................................................... 81

         ARTICLE IX.  THE ADMINISTRATIVE AGENT

         9.01.    Authorization and Action...................................................................... 82
         9.02.    Administrative Agent's Reliance, Etc.......................................................... 82
         9.03.    NationsBank of Texas, National Association and Affiliates..................................... 83
         9.04.    Lender Credit Decision........................................................................ 83
         9.05.    Indemnification by Lenders.................................................................... 83
         9.06.    Successor Administrative Agent................................................................ 83



0100.0269\91958                   iii

         ARTICLE X.  MISCELLANEOUS

         10.01.   Amendments and Waivers........................................................................ 84
         10.02.   Notices....................................................................................... 85
         10.03.   Parties in Interest........................................................................... 87
         10.04.   Assignments and Participations................................................................ 87
         10.05.   Sharing of Payments........................................................................... 88
         10.06.   Right of Set-off.............................................................................. 88
         10.07.   Costs, Expenses, and Taxes.................................................................... 88
         10.08.   Indemnification by the Borrower............................................................... 89
         10.09.   Rate Provision................................................................................ 90
         10.10.   Severability.................................................................................. 90
         10.11.   Exceptions to Covenants....................................................................... 90
         10.12.   Counterparts.................................................................................. 91
         10.13.   GOVERNING LAW; WAIVER OF JURY TRIAL........................................................... 91
         10.14.   ENTIRE AGREEMENT.............................................................................. 91




0100.0269\91958                   iv

                         TABLE OF SCHEDULES AND EXHIBITS



                                    SCHEDULES

         Schedule 1.01A    Systems
         Schedule 1.01B    AUSP Financing Agreements; Project Agreements
         Schedule 1.02     Prior Stock Lien on Capital Stock of GCI Leasing
         Schedule 3.23     Project Agreements
         Schedule 5.01     Organization and Qualification of the GCI Entities
         Schedule 5.03     Consents under Material Agreements
         Schedule 5.05     Litigation
         Schedule 5.07a    Authorizations
         Schedule 5.07b    County and State Locations of Assets
         Schedule 5.08a Debt,ContingentLiabilities and Liens of the Borrower and each other GCI Entity in Existence on the Closing Date
         Schedule 5.11 Environmental Liabilities of the GCI Entities on the Closing Date
         Schedule 5.13     Investments and GCI Entities
         Schedule 5.14     Fees Payable
         Schedule 7.02     Subordination Terms





                                    EXHIBITS


         Exhibit A       -       Form of Revolving Note
         Exhibit B       -       Assignment and Acceptance
         Exhibit C       -       Form of Pledge and Security Agreement
         Exhibit D       -       Form of Compliance Certificate
         Exhibit E       -       Form of Conversion/Continuation Notice
         Exhibit F       -       Form of Borrowing Notice
         Exhibit G       -       Form of Intercompany Notes
         Exhibit H       -       Form of Certificate



0100.0269\91958                  v

                               GCI HOLDINGS, INC.

                                  $200,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of November 14, 1997 and is between GCI HOLDINGS, INC., an Alaska corporation, (the "Borrower"), the Lenders from time to time party hereto or to an Assignment and Acceptance, and NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), as a Lender and Administrative Agent (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais") as Documentation Agent and TD SECURITIES (USA), INC. ("TD"), as Syndication Agent, (NationsBank, Credit Lyonnais and TD being collectively referred to herein as the "Managing Agents").


                                   BACKGROUND

         1. The Borrower, the Administrative Agent and the Lenders entered into a Credit Agreement dated as of August 1, 1997 (the "Original Credit Agreement") which provides for -an eight year reducing revolving credit facility in an amount up to $200,000,000 (which, under certain circumstances could be increased to $300,000,000), with a sub-facility for letters of credit up to $10,000,000.

         2. The Borrower, the Administrative Agent and the Lenders party hereto agree to amend and restate the Original Credit Agreement as follows:


                                    AGREEMENT

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):


0100.0269\91958

         "Administrative   Agent"   means   NationsBank   of   Texas,   National
Association, in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 9.06 hereof.

         "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person, and with respect to the Borrower, "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with GCI, the Borrower or any Subsidiary of the Borrower or GCI.

         "Agreement"  means  this  Credit  Agreement,   as  hereafter   amended,
modified, or supplemented in accordance with its terms.

         "Annualized Operating Cash Flow" means, as of any date of determination, the product of two times Operating Cash Flow for the two most recently ended fiscal quarters; provided that notwithstanding the preceding and any other provision in this Agreement or in the Loan Papers, Annualized Operating Cash Flow for any period prior to the Closing Date shall be determined by using the relevant financial information of the Restricted Subsidiaries.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1H"), if applicable, and if Art. 1H is not applicable, Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925 ("Art. 1D"), as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Advances hereunder.

         "Applicable Margin" means (i) with respect to the Base Rate Advances under the Facility, 1.125% per annum and (ii) with respect to LIBOR Advances under the Facility, 2.250% per annum. Notwithstanding the foregoing, effective three Business Days after receipt by the


0100.0269\91958                   2

Administrative Agent from the Borrower of a Compliance Certificate delivered to the Lenders for any reason and demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Total Leverage Ratio in Columns A and B below, in each case until the first succeeding Quarterly Date which is at least three Business Days after receipt by the
Administrative Agent from the Borrower of a Compliance Certificate, demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that, if there exists a Default or if the Total Leverage Ratio shall at any time be greater than or equal to 6.50 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition; provided further, that the Applicable Margin in effect on the Closing Date shall be determined pursuant to a Compliance Certificate delivered on the Closing Date, provided, further, that if the Borrower fails to deliver any financial statements to the Administrative Agent within the required time periods set forth in Sections 6.05(a) and Section 6.05(b) hereof, the Applicable Margin shall again be the respective amounts first set forth in this definition until the date which is three Business Days after the Administrative Agent receives financial statements from the Borrower which demonstrate that another Applicable Margin should be applied pursuant to the table set forth below; and provided further, that the Applicable Margin shall never be a negative number.

                                                                       Column A        Column B

Total Leverage Ratio                                                   Base Rate        LIBOR
Greater than or equal to
6.50 to 1.00                                                           1.125%           2.250%

Greater than or equal to
6.00 to 1.00 but less than
6.50 to 1.00                                                           0.750%           1.875%

Greater than or equal to
5.50 to 1.00 but less than
6.00 to 1.00                                                           0.500%           1.625%

Greater than or equal to
5.00 to 1.00 but less than
5.50 to 1.00                                                           0.250%           1.375%

Greater than or equal to
4.50 to 1.00 but less than
5.00 to 1.00                                                           0.000%           1.125%


0100.0269\91958                   3

Greater than or equal to
4.00 to 1.00 but less than
4.50 to 1.00                                                           0.000%           1.000%

Less than                                                              0.000%           0.750%
4.00 to 1.00

         "Application" means any stand-by letter of credit application delivered to Administrative Agent for or in connection with any Stand-By Letter of Credit pursuant to Article III hereof, in Administrative Agent's standard form for stand-by letters of credit.

         "Art. 1H" has the meaning specified in the definition herein of "Applicable Law".

         "Art. 1D" has the meaning specified in the definition herein of "Applicable Law".

         "Asset Sale" means any sale, disposition, liquidation, conveyance or transfer by the Borrower or any Restricted Subsidiary of any Property (or portion thereof) or an interest (other than Permitted Dispositions and Permitted Liens or a Lien granted to the Administrative Agent on behalf of the Lenders) therein, other than in the ordinary course of business.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of Exhibit B hereto, as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

         "Auditor" means KPMG Peat Marwick, L.L.P., or other independent certified public accountants selected by the Borrower and acceptable to Administrative Agent.

         "AUSP" means Alaska United Fiber System Partnership, an Alaska general partnership and Unrestricted Subsidiary, which is a wholly owned indirect Subsidiary of the Borrower.

         "AUSP Closing Date" means the closing date for the AUSP Financing, but in no event later than March 31, 1998.

         "AUSP Credit Agreement" means the Credit and Security Agreement among AUSP, the lenders referred to therein, Credit Lyonnais as administrative agent, NationsBank as syndication agent, and TD as documentation agent, substantially similar in all material respects in form and substance to the draft thereof dated November 5, 1997, as amended, restated or otherwise modified from time to time (it being understood that nothing herein shall be deemed to permit amendments contrary to Section 7.18 hereof).



0100.0269\91958                   4

         "AUSP Financing" means that certain credit facility for AUSP, in the maximum amount of $75,000,000 pursuant to the AUSP Credit Agreement.

         "AUSP Financing Agreements" means those certain credit, collateral and other agreements described on Schedule 1.01B hereto evidencing and related to the AUSP Financing, and such other agreements as may hereafter be entered into from time to time which materially and adversely affect the obligations of the Borrower or the Restricted Subsidiaries in connection with the AUSP Financing; such AUSP Financing Agreements to be substantially similar in all material respects in form and substance to drafts thereof dated November 4, 1997 and which may be amended, restated or otherwise modified from time to time.

         "Authorizations" means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, FCC Licenses.

         "Authorized Officer" means any of the President, Senior Vice President-Chief Financial Officer, Vice President-Chief Accounting Officer, Vice President-Finance, Secretary-Treasurer, or any other officer authorized by the Borrower from time to time of which the Administrative Agent has been notified in writing.

         "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

         "Base Rate Advance" means an Advance bearing interest at the Base Rate.

         "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of the Applicable Margin plus the greater of (i) the sum of Federal Funds Rate in effect from time to time plus .50% and (ii) the rate of interest as then in effect announced publicly by NationsBank of Texas, N.A. in Dallas, Texas from time to time as its U.S. dollar prime commercial lending rate (such rate may or may not be the lowest rate of interest charged by NationsBank from time to time). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate to account for such change.

         "Borrower" means GCI Holdings, Inc., an Alaska corporation.

         "Borrowing" means a borrowing under the Facility of the same Type made on the same day.

         "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.



0100.0269\91958                   5

         "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas and, if the applicable day relates to any notice, payment or calculation related to a LIBOR Advance, London, England.

         "Capital Expenditures" means the aggregate amount of all purchases or acquisitions of items considered to be capital items under GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, and the acquisition of realty, tools, equipment, and fixed assets, and any deferred costs associated with any of the foregoing.

         "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

         "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $250,000,000, which certificates, deposits, and accounts mature within one year from the date of investment and are fully insured as to principal by the FDIC, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc. on the date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc.

         "Change of Control" means the occurrence of one or more of the following events: (a) any change in the ownership of the Borrower or any Restricted Subsidiary (except any change due to any merger or consolidation among the Wholly-Owned Subsidiaries) or (b) any change in the ownership of GCI resulting in MCI or any of its wholly-owned Subsidiaries, owning less than 18% of the total combined voting power of GCI, or (c) MCI shall at any time have less than two representatives sitting on the GCI's Board of Directors.

         "Closing Date" means August 1, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.



0100.0269\91958                   6

         "Collateral" means all "collateral" referred to in any Loan Paper and all other property which is or may be subject to a Lien in favor or for the benefit of Administrative Agent on behalf of Lenders or any Lender to secure the Obligations, including, without limitation, "Collateral" as defined in Section 2.15(a) hereof.

         "Commitment Fees" means each of the fees described in Sections 2.10(a) and 2.10(b) hereof.

         "Completion Guaranty" means that certain completion guaranty from the Borrower that is a Project Agreement and is substantially similar in all material respects in form and substance to the draft thereof dated November 4, 1997, as such guaranty may be amended, restated or otherwise modified from time to time.

         "Compliance Certificate" means a certificate of an Authorized Officer of the Borrower acceptable to Administrative Agent, in the form of Exhibit D hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to each of the covenants described in Section 7.01 hereof.

         "Consequential Loss," with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) (subject to Administrative Agents' prior consent), a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) or Section 2.09 hereof, or (c) any of the circumstances specified in Section 2.04, Section 2.05 and Section 2.06 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in
Section 2.04, Section 2.05, and Section 2.06 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, conclusive and binding.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without


0100.0269\91958                   7
limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

         "Continue,"   "Continuation"   and   "Continued"   each  refer  to  the
continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

         "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) it shall include any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (b) any Person which beneficially owns 5% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, (c) any general partner of any partnership shall be conclusively presumed to control such partnership, (d) any other Person who is a member of the immediate family (including parents, spouse, siblings and children) of any general partner of a partnership, and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust, or is the executor, administrator or other personal representative of such Person, shall be conclusively presumed to control such Person, and (e) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion  Date"  means the date that is 364 days  after the  Closing
Date.

         "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to


0100.0269\91958                   8
consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

         "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit (or applications for letters of credit) or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and (d) all obligations of such Person secured by a Lien on any assets or property of any Person.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

         "Default" means any event specified in Section 8.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of capital stock or other equity interest of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such Person.

         "Eligible Assignee" means (a) any Bank Affiliate, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.



0100.0269\91958                   9

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of GCI, the Borrower or any Subsidiary of GCI or the Borrower, or is under common control with GCI, the Borrower or any Subsidiary of GCI or the Borrower, within the meaning of Section 414(c) of the Code.

         "ERISA  Event"  means (a) a  reportable  event,  within the  meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan in a distress situation, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (d) the withdrawal by the Borrower, any Subsidiary of the Borrower or GCI, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (e) the failure by the Borrower, any Subsidiary of the Borrower or either Parent, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" means any of the events specified in Section 8.01 hereof, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "Excess Cash Flow" means, for the most recently completed fiscal year, the difference between Operating Cash Flow for such year minus the sum of (a) Total Interest Expense for such year, plus (b) scheduled repayments of principal of Total Debt (whether by installment or as a result of a scheduled reduction in a revolving commitment, or otherwise) for such year, plus (c) permitted payments or loans made to AUSP with cash from the operations of the Borrower or its Restricted Subsidiaries during such year, plus (d) Capital Expenditures made during such year and financed with cash from operations of the Borrower or its Restricted Subsidiaries, plus (e) not more than $2,000,000 in working capital of the Borrower, plus (f) cash taxes for GCII, the Borrower and its Restricted Subsidiaries with respect to such year, whether accrued or paid.

         "Facility" means the Revolving Loan.

         "FCC" means the Federal Communications Commission and any successor thereto.



0100.0269\91958                   10

         "FCC License" means any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended, and any other FCC license from time to time necessary or advisable for the operation of the Parent's, the Borrower's or any of their Subsidiaries' business.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means that certain letter agreement, dated June 30, 1997, addressed to the Borrower and acknowledged by the Borrower, and describing certain fees payable to the Administrative Agent in connection with this Agreement and the Facility, and such other fee letter agreements as may be executed from time to time among the parties hereto, as each may be amended, modified, substituted or replaced by the parties thereto.

         "Fiber Lease" means that certain lease agreement entered into by GCI Communication Corp. with AUSP, for lease of a portion of AUSP's fiber network, which lease constitutes a Project Agreement and is substantially similar in all material respects in form and substance to the draft thereof dated November 4, 1997, as such agreement may be amended, restated, or otherwise modified from time to time.

         "Fixed Charges" means, for the most recently completed four fiscal quarters, the sum of (a) cash Total Interest Expense paid or accrued, plus (b) scheduled repayments of principal of Total Debt (whether by installment or as a result of a scheduled reduction in a revolving commitment, or otherwise), plus
(c) cash taxes paid or accrued for GCII, the Borrower and its Restricted Subsidiaries, plus (d) cash payments (in the form of capital contributions, loans, advances or otherwise) made to Unrestricted Subsidiaries (including, without limitation, AUSP, except scheduled lease payments made pursuant to the Fiber Lease, and scheduled payments under the O&M Contract that is a Project Agreement), plus (e) Capital Expenditures made by any of the Borrower and its Restricted Subsidiaries.

         "Fixed Charges Coverage Ratio" means the ratio of Annualized Operating Cash Flow to Fixed Charges.

         "Funded Debt" means, without duplication, with respect to any Person, all Debt of such Person, determined on a consolidated basis and measured in accordance with GAAP that is either


0100.0269\91958                   11

(a) Debt for Borrowed Money, (b) Debt having a final maturity (or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments are required to be made less than one year after such date, (c) Capital Lease obligations (without duplication), (d) reimbursement obligations relating to letters of credit, without duplication, (e) Contingent Liabilities relating to any of the foregoing (without duplication), (f) Withdrawal Liability, (g) Debt, if any, associated with Interest Hedge Agreements, (h) payments due under Non-Compete Agreements, plus (i) payments due for the deferred purchase price of property and services (but excluding trade payables that are less than 90 days old and any thereof that are being contested in good faith).

         "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

         "GCI" means General Communication, Inc., an Alaska corporation, and immediate parent and holder of 100% of the Capital Stock of GCII.

         "GCI Entities" means the Borrower, the Parents, each Restricted Subsidiary and each Guarantor from time to time in existence, and any other Person from time to time constituting a Subsidiary of Parents or the Borrower, except the Unrestricted Subsidiaries.

         "GCII" means GCI, Inc., an Alaska corporation, and immediate parent and holder of 100% of the Capital Stock of the Borrower.

         "Guarantors" means GCII, GCI Communication Services, Inc., GCI Leasing Co., Inc., GCI Communication Corp. (including, without limitation, the Long Distance Division and the Local & Wireless Division), GCI Cable, Inc., each Subsidiary of GCI Cable, Inc., each other Restricted Subsidiary and each other Person from time to time guaranteeing payment of the Obligations to the Administrative Agent and Lenders.

         "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in its Debt).



0100.0269\91958                   12

         "Hazardous Materials" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. ss. 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. ss. 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Administrative Agent is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, such Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Art. lH; or (b) either the annualized ceiling or quarterly ceiling computed pursuant to
 .008 of Art. 1D; provided, however, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections
 .009(a) and .009(b) of said Art.
lD shall control for purposes of such determination, as applicable.

         "Indemnitees" has the meaning ascribed thereto in Section 6.09 hereof.

         "Indenture" means the Indenture dated as of August 1, 1997, between GCII and The Bank of New York, as Trustee, providing for the Senior Notes.

         "Initial Advance" means the initial Advance made in accordance with the terms hereof, which shall only be after the Borrower has satisfied each of the conditions set forth in Section 4.01 and Section 4.02 hereof (or any such condition shall have been waived by each Lender).

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Intercompany Notes" means those notes, substantially in the form of Exhibit G hereto, evidencing loans and/or advances made by the Borrower to AUSP under the Keepwell Agreement or the Completion Guaranty, and made in accordance with the terms of Section 7.10(g) hereof.



0100.0269\91958                   13

         "Interest Coverage Ratio" means as of any date of determination, the ratio of (a) Annualized Operating Cash Flow to (b) Total Interest Expense for the most recently completed four fiscal quarters, provided that, notwithstanding the preceding and any other provision in this Agreement or in the Loan Papers, for the first three fiscal quarters after the Closing Date only, Annualized Operating Cash Flow and Total Interest Expense shall be determined by annualizing the relevant financial information of GCII, the Borrower and the Restricted Subsidiaries from the Closing Date through the date of determination; and provided further that notwithstanding the preceding and any other provision in this Agreement or in the Loan Papers, Annualized Operating Cash Flow and Total Interest Expense for any period prior to the Closing Date shall be determined by using the relevant financial information of the Restricted Subsidiaries.

         "Interest Hedge Agreements" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility, or foreign currency hedge, exchange or similar agreements, on terms and conditions reasonably acceptable to Administrative Agent (evidenced by Administrative Agent's consent in writing), as such agreements or arrangements may be modified, supplemented, and in effect from time to time, and notwithstanding the above, fixed rate Debt for Borrowed Money shall be deemed an Interest Hedge Agreement.

         "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, two, three or six months thereafter (as the Borrower shall select) provided, however, that:

                  (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.



0100.0269\91958                   14

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

         "Keepwell Agreement" means that certain operating keepwell agreement among the Borrower, AUSP, and Credit Lyonnais as administrative agent under the AUSP Credit Agreement, which such agreement is a Project Agreement and is substantially similar in all material respects in form and substance to the draft thereof dated November 4, 1997, as such agreement may be amended, restated, or otherwise modified from time to time.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "Lease Guaranty" means that certain lease guaranty agreement among the Borrower, AUSP, and Credit Lyonnais as administrative agent under the AUSP Credit Agreement, which such agreement is a Project Agreement and is substantially similar in all material respects in form and substance to the draft thereof dated November 4, 1997, as such agreement may be amended, restated, or otherwise modified from time to time.

         "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof, for so long as any such Person is owed any portion of the Obligations or obligated to make any Advances under the Revolving Loan.

         "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of such Lender, branch or affiliate identified as such on the signature pages hereof, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fees will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

         "Letters of Credit" means the irrevocable standby letters of credit issued by Administrative Agent under and pursuant to Article III hereof, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.



0100.0269\91958                   15

         "Letter of Credit  Commitment"  means an amount  equal to the lesser of
(i) the Revolving Unused Commitment and (ii) $10,000,000.

         "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

         "LIBOR Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate Basis plus the Applicable Margin. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

         "LIBOR Rate Basis" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "License" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, including FCC Licenses.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.



0100.0269\91958                   16

         "Loan Papers" means this Agreement; the Notes; Interest Rate Hedge Agreements executed among any GCI Entity and any Lender or Bank Affiliate; all Pledge Agreements; all Guaranties executed by any Person guaranteeing payment of any portion of the Obligations; all Fee Letters; all Letters of Credit, all Applications and all documentation related to any Letter of Credit; each Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; assignments, security agreements and pledge agreements granting any interest in any of the Collateral; stock certificates and partnership agreements constituting part of the Collateral; mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any portion of the Collateral, or related to the perfection and/or the transfer thereof, all collateral assignments or other agreements granting a Lien on any intercompany note, including without limitation, the Intercompany Notes; and all other documents, instruments, agreements or certificates executed or delivered by the Borrower or any other GCI Entity, as security for the Borrower's obligations hereunder, in connection with the loans to the Borrower or otherwise; as each such document shall, with the consent of the Lenders pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

         "Local Telephone Business" means the local telephone business of the Borrower and its Restricted Subsidiaries in (i) Anchorage, Alaska, for which GCI Communication Corp. received its authority to operate from the Alaskan Public Utilities Commission on February 4, 1997 and (ii) elsewhere in Alaska for which Borrower or any Restricted Subsidiary receives authority to operate from the Alaska Public Utilities Commission.

         "Majority Lenders" means any combination of Lenders having at least 66.67% of the aggregate amount of Advances under the Facility; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.67% of the Facility.

         "Management Fees" means all fees from time to time directly or indirectly (including any payments made pursuant to guarantees of such fees) paid or payable by the Borrower, any GCI Entity or any of the Restricted Subsidiaries to any Person for management services for managing any portion of any System.

         "Managing Agents" means NationsBank, Credit Lyonnais and TD.

         "Material Adverse Change" means any circumstance or event that (a) can reasonably be expected to cause a Default or an Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of the Borrower and the Restricted Subsidiaries taken as a whole or any other GCI Entity, or (ii) be material and adverse to the financial condition, business operations, prospects or Properties of the Borrower and the Restricted Subsidiaries taken as a whole or any other GCI Entity, or (c) in any manner


0100.0269\91958                   17
whatsoever does or can reasonably be expected to materially and adversely affect the validity or enforceability of any of the Loan Papers.

         "Maturity Date" means July 31, 2005, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Administrative Agent or any Lender is permitted to charge on the Obligations.

         "MCI" means (i) prior to the effective date of the merger of MCI Telecommunications Corporation into British Telecommunications, PLC, MCI Telecommunications Corporation and (ii) on and after the effective date of the merger of MCI Telecommunications Corporation into British Telecommunications, PLC, British Telecommunications, PLC.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary of the Borrower or GCI or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         "Multiple  Employer  Plan" means a single  employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower, any Subsidiary of the Borrower or GCI, or any ERISA Affiliate and at least one Person other than the Borrower, any Subsidiary of the Borrower or GCI, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, any Subsidiary of the Borrower or GCI, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Proceeds" means the gross proceeds received by the Borrower or any Restricted Subsidiary in connection with or as a result of any Asset Sale, minus (so long as each of the following are estimated in good faith by the Vice President - Chief Financial Officer of the Borrower or such Restricted Subsidiary and certified to the Lenders in reasonable detail by an Authorized Officer) (a) amounts paid or reserved in good faith, if any, for taxes payable with respect to such Asset Sale in an amount equal to the tax liability of the Borrower or any Restricted Subsidiary in respect of such sale (taking into account all other tax benefits of each of the parties) and (b) reasonable and customary transaction costs payable by the Borrower or any Restricted Subsidiary related to such sale.

         "Net Total Interest Expense" means as of any date of determination for any period of calculation, all the Borrower's and the Restricted Subsidiaries' consolidated interest expense included in a consolidated income statement (without deduction of interest income) on Senior Debt for such period calculated on a consolidated basis in accordance with GAAP, including


0100.0269\91958                   18
without limitation or duplication (or, to the extent not so included, with the addition of) for the Borrower and the Restricted Subsidiaries: (a) the amortization of Debt discounts; (b) any commitment fees or agency fees related to any Senior Debt, but specifically excluding any one-time facility and/or arrangement fees; (c) any fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities; (d) fees and expenses with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; (e) preferred stock Distributions for the Borrower and the Restricted Subsidiaries declared and payable in cash; and (f) interest capitalized in accordance with GAAP.

         "Non-Compete Agreement" means any agreement or related set of agreements under which the Borrower or any Restricted Subsidiary agrees to pay money in one or more installments to one or more Persons in exchange for agreements from such Persons to refrain from competing with the Borrower or such Restricted Subsidiary in a certain line of business in a specific geographical area for a certain time period, or pursuant to which any Person agrees to limit or restrict its right to engage, directly or indirectly, in the same or similar industry for any period of time for any geographic location.

         "Notes" means all Revolving Notes in effect from time to time, and "Note" means any of such notes, as applicable.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other GCI Entity to Lenders and Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by Lenders and Administrative Agent for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other GCI Entity and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other GCI Entity or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other GCI Entity or any other Person under any Debtor Relief Law).



0100.0269\91958                   19

         "O&M Contract" means the Operation and Maintenance Contract between AUSP and GCI Communication Corp., which agreement is a Project Agreement and is substantially similar in all material respects in form and substance to the draft thereof dated October 30, 1997, as such contract may be amended, restated, or otherwise modified from time to time.

         "Operating  Cash  Flow"  means,  for the  Borrower  and the  Restricted
Subsidiaries,   for  any  period,   determined  in  accordance  with  GAAP,  the
consolidated net income (loss) for such period taken as a single accounting period, excluding extraordinary gains and losses, plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income: (a) depreciation expense, (b) amortization expense and other non-cash charges reducing income, (c) Net Total Interest Expense, (d) cash income tax expense for the Borrower and Restricted Subsidiaries plus (e) deferred income Taxes for the Borrower and Restricted Subsidiaries; provided, the calculation is made after giving effect to acquisitions and dispositions of assets of the Borrower or any Restricted Subsidiary during such period as if such transactions had occurred on the first day of such period.

         "Operating Leases" means operating leases, as defined in accordance with GAAP.

         "Parents" means, collectively, GCI and GCII.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Permitted Dispositions" means any sale, assignment, disposition, conveyance or transfer of any agreements, licenses, permits, franchises, contract rights, documents, instruments or other Property or any interest therein, related to the construction, operation or maintenance of AUSP's fiber network including, without limitation, the agreements listed on Schedule 3.23 to this Agreement.

         "Permitted Liens" means

                  (a) those imposed by the Loan Papers and in connection with the Revolver/Term Credit Agreement;

                  (b)   Liens  in   connection   with   workers'   compensation,
unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

                  (c) deposits, pledges or liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;



0100.0269\91958                   20

                  (d) mechanics', worker's, carriers, warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted;

                  (e) Liens for taxes, assessments, fees or governmental charges or levies not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such GCI Entity;

                  (f) Liens or attachments, judgments or awards against the Borrower or any other GCI Entity with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, and which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such other GCI Entity;

                  (g)  Liens in  existence  on the  Closing  Date  described  on
Schedule 5.08(a) hereto;

                  (h) statutory Liens in favor of CoBank with respect to the Participation Certificates (as defined in Section 6.16) and of lessors arising in connection with Property leased to the Borrower or any other GCI Entity; and

                  (i) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of the Borrower or such GCI Entity.

         "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pledge Agreement" means each Security Agreement and each Pledge and Security Agreement, whereby the Pledged Interests are pledged to Administrative Agent and a security interest is granted in the assets of the Borrower and Restricted Subsidiaries to secure the Obligations, each substantially in the form of Exhibit C hereto, as each such agreement may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.



0100.0269\91958                   21

         "Pledged Interests" means (a) a first perfected security interest in 100% of the Capital Stock of the Borrower; (b) a first perfected security interest in 100% of the Capital Stock of GCI Communication Services, Inc., and GCI Communication Corp.; (c) subject to the Prior Stock Lien, a first perfected security interest in 100% of the Capital Stock of GCI Leasing Co., Inc.; and (d) a first perfected security interest in 100% of the Capital Stock of GCI Cable, Inc. each Subsidiary of GCI Cable, Inc., and each other Restricted Subsidiary, if any, now existing or hereafter formed or acquired.

         "Prior Stock Lien" means those certain Liens in the stock of GCI Leasing Co., Inc. and such other Liens as are listed on Schedule 1.02 hereto.

         "Prime Management Agreement" means that certain Management Agreement, between GCI Cable, Inc. and Prime II Management, L.P., dated October 31, 1996.

         "Pro Forma Debt Service" means, for GCII, the Borrower and its Restricted Subsidiaries for the four full fiscal quarters immediately following the date of determination, the sum of (a) cash Total Interest Expense (using the interest rates in effect on the date of determination to project interest rates for any Total Debt subject to a floating interest rate), plus (b) scheduled repayments of principal of Total Debt (whether by installment or as a result of a scheduled reduction in a revolving commitment, or otherwise).

         "Pro Forma Debt Service Coverage Ratio" means the ratio of Annualized Operating Cash Flow to Pro Forma Debt Service.

         "Prohibited Transaction" has the meaning specified therefor in Section 4975 of the Code or Section 406 of ERISA.

         "Project Agreements" means those "Projects Agreements" as defined in the AUSP Credit Agreement and as described on Schedule 1.01B hereto, and such other agreements as may hereafter be entered into from time to time which materially and adversely affect the obligations of the Borrower or the Restricted Subsidiaries with respect to the AUSP Financing; such Project Agreements to be substantially similar in all material respects in form and substance to drafts thereof dated draft November 4, 1997 (except for the O&M Contract), as amended, restated, or otherwise modified from time to time.

         "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement, commencing on September 30, 1997.

         "Ratable" means, as to any Lender, in accordance with its Specified Percentage.



0100.0269\91958                   22

         "Reduction   Percentage"   means  that   percentage  of  the  Revolving
Commitment as the Revolving Commitment is in effect on June 30, 2000.

         "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance (or any performance thereof) at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Regulatory Change" means any change after the date hereof in federal, state, or foreign Laws (including the introduction of any new Law) or the adoption or making after such date of any interpretations, directives, or requests of or under any federal, state, or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes any Lender, excluding, however, any such change which results in an adjustment of the LIBOR Reserve Percentage and the effect of which is reflected in a change in the LIBOR Rate as provided in the definition of such term.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Restricted Payments" means (a) any direct or indirect distribution, Distribution or other payment on account of any general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of Capital Stock or other securities of, the Borrower or any Restricted Subsidiary; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, Funded Debt of GCII, the Borrower or any Restricted Subsidiary (excluding the Obligations and the obligations under the Revolver/Term Credit Agreement); (c) any Management Fee or any management, consulting or other similar fees, or any interest thereon, payable by the Borrower or any Restricted Subsidiary to any Affiliate of the Borrower or Parents or to any other Person; (d) any administration fee or any administration, consulting or other similar fees, or any interest thereon, payable by the Borrower or any Restricted Subsidiary to any Affiliate of Parents or the Borrower or to any other Person (excluding the payment of compensation (including, amounts paid pursuant to employee benefit plans) in the ordinary course of business for the personal services of officers, directors and employees of Parents, the Borrower or any of its Restricted Subsidiaries, so long as the Board of Directors of Parents and the Borrower in good faith shall have approved the terms thereof and


0100.0269\91958                   23
deemed the services therefore or thereafter to be performed for such compensation or fees to be fair consideration therefor); (e) any payments of any amounts owing under any Non-Compete Agreements; and (f) fees, loans or other payments or advances by the Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary or any other Affiliate of the Parents or the Borrower, except to the extent such payments are permitted in accordance with the terms of
Section 7.09 hereof.

         "Restricted Subsidiaries" means GCI Communication Services, Inc., GCI Leasing Co., Inc., GCI Communication Corp. (including, without limitation, the Long Distance Division and the Local & Wireless Division), GCI Cable, Inc., each Subsidiary of GCI Cable, Inc., and any other Subsidiary, now or hereafter created or acquired, of the Borrower or the Parents, other than Unrestricted Subsidiaries, in each case that engages in either the operation of (a) switched message long distance telephone systems and ancillary services including DAMA, cellular resale and PCS systems, (b) cable distribution operations, or (c) the Local Telephone Business and "Restricted Subsidiary" means any one of them, as applicable in the context.

         "Revolver/Term Commitment" has the meaning ascribed to it in the Revolver/Term Credit Agreement.

         "Revolver/Term Credit Agreement" means the $50,000,000 Amended and Restated Credit Agreement, of even date herewith, between the Borrower, the Administrative Agent and the Lenders, as amended, restated or otherwise modified from time to time.

         "Revolving Commitment" means, with respect to the Revolving Loan, $200,000,000, as such amount may be reduced from time to time in accordance with the terms of Section 2.04 hereof, or increased in accordance with Section 2.16 hereof.

         "Revolving Loan" means that certain Revolving Loan made to the Borrower on the Closing Date until the Maturity Date in accordance with Section 2.01(a) hereof.

         "Revolving Notes" means the promissory notes of the Borrower evidencing the Advances and obligations owing hereunder to each Lender under the Revolving Loan, in substantially the form of Exhibit A hereto, each payable to the order of each Lender, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

         "Revolving Unused Commitment" means, on any date of determination, the Revolving Commitment as in effect on such date, minus all outstanding Advances made under the Revolving Loan on such date.

         "Rights" means rights, remedies, powers, and privileges.



0100.0269\91958                   24

         "Senior Debt" means, without duplication, with respect to the Borrower and the Restricted Subsidiaries, the sum of all Funded Debt of the Borrower and the Restricted Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

         "Senior Leverage Ratio" means as of any date of determination, the ratio of (a) Senior Debt on such date of determination to (b) Annualized Operating Cash Flow, all calculated for the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

         "Senior Notes" means those certain $180,000,000 9-3\4% Senior Notes due 2007 issued by GCII, pursuant to and in accordance with the Indenture.

         "Single  Employer  Plan" means a single  employer  plan,  as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan, that is maintained for employees of the Borrower or any ERISA Affiliate.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Agent, or such other counsel selected by the Administrative Agent from time to time.

         "Specified   Percentage"  means,  as  to  any  Lender,  the  percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance, or amendment to this Agreement.

         "Subordinated Debt" means subordinated indebtedness of the Borrower incurred in accordance with the terms of Section 7.02(f)(ii) hereof.

         "Subordination Agreement" means the Subordination Agreement among the Borrower, AUSP, GCI Transport Co., Inc. and Credit Lyonnais as administrative agent under the AUSP Credit Agreement, which agreement is substantially similar in all material respects in form and substance to the draft thereof dated November 4, 1997, as such agreement may be amended, restated or otherwise modified from time to time.



0100.0269\91958                   25

         "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of:

                  (a) the outstanding Capital Stock having voting power to elect a majority of the Board of Directors of such corporation (or other Persons performing similar functions of such entity, and irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or

                  (c)      the beneficial interest of such trust or estate,

         is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more of its Subsidiaries or (iii) one or more of such Person's Subsidiaries.

         "System" or "Systems"  means the Borrower's and the other GCI Entities'
(a) switched message long distance telephone systems and ancillary services including DAMA, cellular resale and PCS systems between Alaska and the contiguous states and the foreign countries listed on Schedule 1.01A hereto, and any and all other switched message long distance telephone systems, DAMA, cellular resale and PCS systems acquired or owned by the Parents, the Borrower, any of the Restricted Subsidiaries and any of the other GCI Entities from time to time, (b) cable distribution systems owned or acquired by the Borrower or any of its Restricted Subsidiaries which receives audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to persons who pay to receive such signals, and (c) the Local Telephone Business, and all other such systems owned by the Borrower or any other GCI Entity from time to time.

         "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

         "Total Debt" means, without duplication, with respect to GCII, the Borrower and the Restricted Subsidiaries, the sum of all Funded Debt, calculated on a consolidated basis in accordance with GAAP.

         "Total Interest Expense" means as of any date of determination for any period of calculation, GCII's, the Borrower's and the Restricted Subsidiaries' consolidated interest expense included in a consolidated income statement (without deduction of interest income) on Total Debt for such period calculated on a consolidated basis in accordance with GAAP, including without


0100.0269\91958                   26
limitation or duplication (or, to the extent not so included, with the addition of) for GCII, the Borrower and the Restricted Subsidiaries: (a) the amortization of Debt discounts; (b) any commitment fees or agency fees related to any Funded Debt, but specifically excluding any one-time facility and/or arrangement fees;
(c) any fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities; (d) fees and expenses with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; (e) preferred stock Distributions for GCII, the Borrower and the Restricted Subsidiaries declared and payable in cash; and (f) interest capitalized in accordance with GAAP.

         "Total Leverage Ratio" means as of any date of determination, the ratio of (a) Total Debt of GCII, the Borrower and the Restricted Subsidiaries on such date of determination to (b) Annualized Operating Cash Flow, all calculated on a consolidated basis in accordance with GAAP consistently applied.

         "Tribunal"   means   any   state,   commonwealth,   federal,   foreign,
territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

         "UCC" means the Uniform Commercial Code as adopted in the State of Texas.

         "Unrestricted Subsidiary" means GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., Fiber Hold Co., Inc. and AUSP, and, with the prior written consent of the Majority Lenders, any other Subsidiary of the Parents designated as a "Unrestricted Subsidiary" by the Borrower from time to time.

         "Wholly-Owned Subsidiary" means any Subsidiary of the Borrower that is owned 100% by the Borrower or either of the Parents, directly or indirectly, except any Unrestricted Subsidiary.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for Borrower and the Restricted Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other


0100.0269\91958                   27
genders. Except where the context otherwise requires, all references to time are deemed to be Central Standard time.


                    ARTICLE II. AMOUNTS AND TERMS OF ADVANCES


         2.01. The Facility. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, from the Closing Date until the Maturity Date, to make Advances under the Revolving Loan to the Borrower on any Business Day during the period from the Closing Date of this Agreement until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the difference between (i) the Revolving Commitment minus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit. Subject to the terms and conditions of this Agreement, until the Maturity Date, the Borrower may borrow, repay and reborrow the Advances under the Revolving Loan.

         2.02 Making Advances Under the Revolving Loan

         (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances and (ii) not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy, promptly confirmed by letter, in substantially the form of Exhibit F hereto specifying therein:

                   (i) the date of such proposed Borrowing, which shall be a Business Day;

                  (ii) the amount of such proposed Borrowing which (A) shall not when aggregated together with all other outstanding Advances under the Revolving Loan plus the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Revolving Commitment, and (B) shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof;

                  (iii) the Type of Advances of which the Borrowing is to be comprised; and



0100.0269\91958                   28

                  (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

         If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be three months. Each Lender shall, before 1:00 p.m. on the date of each Advance under the Revolving Loan (other than a Refinancing Advance), make available to

                              Administrative Agent
                                NationsBank Plaza
                                 901 Main Street
                                   14th Floor
                               Dallas, Texas 75202

such Lender's Specified Percentage of the aggregate Advances under the Revolving Loan to be made on that day in immediately available funds.

         (b) Unless any applicable condition specified in Article IV hereof has not been satisfied, Administrative Agent will make the funds on Advances under the Facility promptly available to the Borrower (other than with respect to a Refinancing Advance) at such account as shall have been specified by the Borrower.

         (c) After giving effect to any Borrowing, (i) there shall not be more than eight different Interest Periods in the aggregate in effect under the Facility and under the Revolver/Term Credit Agreement, and (ii) the aggregate principal of outstanding Advances under the Revolving Loan plus the sum of the aggregate face amount of all outstanding Letters of Credit plus, without duplication, all reimbursement obligations related to any draw on any Letter of Credit, shall not exceed the Revolving Commitment.

         (d) No Interest Period for a Borrowing under the Facility shall extend beyond the Maturity Date.

         (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a), and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and
(ii) in the case of such Lender, the Federal Funds Rate.



0100.0269\91958                   29

         (f) The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

         (g) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) the Borrower's requesting that an Advance not be made on the date specified in the Borrowing Notice.

         2.03 Evidence of Indebtedness.

         (a) The obligations of the Borrower with respect to the Letters of Credit and all Advances under the Revolving Loan made by each Lender shall be evidenced by a Revolving Note in the form of Exhibit A hereto and in the amount of such Lender's Specified Percentage of the Revolving Commitment (as the same may be modified pursuant to Section 10.04 hereof).

         (b) Absent manifest error, Administrative Agent's and each Lender's records shall be conclusive as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

         2.04 Reduction of Commitments.

         (a) Voluntary Commitment Reduction. The Borrower shall have the right from time to time upon notice by the Borrower to the Administrative Agent not later than 1:00 p.m., three Business Days in advance, to reduce the Revolving Commitment in whole or in part; provided, however, that the Borrower shall pay the accrued commitment fee on the amount of each such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $1,000,000 and an integral multiple of $500,000. Such notice shall specify the amount of reduction and the proposed date of such reduction.

         (b)  Mandatory Commitment Reductions.

                   (i)     Scheduled Reductions in the Revolving Commitment.

                      (A)  Scheduled  Quarterly   Reductions  in  the  Revolving
                  Commitment.  Commencing  September  30,  2000,  the  Revolving
                  Commitment in effect on such date shall be reduced  thereafter from time to time by the Reduction  Percentage set forth below on such dates as are set forth below:
                           Date of Reduction         Reduction Percentage
                           -----------------         --------------------


0100.0269\91958                   30

                           September 30, 2000                 3.750%
                           December 31, 2000                  3.750%

                           March 31, 2001                     3.750%
                           June 30, 2001                      3.750%
                           September 30, 2001                 3.750%
                           December 31, 2001                  3.750%

                           March 31, 2002                     5.000%
                           June 30, 2002                      5.000%
                           September 30, 2002                 5.000%
                           December 31, 2002                  5.000%

                           March 31, 2003                     5.000%
                           June 30, 2003                      5.000%
                           September 30, 2003                 5.000%
                           December 31, 2003                  5.000%

                           March 31, 2004                     5.625%
                           June 30, 2004                      5.625%
                           September 30, 2004                 5.625%
                           December 31, 2004                  5.625%

                           March 31, 2005                     7.500%
                           July 31, 2005                      7.500%, and the
                                                              Revolving Commitment
                                                              shall be zero

                      (B) Final  Maturity - The  Revolving  Loan.  The Revolving
                  Commitment shall be reduced to zero on the Maturity Date.

                  (ii) Asset Sales. On the date of any Asset Sale by any of the GCI Entities (this provision not permitting such Asset Sales),

                      (A) if there  exists no Default  or Event of  Default  (I)
                  prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Proceeds from any Asset Sales received by any of the GCI Entities in excess of $10,000,000 in the aggregate over the term of this Agreement (or $20,000,000 if before and immediately after giving effect to any Asset Sale, the Total Leverage Ratio is equal to or less than 4.50 to 1.00), applied pro rata to the Revolving Commitment and to the obligations as specified in the Revolver/Term Credit Agreement, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the Revolving Commitment's percentage of the sum of the Revolving Commitment and outstanding amounts under the Revolver/Term Credit Agreement, of 100%


0100.0269\91958                   31
                  of the Net Proceeds from any Asset Sales received by any of the GCI Entities in excess of $10,000,000 in the aggregate over the term of this Agreement (or $20,000,000 if before and immediately after giving effect to any Asset Sale, the Total Leverage Ratio is equal to or less than 4.50 to 1.00), and

                      (B) if there exists a Default or an Event of Default,  (I)
                  prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Proceeds from any Asset Sales received by any of the GCI Entities applied pro rata to the Revolving Commitment and the obligations as specified in the Revolver/Term Credit Agreement, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by Section 2.05(b)(i)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and

                      (C) on each such date set forth in (A) and (B) above,  the
                  Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Revolving Commitment, and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

                  (iii) Debt Issuance.  On the date of any issuance of public or
         private   Subordinated   Debt  by  the  Borrower  (this  provision  not
         permitting such Debt issuance),

                      (A) if there exists a Default or an Event of Default or if the Total Leverage Ratio equals or is greater than 5.00 to 1.00, (I) prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the net proceeds from any issuances of Subordinated
                  Debt received by the Borrower, applied pro rata to the Revolving Commitment and the obligations as specified in the Revolver/Term Credit Agreement, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by Section 2.05(b)(ii)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and

                      (B) on  such  date,  the  Borrower  shall  deliver  to the
                  Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such reduction in the Revolving Commitment, and, with respect to the Debt issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such Debt issuance.



0100.0269\91958                   32

                  (iv) Change of Control. If a Change of Control occurs, the Revolving Commitment shall be automatically and permanently reduced to zero.

                   (v) Equity Issuances. On the date of any issuance of equity by the GCI Entities other than the Closing Date and other than the issuance of common stock or options or rights to purchase common stock of any GCI Entity to employees and directors pursuant to stock purchase plans or grant plans, or otherwise (this provision not permitting such equity issuances),

                      (A) if there exists a Default or an Event of Default,  (I)
                  prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the net proceeds from any such equity issuances received by any of the GCI Entities applied pro rata to the Revolving Commitment and the obligations as specified in the Revolver/Term Credit Agreement, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by Section 2.05(b)(iii)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and

                      (B) on each such date set forth in (A) and (B) above,  the
                  Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Revolving Commitment, with respect to the equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such equity issuance.

                  (vi) Distributions from AUSP or any other Unrestricted Subsidiary. On the date that any distribution is received by any GCI Entity from AUSP or any Unrestricted Subsidiary,

                      (A) if there exists a Default or an Event of Default,  (I)
                  prior to the Conversion Date, the Revolving Commitment and the Revolver/Term Commitment shall be automatically and permanently reduced by an amount equal to 100% of the distribution received by any GCI Entity from AUSP or any other Unrestricted Subsidiary, applied pro rata to the Revolving Commitment and the obligations as specified in the Revolver/Term Credit Agreement, and (II) after the Conversion Date, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the amount required by Section 2.05(b)(iv)(B)(II) hereof to repay the outstanding Advances under the Revolving Loan, and



0100.0269\91958                   33

                      (B) on each such date set forth above,  the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) the reduction of the Revolving Commitment.

         (c) Commitment Reductions, Generally. To the extent the sum of (i) the aggregate outstanding Advances under the Revolving Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (iii) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Revolving Commitment after any reduction thereof, the Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.04, the Revolving Commitment may not be increased or reinstated.

         2.05 Prepayments.

         (a) Optional Prepayments. The Borrower may, upon at least three Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.13 hereof, shall be due and payable on the date specified in such notice.

         (b)      Mandatory Prepayments.

                   (i) Asset Sales.  (A) Prior to the  Conversion  Date,  on the
         date of any Asset Sale of any GCI Entity, the Borrower shall repay the Obligations and the obligations under the Revolver/Term Credit Agreement by an amount equal to 100% of the Net Proceeds applied pro rata to Advances outstanding under the Revolving Loan and the obligations as specified in the Revolver/Term Credit Agreement, and (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any Asset Sale of any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 100% of the Net Proceeds, applied to Advances outstanding under the Revolving Loan, and
         (II) if there exists a Default or Event of Default, on the date of any Asset Sale


0100.0269\91958                   34
         of any GCI Entity, the Borrower shall repay the Obligations and the obligations under the Revolver/Term Credit Agreement by an amount equal to 100% of the Net Proceeds, applied pro rata to Advances outstanding under the Revolving Loan and the obligations as specified under the Revolver/Term Credit Agreement. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

                  (ii) Debt Issuances. (A) Prior to the Conversion Date, on the date of any issuance of public or private Subordinated Debt by the Borrower (this provision not permitting such Debt issuance), the Borrower shall repay the Obligations and the obligations under the Revolver/Term Credit Agreement by an amount equal to 100% of the net proceeds from such issuance, applied pro rata to Advances outstanding under the Revolving Loan and the obligations as specified under the Revolver/Term Credit Agreement, and (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any issuance of any private or public Subordinated Debt by the Borrower (and Total Leverage Ratio is less than 5.00 to 1.00), the Borrower shall repay the Obligations by an amount equal to 100% of the net proceeds of such Subordinated Debt issuance, applied to Advances outstanding under the Revolving Loan, and (II) if there exists a Default or Event of Default or if the Total Leverage Ratio is equal to or greater than 5.00 to 1.00, on the date of any such issuance by the Borrower, the Borrower shall repay the Obligations and the obligations under the Revolver/Term Credit Agreement by an amount equal to 100% of the net proceeds of such issuance, applied pro rata to Advances outstanding under the Revolving Loan and the obligations as specified outstanding under the Revolver/Term Credit Agreement. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Debt issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such Debt issuance.

                  (iii) Equity Issuances. (A) Prior to the Conversion Date (unless there exists an Event of Default or Default), on the date of any issuance of equity by any GCI Entity other than the Closing Date and other than the issuance of common stock or options or rights to purchase common stock of any GCI Entity to employees and directors pursuant to stock purchase plans or grant plans, or otherwise (this provision not permitting such equity issuances), the Borrower shall repay the Obligations and the obligations under the Revolver Term Credit Agreement by an amount equal to 50% of the net proceeds of such equity issuances in excess of $50,000,000 in the aggregate over the term of this Agreement, applied pro rata to Advances outstanding under the Revolving Loan and the


0100.0269\91958                   35
         obligations  outstanding under the Revolver/Term Credit Agreement,  and
         (B) (I) after the Conversion Date, if there exists no Default or Event of Default, on the date of any issuance of equity by any GCI Entity, the Borrower shall repay the Obligations by an amount equal to 50% of the net proceeds of such equity issuances in excess of $50,000,000 in the aggregate over the term of this Agreement, applied to Advances outstanding under the Revolving Loan, and (II) if there exists a Default or Event of Default, on the date of any such equity issuance by any GCI Entity, the Borrower shall repay the Obligations and the obligations outstanding under the Revolver/Term Credit Agreement by an amount equal to 100% of the net proceeds of such equity issuances, applied pro rata to Advances outstanding under the Revolving Loan and the obligations as specified under the Revolver/Term Credit Agreement. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the equity issuance giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of net proceeds of such equity issuance.

                  (iv) Distributions from AUSP or any other Unrestricted Subsidiaries. (A) Prior to the Conversion Date, on the date of any receipt by the Borrower or any Restricted Subsidiary of a distribution from AUSP or any other Unrestricted Subsidiary, the Borrower shall repay the Obligations and the obligations under the Revolver/Term Credit Agreement by an amount equal to 100% of such distribution, applied pro rata to Advances outstanding under the Revolving Loan and the obligations outstanding under the Revolver/Term Credit Agreement, and (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any receipt by the Borrower or any Restricted Subsidiary of a distribution from AUSP or any other Unrestricted Subsidiary, the Borrower shall repay the Obligations by an amount equal to 100% of such distribution, applied to Advances outstanding under the Revolving Loan, and (II) if there exists a Default or Event of Default, on the date of any such receipt by the Borrower or any Restricted Subsidiary of a distribution from AUSP or any other Unrestricted Subsidiary, the Borrower shall repay the Obligations and the obligations under the Revolver/Term Credit Agreement by an amount equal to 100% of such distribution, applied pro rata to Advances outstanding under the Revolving Loan and the obligations as specified under the Revolver/Term Credit Agreement. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment.

                   (v) Change of Control. If a Change of Control occurs, the Borrower shall repay the Obligations in full.

         (c)  Prepayments,  Generally.  No  prepayments  of  Advances  under the
Revolving Loan made solely pursuant to this Section 2.05 shall cause the Commitment to be reduced. Any


0100.0269\91958                   36
prepayment of Advances pursuant to this Section 2.05 shall be applied first to Base Rate Advances, if any, then outstanding under the Facility, second to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Facility and third to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Facility. Any amounts repaying the Revolver/Term Loan on and after the Conversion Date will be applied in the inverse order of maturity and may not be reborrowed.

         2.06 Mandatory Repayment.

         (a) Revolving Loan. On the date of a reduction of the Revolving Commitment pursuant to Section 2.04(b)(i)(A) hereof, to the extent the sum of
(a) the aggregate outstanding Advances under the Revolving Loan plus (b) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (c) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, outstanding on the date of reduction exceeds the Revolving Commitment as reduced, such excess amounts shall be immediately due and payable, which principal payment may not be made by means of a Refinancing Advance.

         (b) Final Maturity. The Borrower agrees that all Advances outstanding under the Revolving Loan, all reimbursement obligations from any draw on any Letter of Credit, and all other outstanding Obligations are due and payable in full on the Maturity Date.

         Interest. Subject to Section 2.08 below, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates, as selected by the Borrower in accordance with the provisions of Section 2.02 hereof:

                  (a) Base Rate Advances. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate as in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence.

                  (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.




0100.0269\91958                   37

                  (c) Payment Dates. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three month anniversary date of the first day of the Interest Period.

         2.08 Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder equal to the lesser of the
(a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 2.00% per annum.

         2.09 Continuation and Conversion Elections.

         (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

                   (i) elect to convert, on any Business Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof) into LIBOR Advances.

                  (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $500,000 or a larger integral multiple of $100,000 in excess thereof) into Base Rate Advances; or

                  (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

         provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period.

         (b) The Borrower shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit E hereto, to Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as


0100.0269\91958                   38

LIBOR Advances; and (ii) not later than 10:00 a.m. on the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into Base Rate Advances.

         Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

                   (i)     the proposed date of conversion or continuation;

                   (ii) the aggregate amount of Advances to be converted or continued;

                   (iii)   the   nature   of   the   proposed    conversion   or
                           continuation; and

                  (iv)     the duration of the applicable Interest Period.

         (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Rate Advances effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata among Lenders based on their Specified Percentage of the respective outstanding principal amounts of the Advances with respect to which such notice was given held by each Lender.

         (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than eight different Interest Periods in the aggregate under the Facility and under the Revolver/Term Credit Agreement.

         2.10 Fees.

         (a) Subject to Section 10.09 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their Specified Percentages, a commitment fee on the average daily amount of the Revolving Unused Commitment, from the Closing Date through the Maturity Date, at the rate of .375% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Maturity Date.

         (b) Subject to Section 10.09 hereof,  the Borrower agrees to pay to the
Administrative   Agent  for  its  own  account  as  administrative   lender  and
underwriter,  and  to  NationsBanc


0100.0269\91958                   39

Montgomery Securities, Inc., as arranger hereunder, such fees as agreed to in writing among the Borrower and the Administrative Agent and NationsBanc Montgomery Securities, Inc., payable as set forth in that certain Fee Letter executed among the Borrower, the Administrative Agent and NationsBanc Montgomery Securities, Inc. in accordance with the terms of the Fee Letter.

         2.11 Funding Losses. If the Borrower makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto or if the Borrower fails to prepay, borrow, convert, or continue any LIBOR Advance after a notice of prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Administrative Agent, the Borrower shall pay to each Lender on demand (subject to Section 10.09 hereof) any Consequential Loss. The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

         2.12 Computations and Manner of Payments.

         (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Administrative Agent, for the Ratable account of Lenders unless otherwise specifically provided herein, at

                              Administrative Agent
                                NationsBank Plaza
                                 901 Main Street
                                   14th Floor
                               Dallas, Texas 75202

for further credit to the account of GCI Holdings, Inc. No later than the end of each day when each payment hereunder is made, the Borrower shall notify the Administrative Agent, telephone (800) 880-5537, facsimile (214) 508-2515, or such other Person as Administrative Agent may from time to time specify.

         (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower


0100.0269\91958                   40
hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

         (c) Subject to Section 10.09 hereof, interest on LIBOR Advances shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 10.09 hereof, interest on Base Rate Advances, the Commitment Fees and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as the case may be. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fees is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

         (d) Except as specifically set forth in Sections 2.04 and 2.05 hereof, so long as there exists no Default or Event of Default all payments made by the Borrower shall be applied as designated by the Borrower, and, if there exists a Default or Event of Default, or if the Borrower fails to designate application of payments, all payments made by the Borrower shall be applied pro rata among the Revolving Loan and the obligations as specified in the Revolver/Term Credit Agreement. Notwithstanding anything herein or in any Loan Paper to the contrary, any payment made by the Borrower in excess of the Revolving Commitment or outstanding Advances under the Revolving Loan, shall be applied to outstanding amounts (or to reduce the commitment) of any other outstanding Obligations.

         (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually fund any Advance at any particular index or reference rate.

         2.13 Yield Protection.

         (a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or
(ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's


0100.0269\91958                   41
policies with respect to capital adequacy (but excluding consequences of such Lender's negligence or intentional disregard of law or regulation)) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.13(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. Each Lender shall use reasonable efforts to mitigate the effect upon the Borrower of any such increased costs payable to such Lender under this Section 2.13(a).

         (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a Letter of Credit, a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes or reimbursement obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower and Administrative Agent of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this
Section 2.13(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.13(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.13(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued


0100.0269\91958                   42
interest thereon, or (ii) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

         (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and
(ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

         (e) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.13 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.13.

         (f) The obligations of the Borrower under this Section 2.13 shall survive any termination of this Agreement.

         (g) Determinations by Lenders for purposes of this Section 2.13 shall be conclusive, absent manifest error. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.13 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

         (h) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall


0100.0269\91958                   43
promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

         2.14 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) to (a) refinance existing Funded Debt of the Borrower and its Restricted Subsidiaries, (b) fund Capital Expenditures of the Borrower and the Restricted Subsidiaries permitted by the terms of this Agreement, (c) contribute $50,000,000 to the capitalization of AUSP, and (d) use for general working capital purposes.

         2.15 Collateral and Collateral Call.

         (a) Collateral. Payment of the Obligations is secured by (i) subject to the Prior Stock Lien, a first perfected security interest in 100% of the Capital Stock the Borrower and the Restricted Subsidiaries and 100% of the Capital Stock of the Guarantors (other than GCII), (ii) subject to Permitted Liens, a first perfected security interest in all of the accounts, equipment, inventory, chattel paper, general intangibles, and other assets of the Borrower, the Restricted Subsidiaries and the Guarantors (except Parents), including without limitation a perfected Lien on all Intercompany Notes, including those payable by AUSP or any other Unrestricted Subsidiary to the Borrower or any other GCI Entity, subject to no other Lien, and (iii) a Guaranty of the Obligations executed by each Guarantor (collectively, together with all other Properties or assets of the Borrower, the Restricted Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). The Borrower agrees that it will, and will cause the Restricted Subsidiaries, the other GCI Entities and Affiliates (except the Unrestricted Subsidiaries) to, execute and deliver, or cause to be executed and delivered, such documents as the Administrative Agent may from time to time reasonably request to create and perfect a first Lien (except with respect to the stock of GCI Leasing Co., Inc., which shall be a second Lien behind the Prior Stock Lien), and subject to Permitted Liens, for the benefit of the Administrative Agent and the Lenders in the Collateral.

         (b) Collateral Call. The Borrower agrees that it will, and will cause any other Person owning any interest in the Borrower or any Restricted
Subsidiary or other GCI Entity from time to time to immediately pledge such interest (other than with respect to a pledge of the Capital Stock of Parents and to the extent permitted by the Indenture) to secure the Obligations, pursuant to a pledge agreement substantially in the form of the Pledge
Agreements. The Borrower agrees to, and agrees to cause the Restricted Subsidiaries and each other GCI Entity to, promptly grant the Administrative Agent and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of the Borrower or other GCI Entity (other than GCI) not already constituting Collateral, to the extent permitted by the Indenture. In that regard, the Borrower


0100.0269\91958                   44
shall, and shall cause each other GCI Entity to, use best efforts to assist the Administrative Agent and the Lenders in creating and perfecting a first Lien for the benefit of Administrative Agent and Lenders securing the Obligations in any such Property of the Borrower and each other GCI Entity, subject to Permitted Liens (except for the Lien on the Capital Stock of GCI Leasing Co, Inc., which shall be a second Lien to the Prior Stock Lien)(other than GCI), including, without limitation, providing the Administrative Agent with title commitments, appraisals, surveys (with flood plain certification), mortgagee title insurance, evidence of insurance including flood hazard insurance, environmental audits, UCC-11 searches, Tax and Lien searches, recorded real estate documents, intellectual property documentation and registration and other similar types of documents, consents, Authorizations, instruments and agreements relating to all Property of the Borrower and each other GCI Entity (other than GCI) as reasonably requested by the Administrative Agent from time to time.

         2.16 Increase of Revolving Commitment. From the Closing Date through June 30, 2000, the Borrower may increase the Revolving Commitment by up to an additional $100,000,000 subject to the satisfaction of each of the following conditions:

         (a) there exists no Default or Event of Default both on the date of notice of such election and on the date of consummation of such event,

         (b) such amount is used exclusively to refinance all indebtedness (except agreed to baskets) of GCI Transport Co., Inc. and the other Unrestricted Subsidiaries,

         (c) the Borrower receives additional commitments from existing Lenders or other creditors acceptable to the Managing Agents and the Borrower for the increased amount in the Commitment (which increase shall be in each Lender's sole discretion),

         (d) (i) the Borrower and each Subsidiary of the Borrower pledges 100% of the Capital Stock of each Unrestricted Subsidiary pursuant to a pledge agreement in form and substance substantially similar to the pledge agreement executed on the Closing Date securing the Obligations, (ii) each such Unrestricted Subsidiary shall become a Restricted Subsidiary under the Loan Papers, (iii) each such Unrestricted Subsidiary executes a Guaranty of the Obligations substantially similar to the Guaranty executed by the Restricted Subsidiaries on the Closing Date and (iv) each such Unrestricted Subsidiary executes a security agreement and deeds of trust, mortgages, collateral assignments and all other collateral documents necessary or advisable to grant a prior first perfected Lien on all tangible and intangible assets of each such Unrestricted (now Restricted) Subsidiary, subject to Permitted Liens,

         (e) the Borrower has delivered prior to such consummation (i) pro forma projections for the GCI Entities through the Maturity Date and (ii) a pro forma compliance certificate, demonstrating compliance with all repayment, prepayment and reduction of commitment terms


0100.0269\91958                   45
hereof, and with each financial covenant included in Section 7.01 hereof, in form and detail satisfactory to the Managing Agents and the Majority Lenders in their reasonable judgment,

         (f) On any date of proposed increase, the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date,

         (g) On any date of proposed increase, there shall have occurred no material adverse change in the business, assets or financial condition of the businesses of the Borrower (as operated by the Restricted Subsidiaries) since December 31, 1996,

         (h) On any date of proposed increase, the sum of (i) all Advances outstanding under the Revolving Loan, plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus (iii) (without duplication) the sum of the aggregate reimbursement obligations, shall not exceed the Revolving Commitment,

         (i) The proposed increase shall occur prior to June 30, 2000 and shall not be in excess of the sum of $100,000,000, and

         (j) The Administrative Agent and each Lender shall have received a written request from the Borrower not less than 30 days prior to such increase.


                         ARTICLE III. LETTERS OF CREDIT

         3.01 Issuance of Letters of Credit. The Borrower shall give the Administrative Agent not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the Letter of Credit Commitment at any one time outstanding. No Letter of Credit shall have a maturity extending beyond the earliest of (a) the Maturity Date, or (b) one year from the date of its issuance, or (c) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Specified Percentages. The amount of the
Letters  of  Credit  issued  and  outstanding   and  the  unpaid   reimbursement
obligations of the Borrower for such Letters of Credit shall reduce the amount of Revolving Commitment available, so that at no time shall the sum


0100.0269\91958                   46
of (i) the aggregate outstanding Advances under the Revolving Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus,
(iii) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, exceed the Revolving Commitment, and at no time shall the sum of all Advances by any Lender made under the Revolving Loan, plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Specified Percentage of the Revolving Commitment.

         3.02 Letters of Credit Fees. (a) In consideration for the issuance (and any renewal) of each Letter of Credit, the Borrower shall pay to the Administrative Agent for its sole account as issuer, a fee in an amount equal to
 .50% multiplied by the face amount of each such Letter of Credit. Each fee for a Letter of Credit shall be due and payable in full on the date of issuance of each Letter of Credit, and each renewal of each Letter of Credit.

         (b) In consideration for the issuance (and any renewal) of each Letter of Credit, the Borrower shall pay to the Administrative Agent for the account of the Administrative Agent and the Lenders in accordance with their Specified Percentages, a per annum fee in an amount equal to 1.00% multiplied by the face amount of each such Letter of Credit. Each fee for a Letter of Credit shall be due and payable quarterly in arrears on each Quarterly Date until the expiration or termination of such Letter of Credit.

         3.03 Reimbursement Obligations.

         (a) The Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 3% per annum; provided, however, that if the Borrower would be permitted under the terms of Section 2.01, Section 2.02 and
Section 4.02 to borrow Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Rate Advance by each Lender, in an amount equal to such Lender's Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent in the amount of such obligation and subject to the terms of this Agreement.

         (b) The Borrower hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether


0100.0269\91958                   47
the Letters of Credit have been drawn upon, at the occurrence of any of the following events: (i) upon an Event of Default, and (ii) upon a Change of Control. Any such payments shall be deposited in a separate account designated "GCI Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Borrower on deposit with Administrative Agent and shall be invested by Administrative Agent in an interest bearing account, as
Administrative  Agent  shall  determine.   Such  amounts  may  not  be  used  by
Administrative Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent as reimbursement for Letter of Credit drawings which Administrative Agent has paid. If any amounts in the GCI Special Account shall have been deposited upon the occurrence of an Event of Default only and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, the Borrower shall be relieved of its obligations under this Section 3.03(b) until either of the two events specified in Section 3.03(b)(i) or Section 3.03(b)(ii) shall occur again. During the existence of an Event of Default but after the expiry of any Letter of Credit that was not drawn upon, the Borrower may direct the Administrative Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the GCI Special Account, including any remaining interest, after the date of the expiry of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiry and such payment in full.

         (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

         (d) The Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under the Letters of Credit as set forth in
Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Agent in full upon demand, whether by borrowing Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section
3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Agent.

         (e) The Borrower shall indemnify and hold Administrative Agent or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (including losses resulting from the negligence of Administrative Agent or such indemnified party), and shall pay Administrative Agent for reasonable fees of attorneys (who may be employees of Administrative Agent) and legal costs paid or incurred by Administrative Agent in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Agent or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Agent or such


0100.0269\91958                   48
indemnified party as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

         3.04 Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Agent (to the extent Administrative Agent is not otherwise reimbursed by the Borrower in accordance with Section 3.03(a) hereof) on demand for such Lender's Specified Percentage of each draw paid by Administrative Agent under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Effective Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

         3.05 Administrative Agent's Obligations.

         (a) Administrative Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent assumes no responsibility for the financial condition of the Borrower and the Restricted Subsidiaries or for the performance of any obligation of the Borrower. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

         (b) Except as set forth in subsection (c) below, Administrative Agent shall be under no liability to any Lender, with respect to anything the Administrative Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent being to handle each Lender's share on as favorable a basis as Administrative Agent handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under any Application. Administrative Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

         (c) Neither Administrative Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent for wrongful payment of any Letter of Credit due to Administrative Agent's gross negligence or willful misconduct. Administrative


0100.0269\91958                   49

Agent shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.


                        ARTICLE IV. CONDITIONS PRECEDENT

         Conditions Precedent to the Initial Advance. The obligations of each Lender under this Agreement and the obligation of each Lender to make the Initial Advance shall be subject to the following conditions precedent that on the Closing Date:

         (a) All terms, conditions and documentation in connection with this Credit Agreement shall be acceptable to the Lenders.

         (b) The making of the Revolving Commitment shall not contravene any Law applicable to the Administrative Agent or any Lender.

         (c) Each Lender shall have received a Certificate from an Authorized Officer stating that no Material Adverse Change, as determined by the Lenders, shall have occurred and be continuing in the Systems, business, assets, prospects, or financial condition of the businesses of the Borrower (as operated by the Restricted Subsidiaries) since December 31, 1996.

         (d) All proceedings of the Borrower, the Restricted Subsidiaries and each other GCI Entity taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Lenders. Each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         (e) Each Lender shall have received an executed copy of this Agreement, the Revolver/Term Credit Agreement and all documents required to be delivered pursuant thereto, and its respective Notes, duly completed and correct. The Lenders shall have received copies of the Fee Letters signed by the Borrower, as applicable. Each of the following shall have been delivered to the Administrative Agent on behalf of Lenders, in form and substance satisfactory to the Administrative Agent, Special Counsel and each Lender to the extent required by the Administrative Agent: Each other Loan Paper requested by the Administrative Agent, including, without limitation, all guarantees, pledge agreements, security agreements, mortgages, deeds of trust, collateral assignments and other agreements granting any interest in any collateral.

         (f) The Borrower shall have delivered to each Lender a Certificate, dated the Closing Date, executed by an Authorized Officer on behalf of each GCI Entity, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and


0100.0269\91958                   50
warranties set forth in Article V hereof are true and correct, (iii) each of the GCI Entities has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date, (iv) that the attached resolutions for each GCI Entity are the true, accurate and complete resolutions authorizing the corporate restructuring, the incurrence and performance of the Facility and the Loan Papers, (v) that the attached copies of certified articles of incorporation, or other articles of organization, certificates of good standing, certificates of existence and incumbency certificates for each GCI Entity are
(A) not more than 30 days old and certified by the appropriate secretary of state of other governmental organization and (B) represent the true and accurate certificate for each such entity, and (vi) the attached copies of by-laws or other organizational documents represent the true and accurate by-laws or other organizational documents for each GCI Entity in effect on the Closing Date.

         (g) Each Lender shall have received opinions of (i) Sherman & Howard, L.L.C. corporate counsel to the Borrower, the Restricted Subsidiaries and each other GCI Entity, dated the Closing Date, acceptable to the Lenders and otherwise in form and substance satisfactory to the Lenders and Special Counsel, with respect to this loan transaction and otherwise, including, without limitation, opinions (A) to the valid and binding nature of the Loan Papers, (B) to the enforceability of the Loan Papers, (C) to the power, authorization and corporate matters of each such Person taken in connection with the transactions contemplated by the Loan Papers, (D) that the execution, delivery and performance by the GCI Entities, as applicable, of the Agreement and the Loan Papers does not violate any of the terms of the Borrower's, the Restricted Subsidiaries' or any other GCI Entities' agreements, (E) regarding the issuance and related opinions to the Senior Notes, (F) the corporate restructuring in order to effectuate this Agreement and the issuance of the Senior Notes, (G) regarding the equity issuance required by Section 4.01(j) hereof, and (H) to such other matters as are reasonably requested by Special Counsel, and (ii) such local counsel opinions relating to the Collateral and such other matters as are requested by the Administrative Agent and Special Counsel. Copies of all opinions delivered in connection with the equity issuance required by Section 4.01(j) hereof and the Senior Notes shall be delivered to the Administrative Agent together with a reliance letter thereon.

         (h) Each Lender shall have received an opinion of inhouse counsel to the Borrower and to each other GCI Entity, dated as of the Closing Date, acceptable to the Lenders and otherwise in form and substance satisfactory to the Lenders and Special Counsel, with respect to this transaction, and final approval shall have been received from the FCC regarding any transfer of any FCC license.

         (i) GCII shall have (i) issued the Senior Notes in an amount not less than $180,000,000, on terms and conditions, and subject to documentation, satisfactory to the Administrative Agent and each Lender, and (ii) downstreamed the net proceeds of the debt issuance described in (i) above to the Borrower as equity.



0100.0269\91958                   51

         (j) GCI shall have raised not less than $50,750,000 in equity on terms and conditions acceptable to the Administrative Agent and the Lenders and downstreamed the net proceeds of the equity issuance to the Borrower as equity, and the Borrower shall have received not less than $47,133,000 as an equity contribution from such proceeds, on terms and conditions acceptable to the Administrative Agent and each Lender.

         (k) No management agreement with any Person shall be in existence at the Parents, the Borrower or any Restricted Subsidiaries, except the Prime Management Agreement.

         (l) All proceedings of the Parents, the Borrower and the Subsidiaries of the Parents and the Borrower taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to each Lender. The Administrative Agent and each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions. No Material Adverse Change, as determined by the Lenders, shall have occurred and be continuing in the financial markets.

         (m) All Obligations outstanding under the existing credit facilities of GCI Cable, Inc. and GCI Communication Corp. shall have been paid in full and released.

         4.02 Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance, except for Refinancing Advances, which constitutes an increase (including the Initial Advance), and the obligation of the Administrative Agent to issue any Letter of Credit shall be subject to the further conditions precedent (a) that on the date of such Advance or such issuance of such Letter of Credit the following statements shall be true:

                  (i) The representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date (and the delivery of each Borrowing Notice under Section 2.02(a), each Application and each Conversion or Continuation Notice under Section 2.09(b), or the failure to deliver a Conversion or Continuation Notice under Section 2.09(b), shall constitute a representation that on the disbursement date or date of issuance of a Letter of Credit such representations are true (except as to representations and warranties which (i) refer to a specific date, (ii) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper or (iii) have been specifically waived in writing by Administrative Agent));

                  (ii) No event has occurred and is continuing, or would result from such Advance or such Letter of Credit (including the intended application of the proceeds of such Advance), that does or could constitute a Default or Event of Default;



0100.0269\91958                   52

                  (iii) There shall have occurred no Material Adverse Change, and the making of such Advance or the issuance of such Letter of Credit, as applicable, shall not cause or result in a Material Adverse Change;

                  (iv) In the case of each Letter of Credit, the Borrower shall have delivered to the Administrative Agent a duly executed and complete Application acceptable to Administrative Agent;

                  (v) After giving effect to each such Advance, (A) the aggregate outstanding Advances under the Revolving Loan, plus (B) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (C) without duplication, all reimbursement obligations related to any draw on any Letter of Credit, does not exceed the Revolving Commitment;

                  (vi) After giving  effect to each such  Advance,  prior to the
         Conversion   Date,  the  aggregate   outstanding   Advances  under  the
         Revolver/Term Loan does not exceed the Revolver/Term Commitment;

and (b) Administrative Agent shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate, including, without limitation, a certificate from an Authorized Officer, in form and substance satisfactory to the Administrative Agent, that the Advances are permitted to be incurred pursuant to the terms of the Indenture providing for the Senior Notes.


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that the following are true and correct:

         5.01 Organization and Qualification. Each GCI Entity is a corporation or partnership duly organized, validly existing, and in good standing under the Laws of its state of incorporation or formation, as applicable. Each GCI Entity is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Set forth on Schedule 5.01 attached hereto is a complete and accurate listing with respect to the Borrower and each other GCI Entity, showing (a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of each unless otherwise indicated, (b) the classes of Capital Stock and shares of Capital Stock issued and outstanding in each GCI Entity, and the numbers or amounts of each GCI Entity's Capital Stock authorized and outstanding, (c) other than with respect to GCI, each record and beneficial owner of outstanding Capital Stock on the date hereof, indicating the ownership percentage, and (d) all outstanding options, rights, rights of conversion or purchase, repurchase, rights of first refusal, and similar rights relating to the Capital Stock of each GCI Entity. Except as set forth on Schedule 5.01



0100.0269\91958                   53
hereto, neither the Borrower, nor any Restricted Subsidiary nor any other GCI Entity (other than GCI) has agreed to grant or issue any options, warrants or similar rights to any Person to acquire any Capital Stock of the Borrower, any Restricted Subsidiary or any other GCI Entity. All Capital Stock is validly issued and fully paid. The Borrower has no knowledge of any share of Capital Stock of any GCI Entity (other than GCI) being subject to any Lien, including any restrictions on hypothecation or transfer, except Liens described on
Schedule 5.08a hereto and the Prior Stock Lien.

         5.02 Due Authorization; Validity. The board of directors of the Borrower and each other GCI Entity, or of its partners, as applicable, have duly authorized the execution, delivery, and performance of the Loan Papers to be executed by the Borrower and each other GCI Entity, as appropriate. Each GCI Entity has full legal right, power, and authority to execute, deliver, and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid, and binding obligations of the Borrower and each other GCI Entity, as appropriate, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief
Laws).

         5.03 Conflicting Agreements and Other Matters. The execution or delivery of any Loan Papers, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than in favor of Administrative Agent) upon any Properties of the Borrower or any other GCI Entity under, or require any consent (other than consents described on Schedule 5.03 hereto and the Prior Stock Lien), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to any organizational document, bylaws, award of any arbitrator, or any agreement, instrument, or Law to which the Borrower or any other GCI Entity, or any of their Properties is subject.

         5.04 Financial Statements. The audited financial statements of GCI and its Subsidiaries dated December 31, 1996 and delivered to Administrative Agent, fairly present its financial position and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. Such financial statements reflect all material liabilities, direct and contingent, of GCI and its Subsidiaries that are required to be disclosed in accordance with GAAP. As of the date of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount and that are not reflected on such financial statements or otherwise disclosed in writing to Administrative Agent. Since December 31, 1996, there has been no Material Adverse Change. The Borrower and each other GCI Entity is Solvent. The projections of the Borrower dated May 20, 1997 delivered to Administrative Agent were prepared in good faith and management believes them to be based on reasonable assumptions (each of which are stated in such statement) and to provide reasonable estimations of future performance as of the dates and for the periods shown for the Parents, the Borrower


0100.0269\91958                   54
and their Subsidiaries, subject to the uncertainty and approximation inherent in any projections. The Borrower's fiscal year ends on December 31.

         5.05 Litigation. Shown on Schedule 5.05 is all Litigation that is pending and, to the Borrower's best knowledge, threatened against the Borrower or any other GCI Entity, any of their Properties or assets on the date hereof. There is no pending or, to the Borrower's best knowledge, threatened Litigation against the Borrower, any other GCI Entity, any of their Properties that could cause a Material Adverse Change.

         5.06 Compliance With Laws Regulating the Incurrence of Debt. No proceeds of any Advance will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. The Borrower is not, nor is any other GCI Entity, engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the Borrower's intended use of the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower will be "margin stock" within the meaning of Regulation U. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Debt by the Borrower would violate in any material respect, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services. None of the Borrower and its Restricted Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         5.07 Licenses, Title to Properties, and Related Matters. Except as listed on Schedule 5.07a hereto, the Borrower and each other GCI Entity possess all material Authorizations necessary and appropriate to own, operate and construct the Systems or otherwise for the operation of their businesses and are not in violation thereof in any material respect. All such Authorizations are in full force and effect, are listed on Schedule 5.07a hereto, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Change. Schedule 5.07a shows the expiration date and/or termination date for each Authorization (including, without limitation, FCC Licenses) in effect on the Closing Date. The Borrower is not, nor is any Subsidiary of the Borrower or the Parents, in violation of any material duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation


0100.0269\91958                   55
applicable to the operation of any portion of any of the Systems. There is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License relating to any System. There is not pending or, or to the best knowledge of the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization relating to any System. There is not issued or outstanding or, to the best knowledge of the Borrower, threatened, any notice of any hearing, violation or material complaint against the Borrower, the Parents or any of the Restricted Subsidiaries with respect to the operation of any portion of the Systems and the Borrower has no knowledge that any Person intends to contest renewal of any Authorization relating to any System. Each GCI Entity has requisite corporate or partnership power (as applicable) and legal right to own and operate its Property and to conduct its business. Each has good and indefeasible title (fee or leasehold, as applicable) to its Property, subject to no Lien of any kind, except Permitted Liens. All of the assets of the Borrower and each other GCI Entity are located within the municipalities and borough locations described on Schedule 5.07b. No GCI Entity is in violation of its respective articles of organization or incorporation (as applicable) or bylaws. None of the GCI Entities is in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties, the effect of which could reasonably be expected to cause a Material Adverse Change. No business or Properties of the Parents, the Borrower or any Restricted Subsidiary is affected by any strike, lock-out or other labor dispute. No business or Properties of the Parents, the Borrower or any Restricted Subsidiary is affected by any drought, storm, earthquake, embargo, act of God or public enemy, or other casualty, the effect of which could reasonably be expected to cause a Material Adverse Change.

         5.08 Outstanding Debt and Liens. The GCI Entities have no outstanding Debt, Contingent Liabilities or Liens, except Permitted Liens, except as shown on Schedule 5.08a hereto. No breach, default or event of default exists under any document, instrument or agreement evidencing or otherwise relating to any Funded Debt of any GCI Entity, which could reasonably be expected to cause a Material Adverse Change.

         5.09 Taxes. The Parents, the Borrower and each Subsidiary of the Parents and the Borrower has filed all federal, state, and other Tax returns (or extensions related thereto) which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable, except to the extent payment is contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP. All Tax liabilities of the Parents, the Borrower and each Subsidiary of the Parents and the Borrower are adequately provided for on its books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified the Parents, the Borrower or any Subsidiary of the Parents or the Borrower of any deficiency in any Tax return.



0100.0269\91958                   56

         5.10 ERISA. Each Plan of the Parents, the Borrower and each Subsidiary of the Parents and the Borrower has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. The Borrower has not, and neither has the Parents, or any Subsidiary of the Borrower or the Parents incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan for which an Insufficiency in excess of $100,000 exists on the date of such occurrence. None of the Parents, the Borrower, or any Subsidiary of the Parents or the Borrower has participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder. None of the Borrower, the
Parents or any Subsidiary of the Borrower and the Parents, nor any ERISA Affiliate, has incurred any Withdrawal Liability to any Multiemployer Plan that has not been satisfied. None of the Borrower, the Parents or any Subsidiary of the Parents or the Borrower, nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         5.11 Environmental Laws. The Borrower and each other GCI Entity has obtained all material environmental, health and safety permits, licenses and other material authorizations required under all Applicable Environmental Laws to carry on its business as being conducted. On the Closing Date, there are no environmental liabilities of the Borrower or any other GCI Entity (with respect to any fee owned or leased Properties), except as disclosed and described in detail on Schedule 5.11 hereto. Each of such permits, licenses and authorizations is in full force and effect and the Borrower and each other GCI Entity is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply with any thereof could not reasonably be expected to cause a Material Adverse Change. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower or any other GCI Entity, threatened, by any Tribunal or other entity with respect to any alleged failure by the Borrower or any other GCI Entity to have any environmental, health or safety permit, license or other authorization required under any Applicable Environmental Law in connection with the conduct of the business of the Borrower or any other GCI Entity or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by the Borrower or any other GCI Entity. To the best knowledge of the Borrower and each other GCI Entity, there are no material environmental liabilities of the Borrower or any other GCI Entity, except as previously disclosed in writing to the Lenders. To the best knowledge of the Borrower and each other GCI Entity, there are no environmental liabilities of the Borrower or any other GCI Entity which could reasonably be expected to cause a Material Adverse Change. The Borrower has delivered to the Administrative Agent copies of all environmental studies and reports conducted


0100.0269\91958                   57
or received by the Borrower or any other GCI Entity in connection with real Property. Such studies cover all real Property, if any, owned in fee by the Borrower and each other GCI Entity. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of any of the Borrower or any of the other GCI Entities, nor have any Hazardous Materials been disposed of or otherwise released on or to any Property on which any operations of the Borrower or any other GCI Entities are conducted, except in compliance with Applicable Environmental Laws.

         5.12 Disclosure. Neither the Borrower nor any other GCI Entity has made a material misstatement of fact, or failed to disclose any material fact necessary to make the facts disclosed not misleading, in light of the circumstances under which they were made, to Administrative Agent or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances. There is no fact known to the Borrower or any other GCI Entity that materially adversely affects any of the Borrower's or any of the other GCI Entity's Properties or business, or that could constitute a Material Adverse Change, and that has not been set forth in the Loan Papers or in other documents furnished to Administrative Agent or any Lender.

         5.13 Investments; Restricted Subsidiaries. The GCI Entities have no Investments except as described on Schedule 5.13 hereto and as permitted by
Section 7.10 hereof. Schedule 5.13 is a complete and accurate listing of each GCI Entity, showing (a) its complete name, (b) its jurisdiction of organization,
(c) its capital structure, (d) its street and mailing address, which is its principal place of business and executive office and (e) all interests in such GCI Entity.

         5.14 Certain Fees. No broker's, finder's, management fee or other fee or commission will be payable by the Borrower with respect to the making of the Revolving Commitment, or Advances hereunder (other than to Administrative Agent, NationsBanc Montgomery Securities, Inc., Credit Lyonnais and TD hereunder), except as set forth in Schedule 5.14 hereof. The Borrower and each other GCI Entity hereby agrees to indemnify and hold harmless Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         5.15 Intellectual Property. The Borrower and each other GCI Entity has obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Borrower or any other GCI Entity to the effect that (a) any process, method, part or other material presently contemplated to be employed by the Borrower or any other GCI Entity may or could reasonably be alleged to infringe any patent, trademark, service-mark, trade name, license or other right (except copyright) owned by any other Person, or (b) except as shown on Schedule 5.05 attached hereto, there is pending or threatened any claim or litigation against or


0100.0269\91958                   58
affecting the Borrower or any other GCI Entity contesting its right to sell or use any such process, method, part or other material. Nothing has come to the attention of the Borrower or any other GCI Entity to the effect that any material presently contemplated to be employed by the Borrower or any other GCI Entity may or could reasonably be alleged to infringe any copyright owned by any other Person, except to the extent that any such infringement, when aggregated with all other copyright infringements, could not reasonably be expected to cause a Material Adverse Change.

         5.16 Due Authorization; Validity of the AUSP Financing Agreements and the Project Agreements. On or before the AUSP Closing Date, the general partner of AUSP and each other Affiliate of AUSP which is party to the AUSP Financing Agreements or the Project Agreements will have duly authorized the execution, delivery, and performance of the AUSP Financing Agreements and the Project Agreements to be executed by AUSP or each such Affiliate, as appropriate. On or before the AUSP Closing Date, each of AUSP and its Affiliates will have full legal right, power, and authority to execute, deliver, and perform under the Project Agreements and the AUSP Financing Agreements to be executed and delivered by it. Each of the AUSP Financing Agreements and the Project Agreements, upon execution thereof on the AUSP Closing Date, will constitute the legal, valid, and binding obligations of AUSP and its Affiliates, as appropriate, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws). Each AUSP Financing Agreement and each Project Agreement to be delivered to the Administrative Agent on the AUSP Closing Date will be a true and complete copy of such agreement as executed by AUSP and its Affiliates.

         5.17. Conflicting Agreements and Other Matters with the AUSP Financing Agreements and Project Agreement. The execution or delivery of any AUSP Financing Agreements and the Project Agreements and performance thereunder, upon the execution thereof on the AUSP Closing Date will not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than in favor of Administrative Agent) upon any Properties of the Borrower or any other GCI Entity, under, or require any consent (other than consents described on Schedule 5.03 hereto and those consents obtained on or before the AUSP Closing Date), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to, any organizational document, bylaws, award of any arbitrator, or any agreement, instrument, or Law to which the Borrower or any other GCI Entity, or any of their Properties is subject.

         5.18 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, except for Refinancing Advances, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by Administrative Agent and Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement shall be deemed applicable to each


0100.0269\91958                   59

Restricted  Subsidiary as of the  formation or  acquisition  of such  Restricted
Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Agent and Lenders, any investigation or inquiry by the Administrative Agent or any Lender, or by the making of any Advance under this Agreement.


                        ARTICLE VI. AFFIRMATIVE COVENANTS

         So long as the Revolving Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or the Borrower or any other GCI Entity owes any other amount hereunder or under any other Loan Paper:

         6.01 Compliance with Laws and Payment of Debt. The Borrower shall, and shall cause each of the Parents and all Subsidiaries of the Borrower and the Parents to, comply with all Applicable Laws, including without limitation compliance with ERISA and all applicable federal and state securities Laws. The Borrower shall, and shall cause each other GCI Entity and Affiliates to, pay its
(a) Funded Debt as and when due (or within any applicable grace period), unless payment thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor, and (b) trade debt in accordance with its past practices, and in any event, before any trade creditor takes any action or terminates any relationship, except those disputes diligently contested in good faith by the Borrower and/or such GCI Entity or Affiliate, and for which appropriate reserves have been established in accordance with GAAP.

         6.02 Insurance. The Borrower shall, (a) and shall cause each of the Restricted Subsidiaries to, keep its offices and other insurable Properties adequately insured at all times by reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as what is customary with companies similarly situated and in the same or similar businesses, (b) and shall cause each other GCI Entity to, maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and worker's compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to the Administrative Agent, (c) and shall cause each Restricted Subsidiary to, maintain business interruption insurance for each System in amounts satisfactory to the Lenders, (d) and shall cause each other GCI Entity to, maintain other insurance as may be required by Law or reasonably requested by the Administrative Agent, provided that such insurance policies will show the Administrative Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate. The Borrower shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to the Administrative Agent, upon demand, evidence of the maintenance of such insurance.



0100.0269\91958                   60

         6.03 Inspection Rights. The Borrower shall, and shall cause each other GCI Entity to, permit the Administrative Agent or any Lender, upon one days notice or such lesser notice as is reasonable under the circumstances, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, employees, accountants, attorneys and other representatives, all as the Administrative Agent or any Lender may reasonably request.

         6.04 Records and Books of Account; Changes in GAAP. The Borrower shall, and shall cause the Parents and each Subsidiary of the Parents and the Borrower to, keep adequate records and books of account in conformity with GAAP. The Borrower shall not, nor shall the Borrower permit the Parents or any Restricted Subsidiary of the Borrower or the Parents to change its fiscal year, nor change its method of financial accounting except in accordance with GAAP. In connection with any such change after the date hereof, the Borrower and Lenders shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 7.01 hereof, reflecting such change.

         6.05 Reporting Requirements. The Borrower shall furnish to each Lender and the Administrative Agent:

         (a) As soon as available and in any event within 60 days after the end of the Borrower's fiscal quarters, (i) consolidated balance sheets of GCI and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter, and consolidated statements of income and statements of cash flows of GCI, and consolidating statements of income and statements of cash flows of the Borrower and its Subsidiaries, for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial position and results of operations of GCI, the Borrower and their Subsidiaries, (ii) for the Borrower and its Restricted Subsidiaries, comparisons and reconciliations of actual results to the budget delivered pursuant to Section 6.05(e) below for the fiscal quarter most recently ended, in reasonable detail and satisfactory to the Administrative Agent, and
(iii) for the Parents, the Borrower and the Restricted Subsidiaries, all information set forth in (i) and (ii) above in a separate presentation;

         (b) As soon as available and in any event within 120 days after the end of each fiscal year, (i) consolidated balance sheets of GCI, and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such fiscal year, and consolidated statements of income and cash flows of GCI, and consolidating statements of income and cash flows of the Borrower and its Subsidiaries, for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that such financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally


0100.0269\91958                   61
accepted auditing standards, and that such financial statements present fairly the financial position and results of operations of GCI, the Borrower and their Subsidiaries, and each other GCI Entity, and (ii) for GCI, the Borrower and the Restricted Subsidiaries, all information set forth in (i) above in a separate presentation;

         (c) Promptly upon receipt thereof, (i) copies of all material reports or letters submitted to the Borrower, the Parents or any Subsidiary of the Borrower or the Parents by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by GCI, GCII, the Borrower or any Restricted Subsidiary in writing to stockholders generally,
(iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Parents, the Borrower or any Restricted Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Parents, the Borrower or any Restricted Subsidiary;

         (d) Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, a Compliance Certificate executed by an Authorized Officer, which such Compliance Certificate must (i) certify that there has occurred no Default or Event of Default, (ii) compute the Applicable Margin, and (iii) set forth the detailed calculations with respect to the financial covenants required by Section 7.01 hereof;

         (e) As soon as available and in any event not later than 30 days after the beginning of each fiscal year of the Borrower, the annual operating and Capital Expenditure budgets of the Borrower and the Restricted Subsidiaries for such fiscal year;

         (f) (i) Promptly upon knowledge by the Borrower or any other GCI Entity of the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto; (ii) promptly upon knowledge by the Borrower or any other GCI Entity of the occurrence of any breach, default or event of default under any Project Agreement or any AUSP Financing Agreement, a notice from an Authorized Officer, setting forth the details of such breach, default or event of default, and the action being taken or proposed to be taken with respect thereto; and (iii) promptly upon knowledge by the Borrower or any other GCI Entity of the occurrence of any material adverse change regarding the financial condition, business, operations or prospects of AUSP or GCI Transport Co., Inc., a notice from an Authorized Officer, setting forth the details of such material adverse change and the action being taken or proposed to be taken with respect thereto;

         (g) As soon as possible and in any event within five Business Days after knowledge thereof by the Borrower or any other GCI Entity, notice of any Litigation pending or threatened


0100.0269\91958                   62
against the Borrower or any other GCI Entity which, if determined adversely, could reasonably be expected to result in a judgment, penalties, or damages in excess of $1,000,000 together with a statement of an Authorized Officer describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

         (h) Promptly following notice or knowledge thereof by the Borrower or any other GCI Entity, notice of any actual or threatened loss or termination of any material Authorization of the Borrower or any other GCI Entity or any Unrestricted Subsidiary, together with a statement of an Authorized Officer describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

         (i) Promptly after filing or receipt thereof, copies of all reports and notices that the Borrower or any other GCI Entity or Unrestricted Subsidiary (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt or Contingent Liability, if in either case, any information or dispute referred to therein either causes a Default or Event of Default, or could reasonably be expected to cause or result in a Default or an Event of Default;

         (j) Within 30 days after renewal or issuance of any hazard, public liability, business interruption, or other insurance policy maintained by the Borrower or any other GCI Entity, a copy of the binder or insurance certificate (showing Administrative Agent, on behalf of the Borrower or such GCI Entity, as loss payee or additional insured, as appropriate);

         (k) As soon as possible and in any event within 10 days after the Borrower or any other GCI Entity knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the such Person proposes to take with respect thereto;

         (l) As soon as possible, and in any event within 10 days after receipt by the Borrower or any other GCI Entity, a copy of (a) any notice or claim to the effect that the Borrower or any other GCI Entity is or may be liable to any Person as a result of the release by the Borrower, any other GCI Entity or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any other GCI Entity, which could reasonably be expected to, in either case, cause a Material Adverse Change;

         (m)  Promptly  upon  the  filing   thereof,   copies  of  all  material
registration statements and all annual, quarterly, monthly or other regular reports which the Parents, the Borrower or any Subsidiary of the Parents or the Borrower or any other GCI Entity or Unrestricted Subsidiary files with the FCC or the Securities and Exchange Commission;



0100.0269\91958                   63

         (n) Promptly upon the sending or receiving thereof by any GCI Entity, AUSP, GCI Transport Co., Inc., GCI Fiber Co., Inc. or Fiber Hold Co., Inc., copies of all material notices, and other material information required by, or sent in connection with, any Project Agreement or any AUSP Financing Agreement, including, without limitation, notices of defaults or events of default, waivers, consents, amendments or other modifications to any of the Project Agreements or AUSP Financing Agreements, as well as requests therefor;

         (o) Copies of all financial information provided to the lenders by AUSP in accordance with the terms of the Project Agreements and the AUSP Financing Agreements; and

         (p) Promptly upon request, such other information concerning the condition or operations of the Borrower, any other GCI Entity, Unrestricted Subsidiary and any of their Affiliates, financial or otherwise, as the Administrative Agent or any Lender may from time to time reasonably request.

         6.06 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower shall use such proceeds) to (a) refinance existing Funded Debt of the Borrower and its Restricted Subsidiaries, (b) fund Capital Expenditures of the Borrower and the Restricted Subsidiaries permitted by the terms of this Agreement, (c) contribute $50,000,000 to the capitalization of AUSP, and (d) use for general working capital purposes.

         6.07 Maintenance of Existence and Assets. Except as provided by Section
7.07 of this Agreement, the Borrower shall maintain, and shall cause each other GCI Entity to maintain, its corporate existence, authority to do business in the jurisdictions in which it is necessary for the Borrower or such GCI Entity to do so, and all Authorizations necessary for the operation of any of their businesses. The Borrower shall maintain, and shall cause each other GCI Entity to maintain, the assets necessary for use in their respective businesses in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be reasonably required.

         6.08 Payment of Taxes. The Borrower will and will cause the Parents and all Subsidiaries of the Parents and the Borrower to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established in accordance with GAAP.



0100.0269\91958                   64

         6.09 Indemnity.

         (a) The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Agent and each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto or such proceeding shall have actually been instituted), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise), arising from or connected with the past, present or future operations of the Parents, the Borrower, any Subsidiary of the Borrower or the Parents, any other GCI Entity, any Affiliate or any predecessors in interest, or the past, present or future environmental condition of property of the Parents, the Borrower, any Subsidiary of the Borrower or Parents, any other GCI Entity, any Affiliate or any predecessors in interest, in each case relating to or arising out of this Agreement, the Loan Papers, any Project Agreement, any AUSP Financing Agreement, anything relating to the AUSP Financing or any act, event or transaction or alleged act, event or transaction relating or attendant thereto and the management of the Advances by the Administrative Agent, including in connection with, or as a result, in whole or in part, of any negligence of Administrative Agent or any Lender (other than those matters involving a claim by a participant purchaser against any Lender and not the Borrower), or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, "Indemnified Matters").

         (b) In addition, the Borrower shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual reasonable expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then the Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and the holders of the Capital Stock of the Borrower on the one hand and such Indemnitee on the other hand but also the relative fault


0100.0269\91958                   65
of the Borrower and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Agent, the Lenders and all other Indemnitees. The obligations of the Borrower under this Section 6.09 shall survive (i) the execution of this Agreement and (ii) any termination of this Agreement and payment of the Obligations.

         6.10 Interest Rate Hedging. By no later than 60 days after the Closing Date, the Borrower or GCII will enter into an Interest Hedge Agreement on terms acceptable to the Administrative Agent providing for interest rate protection for not less than three years for 50% of Total Debt on such date. If Borrower enters into an interest rate cap agreement, the interest rate related thereto shall not exceed 2% per annum in excess of the then current treasury rate for the applicable hedge period.

         6.11 Management Fees Paid and Earned. The Borrower agrees that no Management Fees will be paid by the Borrower, or any Restricted Subsidiary to any Person at any time, except in accordance with the terms of the Prime Management Agreement.

         6.12 Authorizations and Material Agreements. The Borrower shall, and shall cause the Parents and the Restricted Subsidiaries to, obtain and comply in all material respects with all FCC Licenses relating to any System. The Borrower shall, and shall cause the Parents and the Restricted Subsidiaries to, obtain and comply in all material respects with all Authorizations relating to the Systems, except to the extent failure to do so could not reasonably be expected to cause or result in a Material Adverse Change. The Borrower shall, and shall cause all other GCI Entities to, maintain and comply in all material respects with all agreements necessary or appropriate for any of them to own, maintain, or operate any of their businesses or Properties.

         6.13 Further Assurances. The Borrower shall, and shall cause each other GCI Entity to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, security agreements, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, deem reasonably necessary or proper in connection with any GCI Entity's obligations under any of the Loan Papers and the obligations of the Borrower thereunder, or for better assuring and confirming unto Administrative Agent all or any part of the security for any of the Obligations.

         6.14 AUSP Financing. No later than the AUSP Closing Date, the Borrower shall have delivered to the Administrative Agent in form and substance satisfactory to it (a) a certificate (in the form attached hereto as Exhibit H) dated the AUSP Closing Date certifying as to the fact


0100.0269\91958                   66
that attached thereto is a copy of each AUSP Financing Agreement and each Project Agreement and stating that each AUSP Financing Agreement and Project Agreement attached thereto represents the true, accurate and complete agreement as in effect on the AUSP Closing Date, and as to the true, accurate and complete resolutions authorizing the incurrence and performance of the Project Agreements, and (b) an opinion of counsel to AUSP regarding the Intercompany Notes. In addition, no later than the AUSP Closing Date, (a) the AUSP Financing shall have been consummated on terms and conditions satisfactory to the Administrative Agent, (b) the AUSP Financing Agreements and Project Agreements shall be in form and substance acceptable to the Administrative Agent, and (c) the undersea fiber survey owned by the Borrower shall have been sold to AUSP for fair value (not less than $1,000,000).

         6.15 Subsidiaries and Other Obligors. The Borrower shall cause each of the Restricted Subsidiaries, other GCI Entities and Affiliates (as to Affiliates, with respect solely to those covenants set forth in Sections 6.01, 6.05, and 6.08 hereof) to comply with each provision of this Article VI.

         6.16 CoBank Participation Certificates. The Borrower shall, at all times during which CoBank, ACB ("CoBank") is a Lender hereunder, acquire and maintain non-voting participation certificates in CoBank (the "Participation Certificates") in such amounts and at such times as CoBank may from time to time require in accordance with its bylaws and capital plan (as each may be amended from time to time); provided, however, that the maximum amount of Participation Certificates that the Borrower may be required to purchase may not exceed the lesser of the maximum amount permitted by CoBank's bylaws as in effect on the date hereof or $1,000.00, which amount, if not previously purchased, shall be purchased on or before the date hereof. The rights and obligations of the parties with respect to the Participation Certificates and any other patronage or other distributions shall be governed by CoBank's bylaws.


                         ARTICLE VII. NEGATIVE COVENANTS

         So long as the Revolving Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or the Borrower or any other GCI Entity owes any other amount hereunder or under any other Loan Paper:

         7.01 Financial Covenants. The Borrower and the Restricted Subsidiaries shall comply with the following covenants:

         (a) Total Leverage Ratio. At all times during the term hereof, the Total Leverage Ratio shall not be greater during the following time periods than the ratio set forth opposite such time periods:



0100.0269\91958                   67

                      Time Period                                               Maximum Ratio
                      -----------                                               -------------
         From the Closing Date through March 31, 1998                           7.00 to 1.00
         April 1, 1998 through March 31, 1999                                   6.50 to 1.00
         April 1, 1999 through December 31, 1999                                6.00 to 1.00
         January 1, 2000 and thereafter                                         5.50 to 1.00

         (b)      Senior  Leverage  Ratio.  At all times during the term hereof,  the Senior  Leverage  Ratio shall not be greater during the following time periods than the ratio set forth opposite such time periods:
                      Time Period                                               Maximum Ratio
                      -----------                                               -------------
         From the Closing Date through March 31, 1999                           3.50 to 1.00
         April 1, 1999 through December 31, 1999                                3.00 to 1.00
         January 1, 2000 through December 31, 2000                              2.50 to 1.00
         January 1, 2001 and thereafter                                         2.00 to 1.00

         (c)      Interest  Coverage  Ratio.  At all times during the term  hereof,  the  Interest  Coverage  Ratio shall not be less during the following time periods than the ratio set forth opposite such time periods:
                      Time Period                                               Maximum Ratio
                      -----------                                               -------------
         From the Closing Date through December 31, 1998                        1.50 to 1.00
         January 1, 1999 and thereafter                                         2.00 to 1.00

         (d) Pro Forma Debt Service Coverage Ratio. At all times during the term hereof,  the Pro Forma Debt Service  Coverage Ratio shall not be less during the following time periods than the ratio set forth opposite such time periods:
                      Time Period                                               Maximum Ratio
                      -----------                                               -------------
         From the Closing Date and thereafter                                   1.25 to 1.00

         (e) Fixed Charges  Coverage Ratio.  Commencing  January 1, 2000, and at
all times  thereafter  during the term hereof,  the Fixed Charges Coverage Ratio shall not be less during the  following  time  periods  than the ratio set forth opposite such time periods:
                      Time Period                                               Maximum Ratio
                      -----------                                               -------------
         From January 1, 2000 through March 31, 2003                            1.00 to 1.00



0100.0269\91958                   68

         April 1, 2003 and thereafter                                           1.05 to 1.00

         (f) Capital Expenditures.  Capital Expenditures paid or incurred by the
Borrower and the Restricted Subsidiaries shall not exceed, in the aggregate, the following amounts during the following years,  provided that, any unused portion for any such year may be used  during the  following  fiscal  year only (but not thereafter):
                      Fiscal Year                                               Maximum Amount
                      -----------                                               --------------
                      Partial year - Closing Date through 1997                  $55,000,000
                      1998                                                      $90,000,000
                      1999                                                      $65,000,000
                      2000 and thereafter                                       N/A

         7.02 Debt. The Borrower shall not, and shall not permit any of the other GCI Entities to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt under the Loan Papers and the Revolver/Term Credit Agreement, (b) Debt under the Senior Notes and other Debt in existence on the date hereof as shown on Schedule 5.08a hereto, and renewals, extensions (but not increases), and refinancings thereof on terms substantially similar thereto and on terms no more restrictive, (c) trade payables incurred and paid in the ordinary course of business, (d) Debt permitted to be incurred as Contingent Liabilities pursuant to Section 7.03 hereof, (e) Debt between the Borrower and its Restricted Subsidiaries, (f) so long as there exists no Default or Event of Default in existence at the time incurred and none is caused thereby, (i) $5,000,000 in Debt constituting Capital Leases outstanding in the aggregate at any one time, and (ii) unsecured subordinated Debt of the Borrower on terms and conditions acceptable to the Administrative Agent and each Lender, subordinated to the Facility pursuant to the subordination language set forth on Schedule 7.02 hereto, and (g) Debt under the Project Agreements.

         7.03 Contingent Liabilities. The Borrower shall not, and shall not permit any of the other GCI Entities to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except (a) Contingent Liabilities under or relating to the Loan Papers and the Revolver/Term Credit Agreement, (b) Contingent Liabilities in existence on the Closing Date, as shown on Schedule 5.08a hereto, (c) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (d) obligations under the Completion Guaranty, Keepwell Agreement, and Lease Guaranty, and (e) utility bonds and other similar bonds entered into in the ordinary course of business.

         7.04 Liens. The Borrower shall not, and shall not permit any of the other GCI Entities to, create or suffer to exist any Lien upon any of its Properties, except Permitted Liens and Liens securing Debt permitted under
Section 7.02(f)(i)  hereof. It is specifically  acknowledged


0100.0269\91958                   69
and agreed that the Borrower shall not, and shall not permit any of the other GCI Entities to, hereafter agree with any Person (other than Administrative Agent) not to grant a Lien on any of its assets, except as specifically provided in the Indenture on the Closing Date.

         7.05 Dispositions of Assets. The Borrower shall not, and shall not permit any of the other GCI Entities to, sell, lease, assign, or otherwise dispose of any assets of the Borrower or any Restricted Subsidiary, or otherwise consummate any Asset Sale, except (a) Permitted Dispositions and sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets, and (b) so long as there exists no Default or Event of Default both before and after giving effect to such disposition, Asset Sales in an aggregate amount over the term of this Agreement not to exceed $10,000,000 (or $20,000,000 if before and immediately after giving effect to any Asset Sale, the Total Leverage Ratio is equal to or less than 4.50 to 1.00), so long as any amounts received by the Borrower and the Restricted Subsidiaries in the aggregate over $10,000,000 in any fiscal year of the
Borrower and its Restricted Subsidiaries (or $20,000,000 if before and immediately after giving effect to any Asset Sale, the Total Leverage Ratio is equal to or less than 4.50 to 1.00) are immediately used to reduce the Revolving Commitment and the Revolver/Term Commitment, in accordance with Section 2.04 hereof, and repay the outstanding Obligations in accordance with the terms of
Section 2.05 hereof, as applicable.

         7.06 Distributions and Restricted Payments. The Borrower shall not, and shall not permit the Parents or any Restricted Subsidiary to, make any Restricted Payments, other than any Restricted Payment in the form of a Distribution made by any Restricted Subsidiary to any other Restricted Subsidiary or to the Borrower, and other than (a) so long as (i) there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, (ii) the Total Leverage Ratio is less than 5.00 to 1.00 both before and after giving effect to any such Restricted Payment and (iii) the date of such Restricted Payment is after September 30, 2000, Restricted Payments made exclusively out of Excess Cash Flow up to a maximum amount of the difference between $15,000,000 in the aggregate over the term of this Agreement, minus the aggregate amount of Investments made in accordance with the terms of Section 7.10(e) hereof over the term of this Agreement, (b) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower may make Restricted Payments in the form of Distributions to GCII in an amount not in excess of cash income Taxes attributable to income from the Borrower and its Restricted Subsidiaries (and GCII may make Restricted Payments in such amounts in the form of Distributions to GCI), and scheduled cash interest payments required to be paid by GCII under the Senior Notes, and GCII may make Restricted Payments in the form of (and not in excess of) scheduled cash interest payments required to be paid by GCII under the Senior Notes, provided that, the Lenders agree that in no event shall the opening phrase of this subsection (b) prohibit the payment of any such Distribution by the Borrower or payment of interest by GCII on the Senior Notes for more than 180 consecutive days in any consecutive 360-day period, unless there exists an Event of Default under Section 8.01(a) hereof (whether by acceleration or otherwise), (c) so long as there exists


0100.0269\91958                   70
no Default or Event of Default both before and after giving effect to the payment thereof, payment of Management Fees and amounts due under the Transponder Purchase Agreement for Galaxy X referred to in Section 7.18 hereof, and (d) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower or any other GCI Entity (i) may make Restricted Payments on Funded Debt incurred in accordance with the terms of Sections 7.02(b)(but with respect to the Senior Notes, only payments of cash interest which accrues thereon), 7.02(d), 7.02(f)(i), and 7.02(g) hereof, and (ii) may make payments of income Taxes.

         7.07 Merger; Consolidation. The Borrower shall not, and shall not permit any of the other GCI Entities to, merge into or consolidate with any Person except any Wholly-Owned Subsidiary other than the Borrower may merge or consolidate with another Wholly-Owned Subsidiary, provided that the Borrower or the Wholly-Owned Subsidiary is the surviving entity, as the case may be.

         7.08 Business. The Borrower shall not, and shall not permit any of the other GCI Entities to, change the nature of its business as now conducted. The Borrower shall not conduct any business except the ownership and operation of its Systems.

         7.09 Transactions with Affiliates. The Borrower shall not, and shall not permit any of the other GCI Entities to, enter into or be party to a transaction with any Affiliate, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate.
Notwithstanding the foregoing limitation, the Borrower and the other GCI Entities may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Closing Date on the terms of such contract as in effect on the Closing Date; (ii) any transaction or series of transactions between the Borrower and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries; (iii) any Restricted Payment permitted to be made pursuant to Section 7.06; (iv) the payment of compensation by Parents, the Borrower or any of its Restricted Subsidiaries (including, amounts paid pursuant to employee benefit plans) in the ordinary course of business for the personal services of officers, directors and employees of Parents, the Borrower or any of its Restricted Subsidiaries, so long as the Board of Directors of Parents and the Borrower in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; (v) loans and advances by Parents, the Borrower or a Restricted Subsidiary to employees of Parents, the Borrower or a Restricted Subsidiary made in ordinary course of business and consistent with past practice of Parents, the Borrower or such Restricted Subsidiary, as the case may be, provided, that such loans and advances do not exceed in the aggregate $4,000,000 at any one time outstanding; (vi) any transaction between the Borrower and its Restricted Subsidiaries pursuant to the Transponder Purchase Agreement for Galaxy X referred to in Section 7.18 hereof; (vii) the assignment or other transfer to GCI Transport Co., Inc. or any of its Subsidiaries of the $9,100,000 deposit made in connection with the Transponder Purchase Agreement for Galaxy


0100.0269\91958                   71

X referred to in Section 7.18 hereof (provided the Borrower provides the Administrative Agent with a Pro Forma Compliance Certificate evidencing no Default or Event of Default both before and after the assignment); (viii) the Fiber Lease and the Lease Guaranty, provided that, notwithstanding anything to the contrary in any Project Agreement, AUSP Financing Agreement, in this Agreement, or in any other Loan Paper, in no event shall the aggregate amount of all lease payments made by the Borrower, its Restricted Subsidiaries, or GCI Communication Corp. pursuant to the Fiber Lease, the Lease Guaranty, or any other lease or Project Agreement with AUSP exceed $28,000,000 in the aggregate over the term of this Agreement; (ix) the O&M Contract, provided that, notwithstanding anything to the contrary in any Project Agreement, AUSP Financing Agreement, in this Agreement or in any other Loan Paper, in no event shall the aggregate amount of all payments made by the Borrower or any of its Restricted Subsidiaries pursuant to any and all such operating and maintenance contracts exceed $17,000,000 over the term of this Agreement; (x) the Completion Guaranty and the Keepwell Agreement, and provided that, notwithstanding anything to the contrary in any Project Agreement, AUSP Financing Agreement, in this Agreement or in any other Loan Paper, in no event shall the aggregate amount of all payments made pursuant to the Keepwell Agreement, the Completion Guaranty and any other Project Agreement by the Borrower or any of its Restricted Subsidiaries (except the Fiber Lease, the Lease Guaranty, and the O&M Contract) exceed $73,000,000 over the term of this Agreement, (xi) loans and/or advances to AUSP as may be evidenced by the Intercompany Notes to the extent permitted by
Section 7.10(g) hereof, (xii) the Subordination Agreement, and (xiii) Permitted Dispositions. Neither the Borrower nor any Restricted Subsidiary shall enter into any agreement with AUSP obligating the Borrower or any Restricted Subsidiary to purchase excess capacity pursuant to any Project Agreement or any other agreement exceeding the amounts set forth above with respect to the Fiber Lease and the Lease Guaranty. Nothing herein shall prevent the Borrower or any Restricted Subsidiary from entering into an agreement with AUSP pursuant to any Project Agreement whereby each may purchase excess capacity from time to time as needed in the ordinary course of business.

         7.10 Loans and Investments. The Borrower shall not, and shall not permit any of the other GCI Entities to, make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, or make any acquisition, except (a) Investments on the Closing Date constituting a $50,000,000 capital contribution to AUSP and other Investments existing on the date hereof and contemplated by the terms of this Agreement, each as shown on Schedule 5.13 hereto, (b) Investments in Cash Equivalents, (c) Investments in advances or loans in the ordinary course of business to officers and employees in an amount in the aggregate not to exceed $4,000,000 outstanding at any one time, (d) Investments in accounts receivable arising in the ordinary course of business, (e) so long as (i) there exists no Default or Event of Default, both before and after giving effect to the making of such Investments,
(ii) the Total Leverage Ratio is less than 5.00 to 1.00 both before and after giving effect to any such Investment and (iii) the date of such Investment is after September 30, 2000, Investments made exclusively out of Excess Cash Flow up to a maximum amount of the difference between $15,000,000 in the


0100.0269\91958                   72
aggregate over the term of this Agreement, minus the aggregate amount of Restricted Payments made in accordance with the terms of Section 7.06(a) hereof over the term of this Agreement, (f) loans, advances, extensions of credit or capital contributions to, or among, Wholly-Owned Subsidiaries and to GCI Transport Co., Inc. and its Subsidiaries in connection with the assignment or other transfer to GCI Transport Co., Inc. or its Subsidiaries of the $9,100,000 deposit made in connection with the Transponder Purchase Agreement for Galaxy X referred to in Section 7.18 hereof (provided the Borrower provides the Administrative Agent with a Pro Forma Compliance Certificate evidencing no Default or Event of Default both before and after the assignment), (g) so long as there exists no Default or Event of Default both before and after giving effect to the making of each such Investment, Investments constituting loans and/or advances to AUSP in accordance with the terms of the Keepwell Agreement and the Completion Guaranty as may be evidenced by the Intercompany Notes (collaterally assigned to the Administrative Agent on a first Lien basis), which Investments in an aggregate amount over the term of this Agreement do not exceed $73,000,000, and (h) investments in Participation Certificates of CoBank to the extent required pursuant to Section 6.16.

         7.11 Fiscal Year and Accounting Method. The Borrower shall not, and shall not permit any of the other GCI Entities to, change its fiscal year or method of accounting, except as may be required by GAAP.

         7.12 Issuance of Partnership Interest and Capital Stock; Amendment of Articles and By-Laws. Except in connection with the transactions consummated on or prior to the Closing Date, and except as permitted in Section 7.07 hereof, the Borrower shall not, and shall not permit any of the other GCI Entities (other than GCI) to, issue, sell or otherwise dispose of any Capital Stock in such Person, or any options or rights to acquire such partnership interest or capital stock not issued and outstanding on the Closing Date. The Borrower shall not amend its articles of organization or bylaws and the Borrower shall not permit any of the other GCI Entities to amend its articles of organization or bylaws or partnership agreement, as applicable, except, so long as there exists no Default or Event of Default both prior to and after giving effect to such amendment, and after written notice to the Administrative Agent, the Borrower or any of the other GCI Entities may make (i) changes to comply with applicable Law and (ii) changes immaterial in nature.

         7.13 Change of Ownership. Except as permitted by Section 7.07 hereof, the Borrower shall not, and shall not permit any other GCI Entity (other than GCI) to, permit any change in the ownership of the Borrower and each Guarantor from the ownership thereof as of the date hereof as disclosed on Schedule 5.01 hereto.

         7.14 Sale and Leaseback. The Borrower shall not, and shall not permit any of the other GCI Entities to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.



0100.0269\91958                   73

         7.15 Compliance with ERISA. The Borrower shall not, and shall not permit the Parents or any Subsidiary of the Borrower and the Parents to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Administrative Agent) liability to any of the Borrower, the Parents or any Subsidiary of the Borrower or the Parents, or any member of their Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of any material (in the opinion of Administrative Agent) liability of any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of Administrative Agent) liability to any of the Borrower, the Parents, or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Administrative Agent) liability to any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of each of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, or any member of their Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of Administrative Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         7.16 Rate Swap Exposure. The Borrower shall not enter into or become liable in respect of any Interest Hedge Agreement pursuant to which the aggregate amount exceeds the aggregate principal amount of all Advances and amounts outstanding under the Revolver/Term Credit Agreement.

         7.17 Restricted Subsidiaries and Other Obligors. The Borrower shall not permit any of its Restricted Subsidiaries or any other GCI Entity to violate any provision of this Article VII.

         7.18 Amendments to Material Agreements. The Borrower shall not, nor shall the Borrower permit any other GCI Entity to, amend or change any Project Agreement or any AUSP Financing Agreement in any manner that is material and adverse to the interests of the Lenders except with the prior written consent of Majority Lenders, or amend or change any Loan Paper other than with the prior written consent of the Lenders pursuant to Section 10.01 hereof, nor shall the Borrower or any other GCI Entity change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to (a) any Non-Compete Agreement, (b) that certain Transponder Purchase Agreement for Galaxy X, dated August 24, 1995, among the Borrower and Hughes Communications Galaxy, Inc., now held by PanAmSat Corp., as assignee, (c) that certain Transponder Service Agreement, dated August 24, 1995, among General Communication Corp.


0100.0269\91958                   74
and Hughes Communications Satellite Services, Inc., now held by PanAmSat Corp., as assignee, (d) the Senior Notes and all documentation and agreements relating to the Senior Notes, other than changes that result in a decrease in interest rate, extension of maturity, or deletion of covenants or obligations to repay, and changes anticipated by Section 9.01(1) of the Indenture, (e) the Prime Management Agreement, and (f) all documentation related to any Funded Debt of any GCI Entity.

         7.19 Limitation on Restrictive Agreements. The Borrower shall not, and shall not permit the Parents or any Restricted Subsidiary to, other than in connection with the Senior Notes and the Revolver/Term Credit Agreement or the AUSP Financing Agreements or the Project Agreements, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of Debt, (b) the granting of Liens (except for provisions contained in Capital Leases of property that are permitted hereunder that limit Liens only on the specific property subject to the Capital Lease, except for Liens in favor of the Administrative Agent and the Lenders), (c) the making or granting of Guarantees,
(d) the payment of dividends or Distributions, (e) the purchase, redemption or retirement of any Capital Stock, (f) the making of loans or advances, (g) transfers or sales of property or assets (including Capital Stock) by the Parents, the Borrower or any of the Restricted Subsidiaries, (h) the making of Investments or acquisitions, or (i) any change of control or management.


                         ARTICLE VIII. EVENTS OF DEFAULT

         8.01 Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

         (a) The Borrower shall fail to pay (i) any principal on any Note when due; or (ii) any interest on any Note within three days after the same becomes due; or (iii) any Commitment Fees, other fees, or other amounts payable under any Loan Paper within five days after the same becomes due;

         (b) Any representation or warranty made or deemed made by the Borrower or any other GCI Entity (or any of its officers or representatives) under or in connection with any Loan Papers shall prove to have been incorrect or misleading in any material respect when made or deemed made;

         (c) The Borrower or any other GCI Entity shall fail to perform or observe any term or condition contained in Article VI hereof (except Section 6.05(f) hereof) which is not remedied within thirty days after the earlier of
(i) actual  knowledge of such breach by the Parents,  the


0100.0269\91958                   75

Borrower or any of the Restricted Subsidiaries of such breach and (ii) written notice from the Administrative Agent or any Lender of such breach;

         (d) The Borrower or any other GCI Entity shall fail to perform or observe any term or covenant contained in Article VII hereof or in Section 6.05(f) hereof;

         (e) Any GCI Entity shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Sections 8.01(a), (b), (c) and (d) hereof which is not remedied within thirty days after the earlier of (i) actual knowledge of such breach by the Parents, the Borrower or any of the Restricted Subsidiaries of such breach and (ii) written notice from the Administrative Agent or any Lender of such breach;

         (f) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the GCI Entity signatory thereto, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Paper shall be contested by any GCI Entity; any GCI Entity shall deny that it has any or further liability or obligation under its respective Loan Papers; or any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

         (g) Any of the following shall occur: (i) any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc. and Fiber Hold Co., Inc.) shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., and Fiber Hold Co., Inc.) shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., and Fiber Hold Co., Inc.) under any Debtor Relief Law, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., and Fiber Hold Co., Inc.), or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings and such petition, application or proceedings shall continue undismissed for 30 days or such order, judgment or decree shall continue unstayed and in effect for 30 days; (iv) any final order, judgment, or decree shall be entered in any proceedings against any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., and Fiber Hold Co., Inc.) decreeing its dissolution; (v) any final order, judgment, or decree shall be entered in any proceedings against any of the Parents, the


0100.0269\91958                   76

Borrower, or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., and Fiber Hold Co., Inc.) decreeing its split-up which requires the divestiture of a substantial part of its assets; or (vi) any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., and Fiber Hold Co., Inc.) shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any of the Parents, the Borrower or any Subsidiary of the Parents or the Borrower (including without limitation, AUSP, GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., and Fiber Hold Co., Inc.) under any Debtor Relief Law, whether now or hereafter in effect;

         (h) Any GCI Entity shall fail to pay any Debt or Contingent Liability of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Contingent Liability; or any GCI Entity shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt or Contingent Liability, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt or Contingent Liability; or any such Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (i) Any GCI Entity shall have any judgment(s) outstanding against it for the payment of $1,000,000 or more, and such judgment(s) shall remain unstayed, in effect, uncontested and unpaid for a period of 30 days;

         (j) (i) Any Authorization necessary for the ownership or essential for the operation of any of the interstate or intrastate telecommunications systems or networks operated by the Parents, the Borrower or any Restricted Subsidiary or any other System, shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations of such System; or (ii) any Authorization necessary for the ownership or essential for the operation of any of System shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (iii) the FCC shall have issued, on its own initiative and not upon the complaint of or at the request of a third party, any hearing designation order in any non-comparative license renewal proceeding or any license revocation proceeding involving any License or Authorization necessary for the ownership or essential for the operation of any System; or (iv) in any non-comparative license renewal proceeding or


0100.0269\91958                   77
license revocation proceeding initiated by the FCC upon the complaint of or at the request of a third party or any comparative (i.e., multiple applicant) license renewal proceeding, in each case involving any License or Authorization necessary for the ownership or essential for the operation of any System; any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Parents, the Borrower or any Restricted Subsidiary lacks the basic qualifications to own or operate any System or is not deserving of a renewal expectancy, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review (provided, however, that none of the foregoing events described in clauses (i), (ii), (iii) or (iv) of this Section 8.01(j) shall constitute an Event of Default if such expiration, cancellation, revocation or other loss would not materially adversely affect the value of any of the Collateral or the ability of the Parents, the Borrower or any Restricted Subsidiary to perform its obligations under the Loan Papers to which it is a party);

         (k) Any of the Parents, the Borrower, or any Subsidiary of the Parents or the Borrower, or any ERISA Affiliate, shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000;

         (l) The Parents, the Borrower, any Subsidiary of the Parents or the Borrower, or any ERISA Affiliate, shall have been notified by the sponsor of a Multiemployer Plan that such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $1,000,000;

         (m) The Borrower or any GCI Entity shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which could constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $1,000,000 or more;

         (n) Any Property (whether leased or owned) of any GCI Entity, or the operations conducted thereon by any of them or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation could constitute a Material Adverse Change; or any GCI Entity shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same could constitute a Material Adverse Change;



0100.0269\91958                   78

         (o) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral (subject to Permitted Liens) (except for the Lien on the stock of GCI Leasing Co., Inc. which shall be a second Lien behind the Prior Stock
Lien) purported to be covered thereby and the value of such Collateral, singly or in the aggregate, equals or exceeds $1,000,000;

         (p) The occurrence of any Change of Control; or (i) two or more of the following three senior executive managers of the Borrower shall not be employees of the Borrower for 60 consecutive days: John Lowber, Ron Duncan or Wilson Hughes and (ii) the Borrower shall have not replaced such senior executive managers with new employees acceptable to the Majority Lenders, such consent not to be unreasonably withheld;

         (q) At any time, less than 100% of the Capital Stock of the Borrower, the Restricted Subsidiaries and the Guarantors (except the Capital Stock of GCI does not have to be pledged) shall be pledged to the Lenders to secure the Obligations pursuant to a first and prior perfected Lien (subject to inchoate tax liens), except with respect to the Lien on the stock of GCI Leasing Co., Inc.; at any time, less than 100% of the Capital Stock of GCI Leasing Co., Inc. shall be pledged to the Lenders to secure the Obligations pursuant to a second perfected Lien (behind the Prior Tax Lien and subject to inchoate tax Liens); or all or any portion of the Collateral constituting any System or systems which service 5% or more of the customers of the Borrower and the Restricted Subsidiaries ("Significant Segment"), or all or any portion of the Pledged Interests or the Pledge Agreements shall be the subject of any proceeding instituted by any Person, or there shall exist any litigation or overtly threatened litigation with respect to all or any portion of the Collateral constituting Significant Segment or all or any portion of the Pledged Interests or the Pledge Agreement; or all or any portion of the Collateral constituting a Significant Segment shall be the subject of any legal proceeding instituted by any Person other than a Lender or Administrative Agent (except in connection with any Lender's exercise of any remedies under the Loan Papers); or any document or instrument creating or granting a security interest or Lien in any Collateral shall for any reason fail to create a valid first priority security interest (subject to Permitted Liens and the Prior Stock Lien) in any collateral purported to be covered thereby; or any material portion of the Collateral shall not be subject to a prior perfected security interest (subject to Permitted Liens), or be subject to attachment, levy or replenishment, unless such attachment, levy or replenishment shall be stayed, or bonded in an amount substantially equal to the fair market value of such Property and only for so long as such stay or bond exists;

         (r) (i) A petition or complaint is filed before or by the Federal Trade Commission, the United States Justice Department, or any other Tribunal, seeking to cause the Borrower or any other GCI Entity to divest a significant portion of its assets or the Capital Stock of any GCI Entity or the Borrower, pursuant to any antitrust, restraint of trade, unfair competition or similar Laws, and such petition or complaint is not dismissed or discharged within 60 days of the filing thereof, which such divestiture could reasonably be expected to cause a Material Adverse


0100.0269\91958                   79

Change or (ii) A warrant of attachment or execution or similar process shall be issued or levied against Property of the Borrower or any other GCI Entity which, together with all other such Property of the Borrower and the other GCI Entities subject to other such process, exceeds in value $1,000,000 in the aggregate, and if such judgment or award is not insured or, within 60 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged, bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

         (s) Any civil action, suit or proceeding shall be commenced against any GCI Entity under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction resulting in a judgment against such GCI Entity in excess of $1,000,000; or any criminal action or proceeding shall be commenced against any GCI Entity under any federal or state racketeering statute (including, without limitation, RICO);

         (t) There shall exist any breach or default under any Project Agreement, in each case after giving effect to any applicable period of grace in connection therewith;

         (u) There shall exist any breach or default under any intercompany promissory note or related agreement executed by AUSP or any other Unrestricted Subsidiary in favor of the Borrower or any Restricted Subsidiary, including without limitation, the Intercompany Notes;

         (v) There shall exist any Event of Default relating to the Senior Notes or under the Indenture; or

         (w) There shall exist any Event of Default under the Revolver/Term Credit Agreement.

         8.02 Remedies Upon Default. If an Event of Default described in Section 8.01(g) hereof shall occur with respect to the Parents, the Borrower or any Subsidiary of the Parents or the Borrower, the Revolving Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to the Borrower and Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

         (a) Declare the entire unpaid balance of all Advances  immediately  due
and  payable,   whereupon  it  shall  be  due  and  payable  without  diligence, presentment,  demand,  protest,  notice


0100.0269\91958                   80
of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 8.01), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

         (b) Terminate the Revolving Commitment and/or the Letter of Credit Commitment;

         (c) Reduce any claim of Administrative Agent and Lenders to judgment;

         (d) Demand (and the Borrower shall pay to Administrative Agent) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Agent shall promptly advise the Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; or

         (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

         8.03 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

         8.04 Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         8.05 Performance by Administrative Agent or any Lender. Should any covenant of any GCI Entity fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such GCI Entity. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for the performance of any duties or covenants of any GCI Entity.



0100.0269\91958                   81

         8.06 Expenditures. The Borrower shall reimburse Administrative Agent and each Lender for any sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 2.0% and (b) the Highest Lawful Rate, from the date spent until the date of repayment by the Borrower.

         8.07 Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any GCI Entity, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.


                      ARTICLE IX. THE ADMINISTRATIVE AGENT

         9.01 Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 10.01), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the Ratable or individual account of any Lender.

         9.02 Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent;


0100.0269\91958                   82

(b) may consult with legal counsel (including counsel for the Borrower or any of the Restricted Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any GCI Entity or the Restricted Subsidiaries or to inspect the Property (including the books and records) of any GCI Entity or the Restricted Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and
(f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         9.03 NationsBank of Texas, National Association and Affiliates. With respect to its Revolving Commitment, its Advances, and any Loan Papers, NationsBank of Texas, National Association has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank of Texas, National Association and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, any GCI Entity, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank of Texas, National Association were not Administrative Agent and without any duty to account therefor to any Lender.

         9.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.04 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         9.05 Indemnification by Lenders. Lenders shall indemnify Administrative Agent, pro rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative


0100.0269\91958                   83

Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 9.05 shall survive the termination of this Agreement.

         9.06 Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                            ARTICLE X. MISCELLANEOUS

         10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, the Revolver/Term Credit Agreement, or any other Loan Papers, nor consent to any departure by the Borrower or any other GCI Entity therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent with the consent of Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Revolving Commitment (except in accordance with the provisions of Section 2.16 hereof), increase the Revolver/Term Commitment or the Letter of Credit Commitment, (b) reduce any principal (including without limitation, any



0100.0269\91958                   84
scheduled reduction of the Revolving Commitment), interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 8.01(a) hereof or of the Revolver/Term Credit Agreement,
(c) postpone any date fixed for any payment of principal (including without limitation, any scheduled reduction of the Revolving Commitment), interest, fees, or other amounts payable hereunder or under the Revolver/Term Credit Agreement, or change the pro rata sharing of payments, (d) release any Collateral or Guaranties securing any GCI Entity's obligations hereunder, other than releases specifically contemplated hereby and by the Loan Papers, including without limitation, releases of assets that have been sold or transferred as specifically permitted hereby or by the Loan Papers, or (e) change the meaning of Specified Percentage or the number of Lenders required to take any action hereunder. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.

         10.02 Notices.

         (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Borrower has acted in reliance on such telephonic notice.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

If to the Borrower:

                  GCI Holdings, Inc.
                  2550 Denali Street, Suite 1000
                  Anchorage, Alaska  99503-2781

                  Attention:        Mr. John M. Lowber
                  Telephone No.:    (907) 265-5628
                  Facsimile No.:    (907) 265-5676



0100.0269\91958                   85

         With a Copy to:

                  Hartig, Rhodes, Norman, Mahoney & Edwards, P.C.
                  717 K Street
                  Anchorage, Alaska 99501

                  Attention:        Bonnie J.  Paskvan
                  Telephone No.:    (907) 276-1592
                  Facsimile No.:    (907) 277-4352

If to Administrative Agent:

                  NationsBank of Texas, N.A.
                  901 Main Street, 64th Floor
                  Dallas, Texas  75202

                  Attention:        Whitney L. Busse
                                    Vice President
                  Telephone No.:    (214) 508-0950
                  Facsimile No.:    (214) 508-9390

         With a Copy to:

                  Donohoe, Jameson & Carroll, P.C.
                  3400 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas  75270

                  Attention:        Melissa Ruman Stewart
                  Telephone No.:    (214) 698-3814
                  Facsimile No.:    (214) 744-0231

         (c) If to any Lender, to its address set forth below opposite its signature or on any Assignment and Acceptance or amendment to this Agreement.

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth Business Day after such notice, communication or


0100.0269\91958                   86
material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 10.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Agent pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

         10.03 Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
10.04 hereof. No GCI Entity may assign or transfer its Rights or obligations under any Loan Paper without the prior written consent of Administrative Agent.

         10.04 Assignments and Participations.

         (a) Subject to the following sentence, each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, (iii) each Assignor shall in each case pay a $3,000 processing fee to Administrative Agent, (iv) no such assignment is for an amount less than $5,000,000, and (v) no assignment shall be made unless an assignment is also made of the Rights and obligations on a pro rata basis as a Lender under the Revolver/Term Credit Agreement. Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Agent. Within five Business Days after Administrative Agent receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Revolving Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.



0100.0269\91958                   87

         (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 10.01(a), (b), (c) and (d), (v) each GCI Entity, Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

         (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to any GCI Entity furnished to such Lender by or on behalf of any GCI Entity.

         (d) Notwithstanding any other provision set forth in this Agreement, each Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         10.05 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by the Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         10.06 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this


0100.0269\91958                   88

Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this
Section 10.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

         10.07 Costs, Expenses, and Taxes.

         (a) The Borrower agrees to pay on demand (i) all costs and expenses of Administrative Agent in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel and (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with administration, interpretation, modification, amendment, waiver, or release of any Loan Papers and any restructuring, work-out, or collection of any portion of the Obligations or the enforcement of any Loan Papers.

         (b) In addition, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this
Section 10.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Restricted Subsidiary under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.07 shall survive the execution of this Agreement, termination of the Revolving Commitment, the Letter of Credit Commitment, the repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.



0100.0269\91958                   89

         10.08 Indemnification by the Borrower. The Borrower shall indemnify, defend, and hold harmless Administrative Agent, each Lender and their respective Affiliates, directors, officers, agents, employees, and representatives, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of any Loan Papers (including in connection with or as a result, in whole or in part, of the negligence of any of them), any transaction related hereto or thereto, or any act, omission, or transaction of the Borrower, any other GCI Entity and their respective Affiliates, or any of their directors, partners, officers, agents, employees, or representatives; provided, however, that neither Administrative Agent nor any Lender shall be indemnified, defended, and held harmless pursuant to this Section 10.08 to the extent of any losses or damages which the Borrower proves were caused by the indemnified party's willful misconduct or gross negligence.

         10.09 Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall the Borrower or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each GCI Entity, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This
Section 10.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

         10.10 Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining


0100.0269\91958                   90
provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         10.11 Exceptions to Covenants. No GCI Entity shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

         10.12 Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         10.13 GOVERNING LAW; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION AND NOT AS A LIMITATION OF SECTION 10.14 HEREOF, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         (b) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 10.13 SHALL AFFECT THE


0100.0269\91958                   91

RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         10.14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10.15 Amendment and Restatement. This Agreement is a renewal, extension, amendment, and restatement of the Original Credit Agreement, and, as such, except for the "Obligations" as defined in the Original Credit Agreement (which shall survive, be renewed, extended, and restated by the terms of this Agreement), all other terms and provisions supersede in their entirety the Original Credit Agreement; provided, however, this Agreement shall not extinguish the obligations under the Original Credit Agreement or be construed as a substitution or novation of the "Obligations" as defined in the Original Credit Agreement, except as modified hereby or the other Loan Papers executed concurrently herewith. All subordination agreements, security agreements, pledge agreements, mortgages, and deeds of trust executed and delivered in connection with this Agreement shall supersede the subordination agreements, security agreements, pledge agreements, mortgages, and deeds of trust executed and delivered in connection with the Original Credit Agreement (the "Original Security Documents"), except for the Liens created under the Original Security Documents which shall remain valid, binding and enforceable Liens against the Borrower and the Subsidiaries and each of the other Persons which granted such Liens.

===============================================================================
                   REMAINDER OF PAGE LEFT BLANK INTENTIONALLY
===============================================================================

0100.0269\91958                   92

         IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.


THE BORROWER:
                               GCI HOLDINGS, INC.




                               By:      /s/ John M. Lowber
                               Its:     Senior Vice President and Chief
                                        Financial Officer

0100.0269\91958                   93

ADMINISTRATIVE AGENT:
                               NATIONSBANK OF TEXAS, N.A., as Administrative
                               Agent




                               By:      /s/ Whitney L. Busse
                               Its:     Vice President

0100.0269\91958                   94

DOCUMENTATION AGENT:
                               CREDIT LYONNAIS NEW YORK BRANCH, as
                               Documentation Agent




                               By:      /s/ Mark D. Thorsheim
                               Its:     Vice President

0100.0269\91958                   95

SYNDICATION AGENT:
                               TD SECURITIES (USA), INC., as Syndication Agent




                               By:      /s/ A.L. Miller
                               Its:     M.D.

0100.0269\91958                   96

LENDERS:

Specified Percentage:          NATIONSBANK OF TEXAS, N.A., Individually,
                               as a Lender
10.0000%

Address:
901 Main, 64th Floor
Dallas, Texas  75202
                               By:      /s/ Whitney L. Busse
                               Its:     Vice President
Attention:        Whitney L. Busse
Telephone:        (214) 508-0950
Facsimile:        (214) 508-9390






0100.0269\91958                   97

Specified Percentage:          TORONTO DOMINION (TEXAS), INC., Individually as
                               a Lender
10.0000%

Address:
909 Fannin, Suite 1700
Houston, Texas 77010
                               By:      /s/ Neva Nesbitt
                               Its:     Vice President
Attention:        David Parker
Telephone:        (713) 653-8248
Facsimile:        (713) 951-9921

0100.0269\91958                   98

Specified Percentage:          CREDIT LYONNAIS NEW YORK BRANCH,
                               Individually as a Lender
10.0000%

Address:
1301 Avenue of the Americas
New York, New York  10019
                               By:      /s/ Mark D. Thorsheim
                               Its:     Vice President
Attention:        Mark Thorsheim
Telephone:        (212) 261-7852
Facsimile:        (212) 261-3288

0100.0269\91958                   99

Specified Percentage:          COBANK, ACB, Individually as a Lender

8.0000%

Address:
5500 South Quebec Street
Englewood, Colorado  80111
                               By:      /s/ John McFarlane
                               Its:     Vice President
Attention:        John McFarlane
Telephone:        (303) 740-4332
Facsimile:        (303) 740-6496

                               By:
                               Its:

0100.0269\91958                  100

Specified Percentage:          BANQUE PARIBAS, Individually as a Lender

6.0000%

Address:
2029 Century Park East, Suite 3900
Los Angeles, California  90067
                               By:      /s/ Thomas Brandt
                               Its:     Director
Attention:        Todd Rodgers
Telephone:        (310) 551-7394
Facsimile:        (310) 556-3762

                               By:      /s/ Darlynn Ernst
                               Its:     Assistant Vice President

0100.0269\91958                  101

Specified Percentage:          GENERAL ELECTRIC CAPITAL CORPORATION,
                               Individually as a Lender
6.0000%

Address:
120 Long Ridge Road
Stamford, Connecticut  06927
                               By:      /s/ Molly S. Fergusson
                               Its:     Manager - Operations
Attention:        Manager - Operations
Telephone:        (203) 961-2275
Facsimile:        (203) 961-2017

0100.0269\91958                  102

Specified Percentage:          THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                               LOS ANGELES AGENCY,  Individually as a Lender
6.0000%

Address:
350 South Grand Avenue, Suite 3000
Los Angeles, California  90071
                               By:      /s/ T. Morgan Edwards II
                               Its:     Deputy General Manager
Attention:        Hiro Negi
Telephone:        (213) 689-6344
Facsimile:        (213) 689-6294

0100.0269\91958                  103

Specified Percentage:          UNION BANK OF CALIFORNIA, N.A.,
                               Individually as a Lender
6.0000%

Address:
445 S. Figueroa Street, 15th Floor
Los Angeles, California  90071
                               By:      /s/ Christine P. Ball
                               Its:     Vice President
Attention:        Sonia Isaacs
Telephone:        (213) 236-7834
Facsimile:        (213) 236-5747

0100.0269\91958                  104

Specified Percentage:          BANK OF HAWAII, Individually as a Lender
4.2500%

Address:
1850 N. Central Avenue, Suite 400
Phoenix, Arizona  85004
                               By:      /s/ Elizabeth O. MacLean
                               Its:     Vice President
Attention:        Elizabeth O. MacLean
Telephone:        (602) 257-2437
Facsimile:        (602) 257-2235

0100.0269\91958                  105

Specified Percentage:          THE BANK OF NEW YORK, Individually as
                               a Lender
4.2500%

Address:
1 Wall Street
New York, New York  10286
                               By:      /s/ Edward F. Ryan, Jr.
                               Its:     Senior Vice President
Attention:        Ted Ryan
Telephone:        (212) 635-8608
Facsimile:        (212) 635-8593

0100.0269\91958                  106

Specified Percentage:          BANQUE NATIONALE DE PARIS, Individually as
                               a Lender
4.2500%

Address:
499 Park Avenue
New York, New York  10022
                               By:      /s/ Serge Desrayaud
                               Its:     Vice President
Attention:        Marcus C. Jones
Telephone:        (212) 415-4632
Facsimile:        (212) 418-8269

                               By:      /s/ Marcus C. Jones
                               Its:     Vice President

0100.0269\91958                  107

Specified Percentage:          CITY NATIONAL BANK, Individually as a Lender
4.2500%

Address:
400 N. Roxbury Drive, 3rd Floor
Beverly Hills, California  90210
                               By:      /s/ David C. Burdge
                               Its:     Senior Vice President
Attention:        Rod Bollins
Telephone:        (310) 888-6149
Facsimile:        (310) 888-6152

0100.0269\91958                  108

Specified Percentage:          FIRST NATIONAL BANK OF MARYLAND, Individually as
                               a Lender
4.2500%

Address:
25 South Charles Street
18th Floor, Mail Stop 101-511
Baltimore, Maryland  21201
                               By:      /s/ Christopher L. Smith
                               Its:     Vice President
Attention:        Christopher Smith
Telephone:        (410) 244-4798
Facsimile:        (410) 244-4920

0100.0269\91958                  109

Specified Percentage:          FLEET NATIONAL BANK, Individually as a Lender

4.2500%

Address:
One Federal Street
MAOFD03D
Boston, Massachusetts  02110
                               By:      /s/ Chris Swindell
                               Its:     VP
Attention:        Christopher Swindell
Telephone:        (617) 346-5579
Facsimile:        (617) 346-4345

0100.0269\91958                  110

Specified Percentage:          THE FUJI BANK, LIMITED, LOS ANGELES AGENCY,
                               Individually as a Lender

4.2500%

Address:
333 South Hope Street, 39th Floor
Los Angeles, California  90071
                               By:      /s/ Masahito Fukuda
                               Its:     Joint General Manager
Attention:        Fred Caparoso
Telephone:        (213) 253-4148
Facsimile:        (213) 253-4178

0100.0269\91958                  111

Specified Percentage:          THE SUMITOMO BANK, LIMITED, Individually as a
                               Lender

4.2500%

Address:
1201 Third Avenue, Suite 5320
Seattle, Washington  98101
                               By:      /s/ Goro Hirai
                               Its:     Joint General Manager
Attention:        Bob Granfelt
Telephone:        (206) 223-4050
Facsimile:        (206) 623-8551


Original to:

777 S. Figueroa Street
Suite 2600
Los Angeles, California  90017

0100.0269\91958                  112

Specified Percentage:         NATIONAL BANK OF ALASKA, Individually as a Lender

4.0000%

Address:
301 W. Northern Lights Blvd.
Commercial Loan Department
Anchorage, Alaska  99503
                               By:      /s/ Patricia Jelley Benz
                               Its:     Vice President
Attention:        Pita Jelley Benz
Telephone:        (907) 265-2916
Facsimile:        (907) 265-2141


0100.0269\91958                  113

                                  SCHEDULE 7.02


                          SUBORDINATED DEBT PROVISIONS

         A. Definition of Subordinated Debt and Senior Debt - all inclusive, i.e. Subordinated Debt defined as all debt, principal, interest (including postbankruptcy interest), indemnitees, liabilities, fees, costs, and expenses now or hereafter existing, etc. subordinated to all Senior Debt defined as all debt, principal, interest (including postbankruptcy interest), indemnitees, liabilities, fees, costs, and expenses now or hereafter existing, as renewed, extended, increased, etc. (and all other "Obligations" as defined in the Credit Agreement)

         B.       Payment Terms Prebankruptcy

                  1. no payment of interest, except payment in kind; no amortization or defeasance or mandatory redemption of principal (other than change of control provisions subject to the subordination provisions)
                  2. fixed maturity date no sooner than one year after the fully extended maturity date of the Senior Debt; the maturity of Senior Debt may be extended from time to time without the consent of the Subordinated Debt Holders

         C.       Covenants

                  1. limitation on covenants to limitation of debt incurrence (other than Senior Debt and guarantees thereof) and other affirmative type covenants; no financial covenants
                  2. Any change of control provision which triggers a redemption of the Subordinated Debt must be subject to payment of Senior Debt in full
                  3.       No  dividend   restrictions   or  other   restrictive
                           covenants

         D.       Defaults; Remedies Upon Default

                  1. only defaults in Subordinated Debt documents are payment defaults, affirmative covenant defaults, bankruptcy defaults, and cross acceleration to Senior Debt
                  2. may have right to sue and to accelerate, subject to standstill provisions, on the direction of the trustee by 51% of the Subordinated Debt holders

         E. Terms Post Bankruptcy - assignment of claims and power of attorney given Senior Debt holders

         F.       Standstill    Provisions   -   typical   industry   standstill
                  provisions, including, without limitation:

                  1. if a payment default occurs under the Senior Debt documents, an absolute standstill by the Subordinated Debt holders is required regardless of whether the Senior Debt holders have accelerated
                  2. 360 day standstill required for all defaults under the Subordinated Debt documents, subject to the absolute standstill if a payment default has occurred under the Senior Debt documents as described above

         G.       UNSECURED - no liens permitted to secure the Subordinated Debt

         H. Senior Debt may be increased, and all Senior Debt documents may be amended without the consent of the Subordinated Debt holders



90658

                                 SCHEDULE 1.01B

                  AUSP FINANCING AGREEMENTS; PROJECT AGREEMENTS


         Credit and Security Agreement dated as of January 27, 1998, among Alaska United Fiber System Partnership as Borrower, and the Lenders referred to therein, and Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent.

         Completion Guaranty dated as of January 27, 1998, by GCI Holdings, Inc., as Guarantor in favor of Credit Lyonnais New York Branch as Administrative Agent for the Lenders referred to therein.

         Subordination Agreement dated as of January 27, 1998, among Alaska United Fiber System Partnership, GCI Holdings, Inc., GCI Transport Co., Inc., and Credit Lyonnais New York Branch as Administrative Agent for the Lenders referred to therein.

         Operation and Maintenance Contract dated as of January 27, 1998, between Alaska United Fiber System Partnership and GCI Communication Corp.

         Depositary Agreement dated as of January 27, 1998, between Alaska United Fiber System Partnership and Credit Lyonnais New York Branch as Administrative Agent for the Lenders referred to therein.

         Intercompany Notes by Alaska United Fiber System Partnership to the GCI Holdings, Inc.

         Lease Agreement dated as of January 27, 1998, between GCI Communication Corp. as Lessee, and Alaska United Fiber System Partnership as Lessor.

         Lease Guaranty Agreement dated as of January 27, 1998, among GCI Holdings, Inc., Alaska United Fiber System Partnership and Credit Lyonnais New York Branch as Administrative Agent.

         Operating Keep Well Agreement dated as of January 27, 1998, among GCI Holdings, Inc., Alaska United Fiber System Partnership, and Credit Lyonnais New York Branch as Administrative Agent.

         GCI Subordination Agreement dated as of January 27, 1998, between GCI Cable, Inc., Credit Lyonnais New York Branch, as Administrative Agent, and NationsBank of Texas, N.A., as Administrative Agent under the AUSP Credit Agreement.


         AU Subordination Agreement dated as of January 27, 1998, between Alaska
United  Fiber  System   Partnership,   Credit  Lyonnais  New  York  Branch,   as
Administrative Agent, and NationsBank of Texas, N.A., as Administrative Agent.



100/269/99522

                                    EXHIBIT A

                                      NOTE

$                                 Dallas, Texas                     DATE


         GCI Holdings,  Inc., an Alaskan corporation  ("Borrower"),  promises to
pay to the order of                   ("Lender") the lesser of the principal sum
of                    DOLLARS ($           )or the  aggregate  unpaid  principal
amount of all Advances made by Lender to Borrower pursuant to Section 2.01 of the Credit Agreement (as hereinafter defined) in immediately available funds at the principal office of NationsBank of Texas, N.A. as Administrative Agent at 901 Main Street, 14th Floor, Dallas, Texas 75202, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay each Advance in full on the last day of such Advance's applicable Interest Period and shall make such mandatory payments as are required to be made under the terms of Section 2.05 of the Credit Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS BUT GIVING EFFECT TO THE FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of August 1, 1997 (as amended, restated or otherwise modified and in effect from time to time, the "Credit Agreement"), among Borrower, the banks named therein and NationsBank of Texas, N.A., Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.


                                                     GCI HOLDINGS, INC.


                                                     By:
                                                     Its:

                SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL TO
                                     NOTE OF
                                GCI HOLDINGS, INC
                           DATED


               Principal          Maturity           Principal
               Amount of         of Interest           Amount            Unpaid
  Date          Advance            Period               Paid             Balance
  ----          -------            ------               ----             -------








88001
0100.0269

                                    EXHIBIT B


                            ASSIGNMENT AND ACCEPTANCE

                              Dated

         Reference is made to the Amended and Resated Credit Agreement dated as of November , 1997, (as amended, restated, or otherwise modified from time to time, the "Credit Agreement") among GCI Holdings, Inc., an Alaskan corporation (the "Borrower"), NationsBank of Texas, N.A., as Administrative Agent (the "Administrative Agent"), and the Lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

                    ("Assignor") and              ("Assignee") agree as follows:

         1. Assignor hereby sells and assigns to Assignee without recourse or warranty, and Assignee hereby purchases and assumes from Assignor, a %
interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's portion of the Revolving Commitment [Revolver/Term Commitment] as in effect on the Effective Date, the principal amount of Advances owing to Assignor on the Effective Date, and the Notes held by Assignor, subject to the terms and conditions of this Assignment and Acceptance.

         2. Assignor (a) represents and warrants that (i) as of the date hereof the aggregate amount of its portion of the Revolving Commitment [Revolver/Term Commitment] (without giving effect to assignments thereof which have not yet
become  effective) is $            and, as of the date hereof,  the  outstanding
principal  amount  of  the  Advances  owing  to it  (without  giving  effect  to
assignments  thereof which have not yet become  effective) is $       , and (ii)
it is the legal and beneficial owner of the interest being assigned by it hereunder; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Papers, or any other instrument or document furnished pursuant thereto or
(ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Loan Papers, or any other instrument or document furnished pursuant thereto; and (c) attaches the Note referred to in Paragraph 1 above to exchange such Notes for
new Note as follows:                      .

         3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Papers, together with copies of the financial statements referred to in Section 6.05 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance as are delegated to the Administrative Agent by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance are required to be performed by it as a Lender; (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices; and (f) if it is not a United States Person, attaches the forms prescribed by the Internal Revenue Service certifying as to Assignee's status for purposes of determining exception from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

         4. The effective date for this Assignment and Acceptance shall be (the "Effective Date").

         5. Upon remittance of the $3,500 processing fee to the Administrative Agent on behalf of the Administrative Agent and the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

         7. Assignee's Specified Percentage ("Specified Percentage") shall be %.

         8. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                             [ASSIGNOR]


                                             By:
                                             Name:
                                             Title:

                                             [ASSIGNEE]


                                             By:
                                             Name:
                                             Title:

Accepted this      day of

NATIONSBANK OF TEXAS, N.A.,
as Administrative Agent


By:
Name:
Title:

                                   Schedule I

                               ASSIGNEE'S ADDRESS



1.       Address for the Loans and Receipt of Notices








2.       Initial Eurodollar Lending Office






                                      -5-
89718
0100.0269

                                    EXHIBIT C

               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

         This Pledge and Security Agreement (as amended, restated, or otherwise modified from time to time, this "Security Agreement") is executed as of November , 1997, by and between the undersigned Company ("Company") and NationsBank of Texas, N.A., as Administrative Agent ("Administrative Agent") for the lenders referred to below.

                                   BACKGROUND

         GCI Holdings, Inc. has entered into a $200,000,000 Amended and Restated Credit Agreement dated as of November , 1997 and a $50,000,000 Amended and Restated Credit Agreement dated as of November , 1997 (as amended, restated or otherwise modified and in effect from time to time, collectively, the "Credit Agreement"), which Credit Agreement is a restatement of those certain $200,000,000 and $50,000,000 Credit Agreements, each dated as of August 1, 1997 among GCI Holdings, Inc., Administrative Agent and the lenders named therein (collectively, the "Original Credit Agreement"). In connection with the Original Credit Agreement, the Company has also entered into that certain Pledge and Security Agreement, dated as of August 1, 1997, for the benefit of Administrative Agent and the lenders named therein. The Credit Agreement requires that the Obligations (as defined in the Credit Agreement) be secured by the Collateral (as hereinafter defined) and Company desires to enter into this Security Agreement to satisfy such terms. The board of directors of the Company has determined that the Company will benefit, directly or indirectly, from the Advances (as defined in the Credit Agreement) made under the Credit Agreement.

                                    AGREEMENT

         The parties hereto agree as follows:

1.       DEFINITIONS.

         As used in this Security Agreement:

         "Accounts" means rights to payment for goods sold or leased or for services rendered, whether or not earned by performance, together with all security interests securing such rights to payment.

         "Collateral" means all of the following property, wherever located, in which Company now has or hereafter acquires any right or interest, and any and all proceeds, insurance proceeds and products thereof, together with all cash, bank accounts, special collateral accounts, books, records, customer lists, credit files, computer files, programs, printouts and other computer records related thereto:

         (a)      Accounts                  (e) Pledged Stock
         (b)      Equipment                 (f) Stock Rights
         (c)      Fixtures                  (g) Inventory
         (d)      General Intangibles

         "Default" means an event described in Section 5 whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Event of Default" means an event described in Section 5.

         "Equipment" means all equipment, machinery, furniture and goods used or usable by Company in its business and all other tangible personal property (other than Inventory and motor vehicles), and all accessions and additions thereto, including, without limitation, the Fixtures.

         "FCC"  means  the  Federal  Communications   Commission  or  any  other
regulatory body which succeeds to the functions of the Federal Communications Commission.

         "FCC License" means any community antenna relay service, broadcast auxiliary license, earth station, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

         "Fixtures" means all goods of Company, which have been attached to real property in such a manner that their removal would cause damage to the realty and which have therefore taken on the character of real property, including, without limitation, all trade fixtures.

         "General Intangibles" means all intangible personal property including, without limitation, all contract rights, rights to receive payments of money, chooses in action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses (including, without limitation, all FCC Licenses except to the extent that it is unlawful to grant a security interest therein and that the grant of any such security interest therein would result in a default thereunder or forfeiture thereof), franchises, partnership interests, joint venture interests, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee claims.

         "Government Claim" means any Receivable which constitutes a claim against the federal government, any state government or any instrumentality or agency of any of the foregoing.

         "Inventory" means all inventory, raw materials, work in process, finished goods, returned or repossessed goods, goods held for sale or lease, goods furnished or to be furnished under contracts of service.




100/269/87988                     -2-

         "Lien" means any security interest, mortgage, pledge, hypothecation, lien, claim, charge, encumbrance, title retention agreement or lessor's interest in, of or on the Collateral or any portion thereof.

         "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Pledged Stock" means all of the outstanding shares of capital stock of each Person currently or hereafter owned by Company, other than, in the case of GCI Holdings, Inc., GCI Transport Company.

         "Receivables" means the Accounts and General Intangibles.

         "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "Security Agreement" means this Pledge and Security Agreement, as it may be amended or modified and in effect from time to time.

         "Stock Rights" means any securities, dividends or other distributions and any other right or property which Company shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any or all of the Pledged Stock and any other property substituted or exchanged therefor and any stock, any right to receive stock and any right to receive earnings, in which Company now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2.       GRANT OF SECURITY INTEREST.

         Company hereby pledges, assigns and grants to Administrative Agent for the benefit of the Lenders, equally and ratably in proportion to the total Obligations owing at any time to the Lenders, a continuing Lien and security interest in and right of setoff against the Collateral to secure the full and complete payment and performance of the Obligations.

3.       REPRESENTATIONS AND WARRANTIES.

         Company represents and warrants to Administrative Agent that:



100/269/87988                     -3-

         3.1. Existence and Standing. Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         3.2. Authorization, Validity and Enforceability. The execution and delivery by Company of this Security Agreement has been duly authorized by proper corporate proceedings and this Security Agreement constitutes a legal, valid and binding obligation of Company and creates a security interest which is enforceable against Company in all now owned and hereafter acquired Collateral, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3.3. Conflicting Laws and Contracts. Neither the execution and delivery by Company of this Security Agreement, nor the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Company or Company's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which Company is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, which has not heretofore been obtained or made, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of this Security Agreement other than the filing, within the period established by applicable law, of this Security Agreement with the FCC.

         3.4.  Principal   Location.   Company's  mailing  address  for  notices
hereunder, the location of its chief executive office and principal place of business and of its books and records relating to the Receivables are all disclosed in Exhibit A. Company has no other places of business except those set forth in Exhibits A and B.

         3.5. Property Locations. The Equipment and Fixtures are located solely at the locations described in Exhibit B. All of said locations are owned by Company except those listed in Part B of Exhibit B.

         3.6. No Other Names. Company has not conducted business under any name except the name in which it has executed this Security Agreement and the trade names listed in Exhibit A.

         3.7. No Default. No Default or Event of Default exists.

         3.8. Receivables. The names of the obligors, amounts owing, due dates and other information with respect to the Receivables are correctly stated in all material respects in all



100/269/87988                     -4-
records of Company relating thereto and in all invoices and reports with respect thereto furnished to Administrative Agent by Company from time to time.

         3.9. Filing Requirements. None of the Collateral is of a type where security interests or liens may be filed under any federal statute, except for patents and copyrights held by Company described in Exhibit C. The legal description and street address of the property on which any Fixtures are located is set forth in Exhibit B, together with the names and addresses of the record owner of each such property.

         3.10. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming Company as debtor has been filed in any jurisdiction except (a) financing statements naming Administrative Agent as secured party and (b) financing statements described in Exhibit D.

         3.11. Ownership of Pledged Stock. Company is the holder of record and the sole beneficial owner of each share of the Pledged Stock and the Pledged Stock constitutes 100% of the issued and outstanding stock of each Subsidiary owned by the Company. Exhibit E sets forth a complete and accurate list of the Pledged Stock and Stock Rights. No Person other than Company is the holder of record or the beneficial owner of any Stock Rights. All of the shares of Pledged Stock have been duly and validly issued, are fully paid and non-assessable and are owned by Company free and clear of any Liens, except Permitted Liens, options, warrants, puts, calls or other rights of third persons, and restrictions, other than (a) the security interest granted to Administrative Agent hereunder and (b) restrictions on transferability imposed by applicable state and Federal Securities laws or which may arise as a result of Company being subject to the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder.

4.       COVENANTS.

         From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

         4.1.     General.

                  (a) Applications, Approvals and Consents. Company will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of the FCC or of any other Person necessary or appropriate for the effective exercise of any rights under this Security Agreement. Without limiting the generality of the foregoing, Company agrees that in the event Administrative Agent shall exercise its right to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Pledged Stock or other Collateral pursuant to this Security Agreement, Company shall execute and deliver all applications, certificates, and other documents Administrative Agent may



100/269/87988                     -5-
         reasonably request and shall otherwise promptly, fully, and diligently cooperate with Administrative Agent, the Lenders and any other necessary Persons, in making any application for the prior consent or approval of the FCC or any other Person to the exercise by Administrative Agent or the Lenders of any of such rights relating to all or any part of the Pledged Stock or other Collateral. Furthermore, because Company agrees that Administrative Agent's and the Lenders' remedy at law for failure of Company to comply with the provisions of this Section 4.1(a) would be inadequate and that such failure would not be adequately compensable in damages, Company agrees that the covenants of this Section 4.1(a) may be specifically enforced.

                  (b) Inspection. Company will permit Administrative Agent, by its representatives and agents, to inspect the Collateral, to examine and make copies of the records of Company relating thereto, and to discuss the Collateral, and the records of Company with respect thereto with, and to be advised as to the same by, Company's officers and employees and, in the case of any Receivable, with any Person which is or may be obligated thereon, all at such reasonable times and intervals as Administrative Agent may determine, all at Company's expense.

                  (c) Taxes. Company will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings.

                  (d) Records and Reports. Company will maintain complete and accurate books and records with respect to the Collateral, and furnish to Administrative Agent such reports relating to the Collateral as Administrative Agent may from time to time request.

                  (e) Notice of Default. Company will give prompt notice in writing to Administrative Agent of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially adversely affect the Collateral or the ability of Company to perform the Obligations hereunder and under the other Loan Papers to which it is a party.

                  (f) Financing Statements and Other Actions. Company will execute and deliver to Administrative Agent all financing statements and other documents from time to time requested by Administrative Agent in order to maintain a first perfected security interest in the Collateral.

                  (g) Further Assurances. Company agrees to warrant and defend title to and ownership of the Pledged Stock and Stock Rights and the lien created by this Security Agreement against the claims of all Persons and maintain and preserve such lien at all times during the term of this Security Agreement. Company, at its expense, shall from time to time execute and deliver to Administrative Agent all such other assignments, certificates, supplemental documents, and financing statements, and shall do all other acts



100/269/87988                     -6-
         or things as Administrative Agent may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the lien herein created. Without limiting the generality of the foregoing, (i) Company shall, upon the request of Administrative Agent or Majority Lenders at such time as (A) a Default or Event of Default shall have occurred and be continuing or (B) the total aggregate amount of all Government Claims shall exceed 7% of all Receivables owing to Company, execute and deliver to Administrative Agent, at Company's expense, such assignments of claims or similar documents as shall be necessary or appropriate to continue or perfect the priority of the lien herein created in such Government Claims.

                  (h) Disposition of Collateral. Company will not lease, sell or otherwise dispose of the Collateral except as permitted by the terms of the Credit Agreement.

                  (i) Liens. Company will not create, incur, or suffer to exist any Lien except (i) the Lien created by this Security Agreement and
         (ii) those Liens permitted by the terms of the Credit Agreement.

                  (j) Change in Location or Name. Without giving Administrative Agent at least 30 days' prior written notice, Company will not (i) have any Equipment or Fixtures or proceeds or products thereof (other than Equipment, Fixtures or proceeds thereof disposed of as permitted by
         Section 4.1(h)) at a location other than a location specified in Exhibit B, (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit A, (iii) maintain a place of business at a location other than a location specified on Exhibits A and B, or (iv) change its name or its mailing address or adopt a trade or assumed name.

                  (k) Other Financing Statements. Company will not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except financing statements in respect of the Liens permitted by Section 4.1(i).

         4.2.     Receivables.

                  (a) Certain Agreements on Receivables. Company will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, Company may reduce the amount of Accounts in accordance with its present policies and in the ordinary course of business.

                  (b) Collection of Receivables. Subject to the rights of Administrative Agent under this Security Agreement and as a secured party under applicable law, Company will collect and enforce, at Company's sole expense, all amounts due or hereafter due to Company under the Receivables.




100/269/87988                     -7-

                  (c) Delivery of Invoices. Upon the request of Administrative Agent after the occurrence and during the continuance of an Event of Default, Company will deliver to Administrative Agent duplicate invoices with respect to each Account bearing such language of assignment as Administrative Agent shall specify.

                  (d) Disclosure of Counterclaims on Receivables. If any discount, credit, agreement to make a rebate or to otherwise reduce (collectively, a "Reduction") the amount owing on a Receivable exists or if, to the knowledge of Company, any dispute, setoff, claim, counterclaim or defense (collectively, a "Claim") exists or has been asserted or threatened with respect to a Receivable, which Reduction or Claim may, singly or in the aggregate, materially adversely affect the value of the Collateral or the ability of Company to fulfill its obligations under the Loan Papers, Company will disclose such fact to Administrative Agent in writing in connection with the inspection by Administrative Agent of any record of Company relating to such Receivable and in connection with any invoice or report furnished by Company to Administrative Agent relating to such Receivable.

         4.3.     Equipment and Fixtures.

                  (a) Maintenance of Goods. Company will do all things necessary to maintain, preserve, protect and keep the Equipment and Fixtures in good repair and working condition.

                  (b) Insurance. Company will (i) maintain fire and extended coverage insurance on the Equipment and Fixtures containing a lender's loss payable and breach of warranty clause in favor of Administrative Agent and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to Administrative Agent, (ii) maintain such other insurance on the Equipment and Fixtures for the benefit of Administrative Agent as Administrative Agent shall from time to time reasonably request, and
         (iii) furnish to Administrative Agent upon the request of Administrative Agent from time to time the originals of all policies of insurance on the Equipment and Fixtures and certificates with respect to such insurance.

         4.4.     Pledged Stock.

                  (a) Delivery of Pledged Stock. Company will deliver to Administrative Agent concurrently with the execution of this Security Agreement the certificates representing the Pledged Stock which constitutes certificated securities, endorsed in blank or accompanied by appropriate instruments of transfer or assignments executed in blank. If Company shall at any time acquire any additional shares of the capital stock of any class of the Pledged Stock or any instrument evidencing Stock Rights, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, Company shall forthwith (and without the necessity for any request or demand by Administrative Agent or any Lender) deliver the certificates representing such shares which constitutes



100/269/87988                     -8-
         certificated   securities   and   such   instrument   or   writing   to
         Administrative   Agent,   in  the  same  manner  as  described  in  the
         immediately preceding sentence.

                  (b) Changes in Capital Structure of Issuers. Company will not permit or suffer the issuer of any of the Pledged Stock or Stock Rights to dissolve, liquidate, retire any of its capital stock, authorize or issue any stock or rights to acquire stock not outstanding in the name of Company on the date hereof, reduce its capital or merge or consolidate with any other Person other than Company or another Wholly-Owned Subsidiary, and Company will not in any event vote any of the Pledged Stock or any Stock Rights in favor of any of the foregoing.

                  (c) Stock Rights. Company will deliver to Administrative Agent, promptly upon receipt, all Stock Rights (other than, unless and until a Default shall have occurred and be continuing, ordinary cash dividends received with respect to the Pledged Stock) and agrees that such Stock Rights shall be held in trust by Company for Administrative Agent until delivery thereof to Administrative Agent.

                  (d) Voting Rights. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, upon prior written notice to the Company of the Administrative Agent's intention to do so, exercise all voting rights and all other ownership or consensual rights of or with respect to the Pledged Stock, but under no circumstances is Administrative Agent obligated to exercise such rights. Until the occurrence and during the continuance of an Event of Default and the giving of the aforesaid notice by Administrative Agent, the Company shall retain all voting rights to the Pledged Stock.


         4.5. Government Claims. Company will, promptly upon a request therefor, notify Administrative Agent of any Government Claim.

5.       DEFAULT.

         5.1. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  (a) Any material representation or warranty made by or on behalf of Company to Administrative Agent or any Lender under or in connection with this Security Agreement shall be materially false on the date as of which made.

                  (b) The breach by Company of any of the terms or provisions of Sections 4.1(a), (e), (f), (g), (h), (j) and (k), 4.4 or 7; or the
         breach by Company of any of the terms or provisions of Sections 4.1(b) and (i) of this Security Agreement which is not remedied within 10 days after the giving of written notice by Administrative Agent.




100/269/87988                     -9-

                  (c) The breach by Company (other than a breach which constitutes a Default under Section 5.1(a) or (b)) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice by Administrative Agent.

                  (d) Any material portion of the Collateral shall be transferred or otherwise disposed of in any manner not permitted by
         Section 4.1(h) or shall be lost, damaged or destroyed and not covered by insurance naming Administrative Agent as loss payee (subject to reasonable deductibles).

                  (e) The occurrence of any "Event of Default" under, and as defined in, the Credit Agreement.

         5.2. Acceleration and Remedies. If any Event of Default occurs, then upon the election of Majority Lenders (or, automatically in the case of the occurrence of a Default under Section 8.01(g) of the Credit Agreement) the Obligations shall automatically become immediately due and payable without notice or demand of any kind. If any other Event of Default occurs, then, upon the election of Majority Lenders, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and Administrative Agent may exercise any or all of the rights and remedies provided (i) in this Security Agreement, including, without limitation, Sections 5.2(a) and 5.2(b), (ii) to secured parties under the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended and (iii) any other rights afforded at law in equity or otherwise.

                  (a) Exercise of Rights in Pledged Stock and Stock Rights. Upon the occurrence and continuation of an Event of Default, subject to compliance with applicable law, Administrative Agent, on behalf of Lenders, shall have, subject to Section 8, the right (i) to consent in advance to any vote proposed to be cast by Company with respect to any merger, consolidation, liquidation or reorganization of any Subsidiary and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to Administrative Agent, on behalf of Lenders, to protect or further their interests in respect of the Pledged Stock and Stock Rights, (ii) to deposit the Pledged Stock and Stock Rights under any such plan, and (iii) to make any exchange, substitution, cancellation, or surrender of the Pledged Stock and Stock Rights required by any such plan and to take such action with respect to the Pledged Stock and Stock Rights as may be required by any such plan or for the accomplishment thereof and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of the Pledged Stock and Stock Rights from the lien pursuant to this Security Agreement.

                  (b) Right of Sale of Pledged Stock and Stock Rights after Default. Upon the occurrence and during the continuance of an Event of Default, subject to compliance with



100/269/87988                     -10-
         applicable law, Administrative Agent, on behalf of Lenders, may, subject to Section 8, sell, without recourse to judicial proceedings, with the right to bid for and buy the Pledged Stock and Stock Rights or any part thereof, upon ten days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to Company of the time and place of sale, for cash, upon credit or for future delivery, at Administrative Agent's option and in Administrative Agent's complete discretion:

                           (i) At public sale,  including a sale at any broker's
                  board or exchange;

                           (ii) At private sale in any  commercially  reasonable
                  manner which will not require the Pledged Stock and Stock Rights, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Administrative Agent and Lenders are also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as they may deem required or appropriate in the event of sale or disposition of any of the Pledged Stock and Stock Rights. Company understands that Administrative Agent, on behalf of Lenders, may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Stock and Stock Rights, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Company agrees that in the event Administrative Agent shall so sell the Pledged Stock and Stock Rights, or any portion thereof, at such private sale or sales, Administrative Agent and Lenders shall have the right to rely upon the advice and opinion of any Person who regularly deals in or evaluates stock of the type constituting the Pledged Stock and Stock Rights as to the price obtainable in a commercially reasonable manner upon such a private sale thereof.

         In the case of any sale by Administrative Agent on behalf of Lenders of the Pledged Stock and Stock Rights on credit or for future delivery, the Pledged Stock and Stock Rights sold may be retained by Administrative Agent until the selling price is paid by the purchaser, but neither Administrative Agent nor any Lender shall incur liability in case of failure of the purchaser to take up and pay for the Pledged Stock and Stock Rights so sold.

         In connection with the sale of any of the Pledged Stock and Stock Rights, Administrative Agent and Lenders are authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Administrative Agent and Lenders to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. In the event that, in the opinion of Administrative Agent and Lenders, it is necessary or advisable to have such securities registered under the provisions of such Act, or any similar law relating to the registration of securities, Company agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and to do or cause to be done such other acts and things, as may be necessary or, in the opinion of Administrative Agent,



100/269/87988                     -11-
advisable to register such securities under the provisions of such Act or any applicable similar law relating to the registration of securities, and Company will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as Administrative Agent shall reasonably request, and to make all amendments thereof and/or to the related prospectus which, in the opinion of Administrative Agent, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
(ii) use its best efforts to qualify such securities under state "blue sky" or securities laws, all as reasonably requested by the Administrative Agent; and
(iii) at the request of the Administrative Agent, indemnify and hold harmless Lenders, the Administrative Agent, any underwriters and accountants (and their respective employees, officers, agents, attorneys) (collectively, the "Indemnified Parties") from and against any loss, liability, claim, damage, and expense (including, without limitation, reasonable fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact furnished by Company contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or arise out of or are based upon any omission  or  alleged  omission  by Company  to state  therein a  material  fact required  to  be  stated  or  necessary  to  make  the  statements  therein  not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; provided, however, that Company shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon an untrue statement or an omission made in reliance upon and in conformity with written information furnished to Company by an Indemnified Party specifically for use in such registration statement or preliminary or final prospectus and the providing of such untrue statement or such omission resulted from the gross negligence or willful misconduct of an Indemnified Party.

         5.3. Company's Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of an Event of Default and during the continuance thereof, Company will:

                  (a) Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places specified by the Administrative Agent.

                  (b) The Administrative Agent Access. Permit the Administrative Agent, by the Administrative Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

         5.4. Governance. All rights and remedies available to Lenders with respect to the grant, foreclosure and enforcement of the security interest and lien granted hereby and with respect to any action permitted hereunder may be exercised solely by the Administrative Agent acting with the concurrence of the Majority Lenders provided, however, that no release of all



100/269/87988                     -12-
or any portion of the Collateral from the lien created hereby shall be effective without the consent of all Lenders.

6.       WAIVERS, AMENDMENTS AND REMEDIES.

         No delay or omission of the Administrative Agent to exercise any right or remedy granted under this Security Agreement or under applicable law shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent until the Obligations have been finally paid in full.

7.       PROCEEDS; COLLECTION OF RECEIVABLES.

         7.1. Collection of Receivables. The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, by giving Company written notice, elect to require that the Receivables be paid directly to the Administrative Agent. In such event Company shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables of the Administrative Agent's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Administrative Agent. Upon receipt of any such notice from Administrative Agent, Company shall thereafter hold in trust for Administrative Agent all amounts and proceeds received by it with respect to the Receivables and other Collateral and immediately and at all times thereafter deliver to Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

         7.2. Lockboxes. Upon request of Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, Company shall execute and deliver to Administrative Agent Administrative Agent's standard form of irrevocable lockbox agreement and notify the obligors on the Receivables to make payments thereon to such lockbox.

         7.3. Special Collateral Account. At any time after the occurrence and during the continuance of an Event of Default, Administrative Agent may require all cash proceeds of the Collateral (whether collected through a lockbox pursuant to Section 7.2 or otherwise) to be deposited in a special non-interest bearing cash collateral account with Administrative Agent and held there as security for the Obligations. Company hereby authorizes Administrative Agent in Administrative Agent's sole discretion to establish such a cash collateral account and acknowledges that Company shall have no control whatsoever over said account. Administrative



100/269/87988                     -13-

Agent may, at its option, and will (to the extent permitted by applicable law), at Company's written request, apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due, or hold the balances in said cash collateral account as Collateral hereunder.

         7.4. Application of Proceeds. Administrative Agent shall apply the proceeds of the Collateral, including the proceeds of any sales or other disposition of the Collateral, or any part thereof, under this Section 7 or
Section 5.2(b), in the following order unless a court of competent jurisdiction shall otherwise direct:

                  (a) First, to payment of all reasonable costs and expenses of Administrative Agent incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to Administrative Agent for the benefit of Lenders pursuant to this Security Agreement;

                  (b)  Second,  to  payment of that  portion of the  Obligations constituting accrued and unpaid interest and fees, pro rata amongst Lenders in accordance with the proportion which the accrued interest and fees constituting Obligations owing to each such Lender bears to the aggregate amount of accrued interest and fees constituting Obligations owing to all of Lenders;

                  (c) Third, to payment of the principal of the Obligations and net termination amounts payable in respect of the Obligations under Interest Hedge Agreements owing to Lenders or any Lender, pro rata among Lenders in accordance with the proportion which the principal amount of Obligations and net termination amounts payable in respect of the Obligations under Interest Hedge Agreements owing to each such Lender bears to the aggregate principal amount of Obligations and net termination amounts payable in respect of Obligations under Interest Hedge Agreements owing to all of Lenders; and

                  (d) Fourth, the balance, if any, after all of the Obligations have been satisfied, shall be remitted to Company.

8.       CONTROL; LIMITATION OF RIGHTS.

         8.1. License. Notwithstanding anything herein to the contrary, this Security Agreement, the other Loan Papers and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Subsidiary by Administrative Agent or Lenders, or control, affirmative or negative, direct or indirect, by Administrative Agent or Lenders over the management or any other aspect of the operation of any Subsidiary, which ownership and control remain exclusively and at all times in such Subsidiary and Company, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license at any time issued by the FCC to any



100/269/87988                     -14-

Subsidiary ("License"), or the transfer of control of any such Subsidiary within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

         8.2. Communications Act. Notwithstanding any other provision of this Security Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by Administrative Agent and Lenders hereunder which would affect the operational, voting, or other control of any Subsidiary, shall be pursuant to
Section 310(d) of the Communications Act of 1934, as amended, to any applicable state laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC.

         8.3. Assignment. Subject to Section 8.5, if an Event of Default shall have occurred and be continuing, Company shall take any action which Administrative Agent, on behalf of Lenders, may reasonably request in order to transfer and assign to Administrative Agent, or to such one or more third parties as Administrative Agent may designate, or to a combination of the foregoing, each License. To enforce the provisions of this Section 8, Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Company hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if Company shall refuse to authorize the transfer, its approval may be required by the court.
Upon the occurrence and continuance of an Event of Default, Company shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Security Agreement including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any License.

         8.4. Specific Enforcement. Company acknowledges that the assignment or transfer of each License is integral to Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by Company to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 8 may be specifically enforced.

         8.5. Prior Approval. Notwithstanding anything to the contrary contained in this Security Agreement or in any other Loan Paper, neither Administrative Agent nor any Lender shall, without first obtaining the approval of the FCC, take any action pursuant to this Security Agreement which would constitute or result in any assignment of a License or any change of control of any Subsidiary if such assignment or change in control would require, under then



100/269/87988                     -15-
existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.


9.       GENERAL PROVISIONS.

         9.1. Notice of Disposition of Collateral. Company hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Company, addressed as set forth in Section 11, at least ten days prior to any such public sale or the time after which any such private sale or other disposition may be made.

         9.2. Compromises and Collection of Collateral. Company and Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, Company agrees that Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any
Receivable, accept in full payment of any Receivable such amount as Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by Administrative Agent shall be commercially reasonable so long as Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

         9.3. Administrative Agent Performance of Company Obligations. Without having any obligation to do so, Administrative Agent may perform or pay any obligation in this Security Agreement which Company has agreed to perform or pay but which it has failed to so perform or pay in a timely manner after a request therefor from Administrative Agent and Company shall reimburse Administrative Agent for any amounts paid by Administrative Agent pursuant to this Section 9.3. Company's obligation to reimburse Administrative Agent pursuant to the preceding sentence shall be part of the Obligation and is payable on demand.

         9.4. Authorization for Administrative Agent to Take Certain Action. Company irrevocably authorizes Administrative Agent at any time and from time to time in the sole discretion of Administrative Agent and appoints Administrative Agent as its attorney in fact to act on behalf of Company (a) to execute on behalf of Company as debtor and to file financing statements necessary or desirable in Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of Administrative Agent's security interest in the Collateral, (b) in accordance with the terms of this Security Agreement, to indorse and collect any cash proceeds of the Collateral, (c) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as Administrative Agent in its sole discretion deems necessary or




100/269/87988                     -16-
desirable   to  perfect  and  to  maintain  the   perfection   and  priority  of
Administrative Agent's security interest in the Collateral, (d) after the occurrence of an Event of Default and during the continuance thereof, to enforce payment of the Receivables in the name of Administrative Agent or Company, and
(e) to apply the proceeds of any Collateral received by Administrative Agent to the Obligations as provided in Section 7. The power of attorney provided in this
Section 9.4, and each other appointment by Company of Administrative Agent or any Lender as Company's attorney-in-fact, is coupled with an interest and is irrevocable prior to final payment in full of the Obligation.

         9.5. Specific Performance of Certain Covenants. Company acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to Administrative Agent, that Administrative Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Administrative Agent to seek and obtain specific performance of other obligations of Company contained in this Security Agreement, that the covenants of Company contained in the Sections referred to in this Section 9.5 shall be specifically enforceable against Company.

         9.6. Use and Possession of Certain Premises. Upon the occurrence of an Event of Default and during the continuance thereof, Administrative Agent shall be entitled to occupy and use any premises owned or leased by Company where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Company for such use and occupancy.

         9.7. Dispositions Not Authorized. Company is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(h) and notwithstanding any course of dealing between Company and Administrative Agent or other conduct of Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(h)) shall be binding upon Administrative Agent unless such authorization is in writing signed by Administrative Agent.

         9.8. Care of Collateral. Administrative Agent shall not have any duty to assure that all certificates representing the Pledged Stock have been delivered to it or any obligation whatsoever with respect to the care, custody or protection of any certificates which may be delivered to it except only to exercise the same care in physically safekeeping such certificates as it would exercise in the ordinary course of its own business. Neither Administrative Agent nor any Lender shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not Administrative Agent or any Lender is deemed to have knowledge of such matters.

         9.9. Definition of Certain Terms. Terms defined in the Article 9 of Texas Business and Commerce Code which are not otherwise defined in this Security Agreement are used in this Security Agreement as defined in the Article 9 of Texas Business and Commerce Code as in effect on the date hereof.




100/269/87988                     -17-

         9.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Company, Administrative Agent and Lenders and their respective successors and assigns, except that Company shall not have the right to assign its rights or obligations under this Security Agreement or any interest herein, without the prior written consent of Administrative Agent.

         9.11. Survival of Representations. All representations and warranties of Company contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         9.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by Company, together with interest and penalties, if any. Company shall reimburse Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Administrative Agent) paid or incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). The obligations of Company under this Section
9.12 shall survive termination of this Security Agreement.

         9.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         9.14. Term. This Security Agreement and the Lien arising hereunder (a) shall become effective as of the date hereof upon the execution hereof, and (b) shall continue in force (and shall be reinstated if at any time all or any portion of any amounts in respect of Obligations received by Administrative Agent or any Lender are required to be returned or paid over to any Person) for so long as any Obligations, or commitment to extend any Obligations, remain outstanding.

         9.15. PRIOR AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.16. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT APPLYING THE LAW OF



100/269/87988                     -18-

CONFLICTS OF TEXAS OR ANY OTHER JURISDICTION. COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN DALLAS COUNTY, TEXAS AND WAIVES ANY OBJECTION WHICH COMPANY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN EXHIBIT A. AT THE OPTION OF Administrative Agent, COMPANY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ADMINISTRATIVE AGENT. NOTHING CONTAINED IN THIS SECTION 9.16 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         9.17. Distribution of Reports. Company authorizes Administrative Agent, as Administrative Agent may elect in its sole discretion, to discuss with and furnish to any other Person or entity having an interest in the Obligations (whether as a guarantor, pledgor of collateral, participant, purchaser or otherwise) all financial statements, audit reports and other information pertaining to Company and the Subsidiaries if any, whether such information was provided by Company or prepared or obtained by Administrative Agent.

         9.18. Indemnity. Company hereby agrees to assume liability for, and does hereby agree to indemnify and keep harmless Administrative Agent and each Lender, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature, imposed on, incurred by or asserted against Administrative Agent and each Lender, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by Administrative Agent, any Lender or Company, and any claim for patent, trademark or copyright infringement and any acts or omissions which result from such Person's negligence).

         9.19. Releases. Any cash dividends received by Company in accordance with the terms of Section 4.4(c) shall be deemed released from the lien of this Security Agreement and shall be held by Company (or any transferee of Company) free and clear of the lien created by this Security Agreement. Upon the sale, lease or other disposition of assets permitted by the terms of Section 4.1(h), Administrative Agent and Lenders shall, at Company's request and expense execute such partial releases as Company may reasonably request, in form and upon terms acceptable to Administrative Agent and Lenders in all respects. Upon termination of this Security Agreement in accordance with the provisions of Section 9.14, Administrative Agent and Lenders



100/269/87988                     -19-
shall, at Company's request and expense and subject to the foregoing sentence, execute such releases as Company may reasonably request, in form and upon terms acceptable to Administrative Agent and Lenders in all respects, and shall deliver all certificates representing the Pledged Stock and other property held in respect thereof hereunder which is in Administrative Agent's possession, together with all stock powers or other instruments of transfer reasonably required to effect delivery to Company.

         9.20. Waivers. Except to the extent expressly otherwise provided herein or in any Loan Paper, Company waives, to the extent permitted by applicable law,
(a) any right to require either Administrative Agent or any Lender to proceed against any other Person, to exhaust their rights in any other collateral, or to pursue any other right which either Administrative Agent or any Lender may have,
(b) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and non-payment, and notice of the intention to accelerate, and (c) all rights of marshalling in respect of any and all of the Collateral.

         9.21. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. This Security Agreement shall be effective when it has been executed by Company and Administrative Agent.

10.      Administrative Agent.

         NationsBank of Texas, N.A. has been appointed Administrative Agent of Lenders hereunder pursuant to Article IX of the Credit Agreement, and Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such
Article IX. Any successor Administrative Agent appointed pursuant to Article IX of the Credit Agreement shall be entitled to all the rights, interests and benefits of Administrative Agent hereunder.

11.      NOTICES.

         11.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement may be, and shall be deemed, given and sent as provided in the Credit Agreement.

         11.2. Change in Address for Notices. Each of Company and Administrative Agent or any Lender may change the address for service of notice upon it by a notice in writing to the other.

12.      SETOFF.

         In addition to, and without limitation of, any rights of Administrative Agent and Lenders under applicable law, if Company becomes insolvent, however evidenced, or any Event of Default occurs and is continuing, any indebtedness from Administrative Agent or Lenders to Company (including, without limitation, funds of Company on deposit with Administrative Agent



100/269/87988                     -20-
or Lenders which have not yet been collected or which are not yet available in accordance with Administrative Agent's or Lenders' availability schedules from time to time in effect) may be offset and applied toward the payment of the Obligations, for the ratable benefit of Lenders whether or not the Obligations, or any part hereof, shall then be due.

         This Security Agreement is an amendment and restatement of that certain Pledge and Security Agreement dated as of August 1, 1997 executed by the Company for the benefit of Administrative Agent and the lenders named therein (the "Original Security Agreement"), and as such, except for the Lien created thereby, amends and supersedes the Original Security Agreement in its entirety.

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100/269/87988                     -21-

         IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date first above written.







                                            By:
                                            Its:



100/269/87988                     -22-

                                   EXHIBIT D


                             COMPLIANCE CERTIFICATE

To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement (as amended, restated, or otherwise modified from time to time, the "Agreement") dated as of November , 1997, among GCI Holdings, Inc. (the "Borrower"), the banks party thereto and NationsBank of Texas, N.A. as Administrative Agent for the Lenders. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.


         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected                       of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent, the Borrower and the Restricted Subsidiaries during the accounting period covered by the attached financial statements, dated
as of                  ;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4.  Schedule  I  attached   hereto  sets  forth   financial   data  and
computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Listed below are the exceptions, if any, to paragraph 3 describing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , 19 .

                                                     GCI HOLDINGS, INC.


                                                     By:
                                                     Its:



0100.0269\89091                -2-

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Schedule of Compliance as of           with
                          Provisions of Section 7.01 of
                                  the Agreement

1.       Section 7.01(a) - Total Leverage Ratio
         A.       Total Debt (for the fiscal quarter ended
                        ,19   ) of GCII, the Borrower, and
                  Restricted Subsidiaries

                  (i)      Debt for Borrowed Money             $

                  (ii)     Debt having a final maturity of
                           more than one year                  $

                  (iii)    Capitalized Lease obligations       $

                  (iv)     reimbursement obligations
                           relating to Letters of Credit
                           (without duplication)               $

                  (v)      Contingent Liabilities
                           (without duplication)               $

                  (vi)     Withdrawal Liabilities              $

                  (vii)    Debt, if any, associated with
                           Hedge Agreements                    $

                  (viii)   payments due under Non-Compete
                           Agreements                          $

                  (ix)     payments due for the deferred
                           purchase price of property and
                           services that are less than 90
                           days old                            $



0100.0269\89091                     3

                  (x)      Total Debt                          $

                  (i) plus (ii) plus (iii) plus (iv) plus
                  (v) plus (vi) plus (vii) plus (viii) plus
                  (ix)                                         $

         B.       Annualized Operating Cash Flow (for the
                  two fiscal quarters ended       , 19    )
                  of the Borrower, and the Restricted
                  Subsidiaries
                  (i)      consolidated net income (loss)      $

                  (ii)     depreciation expense                $

                  (iii)    amortization expense and other
                           non-cash charges reducing income    $

                  (iv)     Net Total Interest Expense          $

                  (v)      cash income tax expense             $

                  (vi)     deferred income Taxes               $

                  (vii)    (i) plus the sum of (ii) plus
                           (iii) plus (iv) plus (v) plus (vi)  $

                  (viii)   Annualized Operating Cash Flow
                           (Product of two times item (vii))   $

         C.       The ratio of A to B                              :1.0

         D.       Permitted ratio                              From Closing Date-3/31/987.00 to 1.00
                                                               4/1/98 - 3/31/99           6.50 to 1.00
                                                               4/1/99 - 12/31/99          6.00 to 1.00
                                                               1/1/00 and thereafter      5.50 to 1.00

2.       Section 7.01(b) - Senior Leverage Ratio
         A.       Senior Debt (for the fiscal quarter ended
                       , 19   ) of the Borrower and
                  Restricted Subsidiaries



0100.0269\89091                     4

                  (i)      Debt for Borrowed Money             $

                  (ii)     Debt having a final maturity of
                           more than one year                  $

                  (iii)    Capitalized Lease obligations       $

                  (iv)     reimbursement obligations
                           relating to Letters of Credit
                           (without duplication)               $

                  (v)      Contingent Liabilities
                           (without duplication)               $

                  (vi)     Withdrawal Liabilities              $

                  (vii)    Debt, if any, associated with
                           Interest Hedge Agreements           $

                  (viii)   payments due under Non-Complete
                           Agreements                          $

                  (ix)     payments due for the deferred
                           purchase price of property and
                           services that are less than 90
                           days old                            $

                  (x)      Senior Debt (i) plus (ii) plus
                           (iii) plus (iv) plus (v) plus
                           (vi) plus (vii) plus (viii) plus
                           (ix)                                $

         B.       Annualized Operating Cash Flow (for the
                  two fiscal quarters ended        , 19   )
                  of the Borrower and the Restricted
                  Subsidiaries (see 1.B. viii above)
                                                               $
         C.       The ratio of A to B                              :1.00



0100.0269\89091                     5

         D.       Permitted ratio                              Closing Date - 3/31/99     3.50 to 1.00
                                                               4/1/99 - 12/31/99          3.00 to 1.00
                                                               1/1/00 - 12/31/00          2.50 to 1.00
                                                               1/1/01 and thereafter      2.00 to 1.00

3.       Section 7.01(c) - Interest Coverage Ratio (1)
         A.       Annualized Operating Cash Flow (for
                  quarters ended       , 19   ) of the
                  Borrower and the Restricted Subsidiaries
                  (see 1.B. viii above)                        $

         B.       Total Interest Expense (for the four
                  fiscal quarters ended       , 19   ) of
                  GCII, the Borrower, and the Restricted
                  Subsidiaries

                  (i)      consolidated interest expense       $

                  (ii)     amortization of Debt discounts      $

                  (iii)    commitment fees                     $

                  (iv)     agency fees related to Funded
                           Debt (excluding one-time facility
                           fees)                               $

                  (v)      fees or expenses with respect to
                           letters of credit                   $

                  (vi)     fees, if any, associated with
                           interest hedge agreements
                                                               $
                  (vii)    preferred stock distributions for
                           GCII, the Borrower and Restricted
                           Subsidiaries                        $


----------------------------
     1 For the first three fiscal quarters after the Closing Date only, Annualized Operating Cash Flow and Total Interest Expense shall be determined by annualizing the relevant financial information of GCII, the Borrower and Restricted Subsidiaries from the Closing Date to the date of determination



0100.0269\89091                     6

                  (viii)   capitalized interest                $

                  (ix)     Total Interest Expense (i) plus
                           (ii) plus (iii) plus (iv) plus
                           (v) plus (vi) plus (vii) plus
                           (viii)                              $

         C.       The ratio of A to B                              :1.00

         D.       Permitted ratio:                             Closing Date-12/31/98      1.50 to 1.00
                                                               1/1/99 and thereafter      2.00 to 1.00

4.       Section 7.01(d) Pro Forma Debt Service Coverage
         Ratio
         A.       Annualized Operating Cash Flow (see 1.B.
                  viii above)                                  $

         B.       Pro Forma Debt Service for GCII, the
                  Borrower and its Restricted Subsidiaries     $

                  (i)      Cash Total Interest Expense for
                           the immediately succeeding four
                           full quarters                       $

                  (ii)     Scheduled repayments of principal
                           of Total Debt for the immediately
                           succeeding four full quarters       $


         C.       The ratio of A to B                              :1.00

         D.       Permitted ratio                              1.25 to 1.00

5.       Section 7.01(e) Fixed Charges Coverage Ratio
         A.       Annualized Operating Cash Flow (see 1.B.
                  viii above)                                  $



0100.0269\89091                     7

         B.       Fixed Charges for the most recently
                  completed four fiscal quarters

                  (i)      cash Total Interest Expense         $

                  (ii)     scheduled repayments of principal
                           of Total Debt                       $

                  (iii)    cash Taxes paid by GCII, the
                           Borrower and Restricted
                           Subsidiaries                        $

                  (iv)     cash capital contributions loans
                           or advances to Unrestricted
                           Subsidiaries                        $

                  (v)      Capital Expenditures                $

                  (iv)     Fixed Charges (i) plus (ii) plus
                           (iii) plus (iv) plus (v)            $

         C.       The ratio of A to B                             :1.00

         D.       Permitted ratio                              1/1/00 - 3/31/03           1.00 to 1.00
                                                               4/1/93 and thereafter      1.05 to 1.00



0100.0269\89091                     8

6. Section 7.01(f) Capital Expenditures incurred by the Borrower and the Restricted Subsidiaries

         A.       Actual                                       $

         B.       Permitted Maximum                            Closing through 1997                $55,000,000
                                                               1998                                $90,000,000
                                                               1999                                $65,000,000
                                                               2000 and thereafter                 N/A




0100.0269\89091                     9

                                    EXHIBIT E



                        CONVERSION OR CONTINUANCE NOTICE

                                     [Date]



NationsBank of Texas, National Association,
Administrative Agent
NationsBank Plaza
901 Main Street
64th Floor
Dallas, Texas  75202

         Re:      GCI Holdings, Inc.

Ladies and Gentlemen:

                  The undersigned refers to the Amended and Restated Credit Agreement dated as of November , 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined) between GCI Holdings, Inc. and NationsBank of Texas, National Association, as Administrative Agent for NationsBank of Texas, National Association and each lender, and each Lender, and hereby gives you notice pursuant to Section 2.09(b) of the Credit Agreement that
the undersigned  hereby requests                    Advance[s]  under the Credit
Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.09(b) of the Credit Agreement:

                  Proposed Borrowing:

         (i) The principal  amount of existing  LIBOR Advance to be  [converted]
         [continued] is $              .

         (ii) The Business Day of such Proposed Borrowing is          , 199  .

         (iii) The Type of  Advance[s]  comprising  such  Proposed  Borrowing is
         [are]  LIBOR  Advance  [to  the  extent  of  an  aggregate   amount  of
         $               ].

         [(iv) The initial  Interest  Period for each LIBOR Advance made as part
         of such Proposed Borrowing is         months.]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (A) the  conditions  precedent  specified in Sections 4.01 and
         4.02 of the Credit Agreement have been satisfied with respect to the Proposed Borrowing and will remain satisfied on the date of such Proposed Borrowing;

                  (B) the representations and warranties specified in Article V of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                  (C) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                                                     Very truly yours,

                                                     GCI HOLDINGS, INC.



                                                     By:
                                                                     , President






50443
0100.0269

                                    EXHIBIT F

                                BORROWING NOTICE


                                     [Date]



NationsBank of Texas, N.A.,
Administrative Agent
NationsBank Plaza
901 Main Street
64th Floor
Dallas, Texas  75202

         Re:      GCI Holdings, Inc.

Ladies and Gentlemen:

                  The undersigned refers to the Amended and Restated Credit Agreement dated as of November , 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined) among GCI Holdings, Inc. and NationsBank of Texas, N.A., as Administrative Agent for NationsBank of Texas, N.A. and each lender, and each Lender, and hereby gives you notice pursuant to
Section  2.02(a) of the Credit  Agreement that the  undersigned  hereby requests
                 Borrowing[s] under the Credit Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  Proposed Borrowing:

         (i) The Business Day of such Proposed Borrowing is             , 19  .

         (ii) The Type of Advance[s] comprising such Proposed Borrowing is [are] [Base Advance [to the extent of an aggregate amount of $ ]] [LIBOR Advance [to the extent of an aggregate amount of
         $               ]].

         (iii) The aggregate amount of such Proposed Borrowing is $          .

         (iv) The initial Interest Period for each LIBOR Advance made as part of
         such Proposed Borrowing is                 .

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (A) the  conditions  precedent  specified in Sections 4.01 and
         4.02 of the Credit Agreement have been satisfied with respect to the Proposed Borrowing and will remain satisfied on the date of such Proposed Borrowing;

                  (B) the representations and warranties specified in Article V of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                  (C) the Advances are permitted to be incurred pursuant to the terms of the Indenture providing for the Senior Notes; and

                  (D) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                                                     Very truly yours,

                                                     GCI HOLDINGS, INC.


                                                     By:
                                                                     , President





50448
0100.0269

                                    EXHIBIT G

THE INDEBTEDNESS EVIDENCED OR SECURED BY THIS INSTRUMENT IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT DATED AS OF
              , 1997 AMONG ALASKA UNITED FIBER SYSTEM PARTNERSHIP, GCI HOLDINGS, INC., GCI TRANSPORT CO., INC., AND CREDIT LYONNAIS NEW YORK BRANCH AS ADMINISTRATIVE AGENT

                          INTERCOMPANY PROMISSORY NOTE



         FOR VALUE RECEIVED, ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaskan general partnership (hereinafter called "Maker"), promises to pay on [demand (if this Note is executed after the Final Maturity Date)\the Final Maturity Date (if this Note is executed before the Final Maturity Date] (as that term is defined in the Credit and Security Agreement dated as of November 14, 1997 between Maker, Credit Lyonnais New York Branch, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and TD Securities (USA), Inc., as Documentation Agent (as amended, restated, or otherwise modified from time to time, the "AUSP Credit Agreement")) or such earlier date as all of the Obligations (as defined in the AUSP Credit Agreement) become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise) (the "Maturity Date"), to the order of GCI HOLDINGS, INC., an Alaskan corporation ("Payee"), at its principal offices at Anchorage, Alaska in lawful money of the United States of America, the principal sum of
DOLLARS AND NO/100 ($           ) or such lesser sum as shall be due and payable
from time to time hereunder. The unpaid principal balance of this Note, from time to time outstanding, shall bear interest from the date hereof until payment in full at the per annum rate equal to the per annum interest rate then in effect with respect to Payee under its credit facilities with NationsBank of Texas, N.A., as Administrative Agent, Credit Lyonnais New York Branch, as Documentation Agent, and TD Securities (USA), Inc., as Syndication Agent, and other lenders party to the Amended and Restated Credit Agreements, dated as of November 14, 1997 (as amended, restated or otherwise modified from time to time, the "Holdings Credit Agreement"), but shall never exceed the maximum rate of interest permitted from time to time by applicable law, including Tex. Civ. Stat. Ann. Article 5069--1.04 (and as the same may be incorporated by reference in other Texas statutes) (hereinafter designated "Maximum Rate"). Accrued interest hereunder shall be due and payable together with the outstanding principal amount of this Note on the Maturity Date.

         All past due principal shall bear interest at the Maximum Rate until paid. Interest paid or agreed to be paid shall not exceed the Maximum Rate, and in any contingency whatsoever, if Payee shall receive anything of value paid or agreed to be paid to exceed the Maximum Rate, the excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or refunded to Maker. Maker acknowledges that Payee has no intent to charge usurious rates of interest and that any such charge is accidental and a bona fide error.

         Each Maker, surety, endorser and guarantor of this Note hereby (i) waives all notices, presentment, protest and diligence in collection, including but not limited to demand and presentation for payment, notice of nonpayment and notice of acceleration of maturity, protest and motion of protest, and the diligence of bringing suit against any party hereto; (ii) consents without further notice to any renewals, extensions, deferrals or partial payments, either before or after maturity; and (iii) agrees to pay jointly and severally to the holder of this Note reasonable attorney's fees and collection fees, plus interest on such amount at the rate then and as it thereafter may be applicable to the principal of this Note, if this Note is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or other judicial proceedings.

         Upon the occurrence of the following events, Payee or a holder of this Note may declare the entirety of this Note, principal and interest, immediately due and payable without demand, notice of default, notice of acceleration or notice of intent to accelerate the maturity hereof:

         (a) Failure of Maker to pay principal or interest when due under this Note; or

         (b) The occurrence of an Event of Default (as defined in the AUSP Credit Agreement); or

         (c) The creation or incurrence by Maker of any Debt or Liens (other than Permitted Liens (as defined in the AUSP Credit Agreement)) other than pursuant to the Project Agreements and AUSP Financing Agreements (as those terms are defined in the Holdings Credit Agreement) and secured purchase money indebtedness in an aggregate amount outstanding at any one time of $2,000,000; or

         (d) the making by Maker of any Investment, Restricted Payment (as those terms are defined in the AUSP Credit Agreement) or other investment, loan, advance, distribution or dividend, other than (i) payments of interest, principal and fees of the Debt incurred under the Project Agreements in accordance with the terms of the Project Agreements, (ii) payments on $2,000,000 of purchase money indebtedness permitted by (c) above, (iii) up to $10,000,000 distributed over the term of the Project Agreements to Maker in accordance with the terms of the Project Agreements and (iv) distributions from 50% of excess cash flow in accordance with the terms of the Project Agreements.

         Payee's failure to declare the entirety of the Note due, pursuant to this paragraph, shall not constitute a waiver of Payee's right to do so at any other time.

         This Note shall be construed under and governed by the laws of the State of Texas and any applicable federal law.

         Maker agrees that during the full term hereof the maximum lawful interest rate for this Note determined under Texas law shall be the indicated rate ceiling as specified in Article 5069-1.04 of V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Chapter 15 of the Texas Credit Code does not apply to this Note.

         THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Dated this      day of              ,        .

                                                     ALASKA UNITED FIBER SYSTEM
                                                     PARTNERSHIP
                                                     By: GCI Fiber Co., Inc., a
                                                         General Partner



                                                     By:
                                                     Its:


Pay to the order of NationsBank of Texas, N.A., as Administrative Agent.


                                                     GCI HOLDINGS, INC.



                                                     By:
                                                     Its:


98800
0100.0269

                                    EXHIBIT H

                               GCI HOLDINGS, INC.

                              Officer's Certificate


         The  undersigned  hereby  certifies  that  he  is  the  duly  appointed of GCI Holdings, Inc., an Alaskan corporation ("Company"), and that he is authorized to execute this Certificate on behalf of the Company in connection with the $200,000,000 and $50,000,000 Amended and Restated Credit Agreements of even date herewith, between the Company, NationsBank of Texas, N.A., individually and as Administrative Agent, and the lenders named therein (collectively, the "Credit Agreement"). Terms are used herein as defined in the Credit Agreement. The undersigned further certifies as follows:

         1. Attached hereto as Exhibit A are true, accurate and complete copies of the resolutions duly adopted by the Company's Board of Directors approving and authorizing that certain credit facility among Alaska United Fiber System Partnership, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA), Inc. as
Syndication Agent, dated              , 1997 (the "AUSP Financing").

         2. Attached hereto as Exhibit B are true, accurate and complete copies of the agreements set forth below in effect as of the closing date of the AUSP
Financing:

         a.       Credit and Security Agreement dated as of              , 1997,
                  among Alaska United Fiber System Partnership as Borrower, and the Lenders referred to therein, and Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent.

         b.       Completion  Guaranty dated as of               ,  1997, by GCI
                  Holdings, Inc., as Guarantor in favor of Credit Lyonnais New York Branch as Administrative Agent for the Lenders referred to therein.

         c.       Subordination Agreement dated as of              , 1997, among
                  Alaska United Fiber System Partnership, GCI Holdings, Inc., GCI Transport Co., Inc., and Credit Lyonnais New York Branch as Administrative Agent for the Lenders referred to therein.

         d.       Operation and Maintenance  Contract dated as of              ,
                  1997, between Alaska United Fiber System Partnership and GCI Communication Corp.

         e.       Depositary Agreement dated as of              ,  1997, between
                  Alaska United Fiber System Partnership and Credit Lyonnais New York Branch as Administrative Agent for the Lenders referred to therein.

         f. Form of Intercompany Notes by Alaska United Fiber System Partnership to the GCI Holdings, Inc.

         g.       Lease Agreement dated as of              ,  1997,  between GCI
                  Communication Corp. as Lessee, and Alaska United Fiber System Partnership as Lessor.

         h.       Lease  Guaranty  Agreement  dated as of               ,  1997,
                  among GCI Holdings, Inc., Alaska United Fiber System Partnership and Credit Lyonnais New York Branch as Administrative Agent.

         i.       Operating Keep Well Agreement dated as of              , 1997,
                  among GCI Holdings, Inc., Alaska United Fiber System Partnership, and Credit Lyonnais New York Branch as Administrative Agent.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
the      day of               , 1997.

                                                     GCI HOLDINGS, INC.



                                                     By:
                                                     Name:
                                                     Title:


99542
100.269

                                      -2-